Registration No. 333-18967

      As filed with the Securities and Exchange Commission on May 7, 1997

------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------

                               AMENDMENT NO. 1 TO
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      AMERICAN CHAMPION ENTERTAINMENT, INC.
                 (Name of Small Business Issuer in its Charter)


        Delaware                       7812                    94-3261987
(State or other jurisdiction    (Primary Standard          (I.R.S. Employer
  of incorporation or         Industrial Classification    Identification No.)
     organization)                 Code Number)


                        26203 PRODUCTION AVENUE, SUITE 5
                            HAYWARD, CALIFORNIA 94545
                                 (510) 782-8168

                   (Address and telephone number of principal
               executive offices and principal place of business)

COPIES TO:                     ANTHONY K. CHAN               COPIES TO:
ANTHONY J. BISHOP, ESQUIRE     CHIEF EXECUTIVE OFFICER       GREGORY SICHENZIA,
SHEPPARD, MULLIN, RICHTER &    26203 PRODUCTION AVENUE,      ESQUIRE
HAMPTON LLP                    SUITE 5                       SINGER ZAMANSKY LLP
333 SOUTH HOPE STREET,         HAYWARD, CALIFORNIA  94545    40 EXCHANGE PLACE
48TH FLOOR                     (510) 782-8168                20TH FLOOR
LOS ANGELES, CALIFORNIA        (Name and address and         NEW YORK, NEW YORK
90071                          telephone number of           10005
(213) 620-1780                 agent for service)            (212) 809-8550


           APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                         CALCULATION OF REGISTRATION FEE
=========================================================================================================
                                   PROPOSED          PROPOSED
TITLE OF EACH CLASS OF              AMOUNT            MAXIMUM              MAXIMUM           AMOUNT OF
  SECURITIES TO BE                  TO BE          OFFERING PRICE         AGGREGATE         REGISTRATION
     REGISTERED                   REGISTERED         PER UNIT<F1>     OFFERING PRICE<F1>       FEE
---------------------------------------------------------------------------------------------------------
Common Stock                      1,495,000<F2>         $5.00           $ 7,475,000         $ 2,266<F6>
Warrants to purchase              2,070,000<F3>         $0.10           $   207,000         $    63<F6>
  Common Stock
Shares of Common Stock            2,070,000<F4>         $5.00           $10,350,000         $ 3,137<F6>
  issuable upon exercise of
  the Warrants
Warrants issuable upon              180,000             $0.12           $    21,600         $      7<F6>
  exercise of Underwriters'
  Warrants
Shares of Common Stock            310,000<F5>           $6.00           $ 1,860,000         $    564<F6>
  issuable upon exercise of
  Underwriters' Warrants

Shares of Common Stock            878,117               Not Applicable  $ 1,198,020<F7>     $   364<F6>
  subject to the Rescission
  Offer

=========================================================================================================

<F1> Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).
<F2> Includes 195,000 shares of Common Stock which may be purchased by the
     Underwriters pursuant to an over-allotment option.
<F3> Includes 270,000 Warrants which may be purchased by the Underwriters pursuant to an over-allotment option.
<F4> Includes 270,000 shares of Common Stock which may be purchased by the
     Underwriters upon exercise of Warrants issued upon exercise of an over-allotment option.

<F5> Includes 180,000 shares of Common Stock which may be purchased by the
     Underwriters upon exercise of Warrants issued upon exercise of the Underwriters' Warrants.
<F6> The registration fee paid in connection with the filing of this Amendment
     No. 1 does not include $5,117 which was previously paid upon the original filing of this Registration Statement.
<F7> Fee is based on purchase price of shares subject to Rescission Offer.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
                                      -2-

                      AMERICAN CHAMPION ENTERTAINMENT, INC.
                               -------------------

                              CROSS REFERENCE SHEET
                  Showing Location in Prospectus of Information
                         Required by Items of Form SB-2

                               -------------------

FORM SB-2 ITEM NUMBER AND CAPTION             PROSPECTUS CAPTION
---------------------------------             ------------------

1.  Front of Registration Statement           Outside Front Cover Page of
    and Outside Front Cover of Prospectus     Prospectus

2.  Inside Front and Outside Back             Inside Front Cover Page of
    Cover Pages of Prospectus                 Prospectus; Outside Back Cover
                                              Page of Prospectus;
                                              Additional Information

3.  Summary Information and Risk              Prospectus Summary; Risk Factors
    Factors

4.  Use of Proceeds                           Prospectus Summary; Use of
                                              Proceeds; Rescission Offer

5.  Determination of Offering Price           Outside Front Cover Page of
                                              Prospectus; Underwriting

6.  Dilution                                  Dilution

7.  Selling Security Holders                  Not Applicable

8.  Plan of Distribution                      Outside Front Cover Page of
                                              Prospectus; Underwriting

9.  Legal Proceedings                         Business

10. Directors, Executive Officers,            Management
    Promoters and Control Persons

11. Security Ownership of Certain             Principal Stockholders
    Beneficial Owners and
    Management

12. Description of Securities                 Prospectus Summary; Dividend
                                              Policy; Capitalization;
                                              Description of Securities

13. Interest of Named Experts and             Not Applicable
    Counsel

14. Disclosure of Commission Position         Management; Underwriting
    on Indemnification for Securities Act
    Liabilities

15. Organization Within Last Five Years       Certain Transactions

16. Description of Business                   Prospectus Summary; Risk Factors;
                                              Management's Discussion and
                                              Analysis of Financial Condition
                                              and Results of Operations;
                                              Business

17.  Management's Discussion and              Management's Discussion and
     Analysis or Plan of Operation            Analysis of Financial Condition
                                              and Results of Operations

18.  Description of Property                  Business

19.  Certain Relationship and Related         Certain Transactions
     Transactions

20.  Market for Common Equity and             Outside Front Cover Page of
     Related Stockholder Matters              Prospectus; Dividend Policy;
                                              Capitalization; Description of
                                              Securities; Principal
                                              Stockholders; Shares Eligible for
                                              Future Sale

21. Executive Compensation                    Management

22. Financial Statements                      Financial Statements

23. Changes in and Disagreements With         Not Applicable
    Accountants on Accounting and
    Financial Disclosure

                                EXPLANATORY NOTE

THIS REGISTRATION STATEMENT CONTAINS TWO FORMS OF PROSPECTUS: ONE (THE "PUBLIC OFFERING PROSPECTUS") TO BE USED IN CONNECTION WITH AN OFFERING OF SHARES OF COMMON STOCK AND WARRANTS THROUGH A GROUP OF UNDERWRITERS REPRESENTED BY DALTON KENT SECURITIES GROUP, INC. AND ONE (THE "RESCISSION OFFER PROSPECTUS") TO BE USED IN CONNECTION WITH THE RESCISSION OFFER BEING EFFECTED. THE PUBLIC OFFERING PROSPECTUS AND THE RESCISSION OFFER PROSPECTUS WILL BE IDENTICAL IN ALL RESPECTS EXCEPT FOR THE PAGES OF THE RESCISSION OFFER PROSPECTUS WHICH ARE EACH LABELLED "ALTERNATE PAGE FOR RESCISSION OFFER PROSPECTUS" AND WHICH APPEAR IMMEDIATELY FOLLOWING THE PUBLIC OFFERING PROSPECTUS AND BEFORE PART II OF THIS REGISTRATION STATEMENT.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MAY ___, 1997

PROSPECTUS

                      AMERICAN CHAMPION ENTERTAINMENT, INC.

                        1,300,000 SHARES OF COMMON STOCK
               1,800,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS


         This Prospectus relates to an offering (the "Offering") by American Champion Entertainment, Inc. (the "Company") of 1,300,000 shares of common stock, $.0001 par value (the "Common Stock"), and 1,800,000 redeemable Common Stock purchase warrants (the "Warrants") through a group of underwriters (the "Underwriters") represented by Dalton Kent Securities Group, Inc. (the "Representative"). The Common Stock and the Warrants may be purchased separately, will not be sold in units and will be transferable separately after issuance. The Common Stock is being offered at $5.00 per share and the Warrants are being offered at $.10 per Warrant.

         Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at an exercise price of $5.00 per share, subject to adjustment in certain events, at any time during the period commencing from the date hereof and expiring on the fifth anniversary of the date hereof. The Warrants are subject to redemption by the Company at $.10 per Warrant at any time commencing 12 months after the date hereof upon certain terms and conditions. See "Description of Securities -- Warrants."

         Prior to the Offering, there has been no public market for the Common Stock or the Warrants, and there can be no assurance that any such market for the Common Stock or the Warrants will develop after the closing of the Offering or that, if developed, it will be sustained. The offering price of the Common Stock and the Warrants and the initial exercise price and other terms of the Warrants were established by negotiation between the Company and the Representative and do not necessarily bear any direct relationship to the Company's assets, earnings, book value per share or other generally accepted criteria of value. See "Underwriting." The Company has applied for quotation of the Common Stock and the Warrants on The Nasdaq SmallCap Market ("NASDAQ") under the trading symbols "ACEI" and "ACEIW," respectively.

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. ONLY INVESTORS WHO CAN BEAR THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT SHOULD INVEST. SEE "RISK FACTORS" BEGINNING ON PAGE 13 AND "DILUTION" ON PAGE 25.

THE REPORT OF THE COMPANY'S INDEPENDENT AUDITORS INDICATES THAT THE COMPANY HAS INCURRED RECURRING OPERATING LOSSES, HAS A WORKING CAPITAL DEFICIENCY AND,

                                       -1-

AS A RESULT OF THESE CONDITIONS, EXPRESSES DOUBT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN. SEE "FINANCIAL STATEMENTS."

THE COMPANY MAY ALSO HAVE FAILED TO COMPLY WITH CERTAIN FEDERAL AND/OR STATE SECURITIES LAWS WITH RESPECT TO CERTAIN PRIOR SALES OF THE COMPANY'S SECURITIES. THE COMPANY INTENDS TO MAKE A RESCISSION OFFER TO THE PURCHASERS OF SUCH SECURITIES AFTER THE CLOSING OF THIS OFFERING. SEE "RESCISSION OFFER."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                           Underwriting
                                           Discounts And        Proceeds To
                      Price To Public      Commissions (1)      Company (2)
                      ---------------      ---------------      -----------
Per Share...........      $5.00                 $.50                $4.50
Per Warrant.........       $.10                 $.01                $.09
Total (3)...........    $6,680,000            $668,000           $6,012,000

(1) Does not include additional compensation to the Underwriters consisting of
    (i) a non-accountable expense allowance equal to 3% of the gross proceeds of the Offering (excluding any proceeds from the exercise of any Warrants or Underwriters' Warrants (as defined below)), of which approximately $20,000 has been paid by the Company to date; (ii) warrants (the "Underwriters' Warrants") entitling the Underwriters to purchase up to 130,000 shares of Common Stock and 180,000 Warrants, at a price of $6.00 per share of Common Stock and $0.12 per Warrant; and (iii) a three-year consulting agreement pursuant to which the Representative will receive an aggregate fee of $54,000, payable upon the completion of this Offering. The Company has agreed to indemnify the Underwriters against certain liabilities, including those arising under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."
(2) Before deducting expenses of the Offering, other than the Underwriters' discounts and commissions, payable by the Company, estimated to be approximately $700,000. See "Underwriting."
(3) The Company has granted the Underwriters an option, exercisable for 45 days from the closing of the Offering, to purchase up to an additional 195,000 shares of Common Stock and/or 270,000 Warrants, upon the same terms and conditions solely for the purpose of covering over-allotments, if any (the "Underwriters' Over-allotment Option"). If the Underwriters' Over-allotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $7,682,000, $768,200 and $6,913,800, respectively. See "Underwriting."



                                       -2-

         The Common Stock and Warrants are being severally offered by the Underwriters named herein, subject to prior sale, when, as and if delivered to and accepted by the Underwriters under certain other conditions. It is expected that certificates representing the shares of Common Stock and Warrants offered hereby will be made available for delivery in New York, New York on or about ____________, 1997.


                                -----------------

                       DALTON KENT SECURITIES GROUP, INC.
                                -----------------



               The date of this Prospectus is _____________, 1997.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AND THE WARRANTS OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

         As a result of this Offering, the Company will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Company intends to furnish to its stockholders annual reports containing financial statements audited by an independent public accounting firm and quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year.



                                   [Pictures]

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES IN THIS PROSPECTUS TO THE COMPANY ARE REFERENCES TO THE COMPANY AND ITS SUBSIDIARIES, AMERICAN CHAMPION MEDIA, INC. ("AC MEDIA") AND AMERICA'S BEST KARATE. EXCEPT AS OTHERWISE NOTED, ALL INFORMATION IN THE PROSPECTUS ASSUMES NO EXERCISE OF THE WARRANTS, THE UNDERWRITERS' OVER-ALLOTMENT OPTION, THE UNDERWRITERS' WARRANTS OR OUTSTANDING OPTIONS OR WARRANTS TO PURCHASE SHARES OF THE COMPANY'S COMMON STOCK.

         The Company is in the development stage with respect to various media projects, including (i) the development, production and marketing of "ADVENTURES WITH KANGA RODDY," a television program aimed at pre-school and primary school children (the "Kanga Roddy Series"), (ii) the licensing of merchandising rights related to the Kanga Roddy Series, and (iii) the development, production and marketing of various video tapes, audio tapes and workbooks that specialize in fitness information.

         The Company also operates a chain of karate schools with eight locations in the San Francisco Bay area and two locations in Las Vegas. The co-founders of the Company, George Chung and Anthony Chan, are both members of the Karate Black Belt Hall of Fame. The experiences of Messrs. Chung and Chan with the martial arts, and the values and disciplines they promote, were the inspiration for the Company's decision to pursue its media projects, all of which are based on such martial arts values and disciplines.

"ADVENTURES WITH KANGA RODDY"

         The Company is developing and producing "ADVENTURES WITH KANGA RODDY," a television program aimed at pre-school and primary school children. The Kanga Roddy Series will use martial arts values such as humility, discipline and respect, with the added elements of song, contemporary music, dance, vibrant colors and exciting movements to attempt to capture the young audience's attention. The Kanga Roddy Series features a six-foot tall kangaroo character named Kanga Roddy who is a martial arts expert. Unlike other television shows which feature violence, Kanga Roddy never fights because he understands that conflict can always be resolved with knowledge, compassion, humility, respect and an open mind.

         Each episode of the Kanga Roddy Series will open with the Kanga Roddy theme song which is anticipated to be easily memorized by young children much in the same way as the popular theme song from the "BARNEY" television show. After the theme song, each show will focus on a group of children at a community center and their teachers (played by Jennifer Montana and Karen Lott, wives of former San Francisco 49ers football players Joe Montana and Ronnie Lott) who will be working on activities such as reading, physical fitness and arts and crafts. During these activities, the children will encounter an ethical or social problem which causes uneasiness or unhappiness amongst some of the children. Their teachers will sense the problem and suggest that the children seek help from their friend, Uncle Pat, the proprietor of a rare book bookstore played by Pat Morita of THE KARATE KID fame. Uncle Pat, with the assistance of his pet bookworm Shakespeare, magically transport the children to the land of Hi-Yah where Kanga Roddy lives.

         Once in the land of Hi-Yah, Kanga Roddy and his friend Bantu, a female African snake, help the children solve their problem by giving examples presented through songs. Kanga Roddy gets inspiration for the proper solution to the problem through flashbacks to lessons learned from his martial arts teacher Zatochi, a wise old snow monkey. The children also learn one physical activity each time they visit Kanga Roddy such as balance, jumping, or kicking. Kanga Roddy is particularly capable of teaching such activities since the actor inside the Kanga Roddy costume is a black belt karate instructor at one of the Company's karate studios. When the children return to the community center, they review what they have learned with their teachers.

         The Company completed the pilot episode of the Kanga Roddy Series in January 1997 and intends to use approximately $2,200,000 of the proceeds from the Offering to finance the production of the next 12 episodes. Thirteen episodes of a television series is the standard number of episodes for a television season.

         The Company is vigorously pursuing broadcasting the Kanga Roddy Series through public television. In May 1997, the Company and KTEH, the public broadcasting system ("PBS") station serving the San Jose, California area, entered into a distribution agreement (the "Distribution Agreement") to purchase the exclusive right to distribute the Kanga Roddy Series throughout the United States for a two-year period. Under the terms of the Distribution Agreement, KTEH is entitled to 15% of monies collected by KTEH from its exploitations of the rights granted to it in the Distribution Agreement with the balance to be paid to the Company. KETH has also agreed to pay the Company $430,000 as an advance in four equal installments with each installment payment date tied to the Company's delivery of certain number of episodes of the Kanga Roddy Series. The $430,000 installment payments are advances against and will be deducted from all royalties payable to the Company by KTEH. Under the Distribution Agreement, the Company has also committed to sharing with KTEH
(i) 8% of all revenues from the sale and licensing of products such as video tapes, books and music tapes and (ii) 5% of gross profits of the Company from the sale and licensing of toys and clothing. The Company has also granted
KTEH a right of first refusal with respect to rights to the Kanga Roddy Series not granted to KTEH in the Distribution Agreement. KTEH has informed the Company that it believes it can convince other PBS stations covering at least 40% of the U.S. broadcast market to also air the program. See "Business - 'Adventures with Kanga Roddy.'"

         The Company's strategy with respect to the Kanga Roddy Series also includes pursuing licensing and merchandising opportunities. Characters developed in a popular series, and often the series itself, achieve a high level of recognition and popularity, making them valuable assets for the licensing and merchandising market. However, if the Kanga Roddy Series does not attain and maintain widespread distribution on television, or widespread popularity, it is unlikely that any significant licensing or merchandising opportunities or revenue will arise or be maintained. See "Business - 'Adventures with Kanga Roddy.'"

         The Company also hopes to realize revenues through the distribution of the Kanga Roddy Series in the home video market, although there is no assurance that the Company will be able to do so.

                                       -6-

"FITNESS PRODUCTS"

         The Company is also in the business of developing, producing and marketing various video tapes, audio tapes and workbooks that specialize in fitness information and education ("Fitness Products"). The Company's first Fitness Product, entitled "STRONG MIND FIT BODY," consists of video tapes, audio tapes and a workbook, and teaches motivational techniques to start and stay with an exercise program in order to lose weight. "STRONG MIND FIT BODY" targets the large number of overweight individuals in the United States between the ages of 25 to 55 who are 15 to 100 pounds over their ideal weight, and utilizes celebrity testimonials from former superstar football players Ronnie Lott and Dwight Clark to endorse the product.

         In June 1996, the Company entered into an exclusive distribution agreement with respect to "STRONG MIND FIT BODY" with InteliQuest, a Utah general partnership ("InteliQuest"). InteliQuest has the exclusive right for one year (ending June 1997) to sell such product to health, fitness, exercise and nutrition related companies, and the exclusive right for five years to sell such product to, or together with products sold by, Health Rider, Nordic Trak and ICON (major fitness equipment manufacturers). The Company's "STRONG MIND FIT BODY" product was recently included in the SKY MALL catalog found in the seat-backs of many airlines. Notwithstanding the above contract and the inclusion of such product in the SKY MALL catalog, the Company has not recognized any significant revenues from the "STRONG MIND FIT BODY" product and there can be no assurance that any significant revenues will be generated from such product in the future.

         The Company's second Fitness Product, entitled the "JOE MONTANA EXERCISE VIDEO," is a cardio kick-boxing video starring former superstar quarterback Joe Montana and his wife Jennifer, both of whom have been training in the Company's karate schools for approximately three years. This 50-minute video exercise program enables viewers to exercise without the need to buy expensive machinery. The Company hopes to enter into an exclusive distribution agreement with, or sell the rights to such video program to, a third party although there is no assurance that the Company will be able to do so. See "Business - Fitness Products."

KARATE STUDIOS

         The Company also manages and operates a chain of karate "studios" with eight locations in the San Francisco Bay area and two locations in Las Vegas. All of the Company's karate studios operate under the name "America's Best Karate." George Chung, the Company's Chairman of the Board, and Anthony Chan, the Company's President and Chief Executive Officer, are both members of the Karate Black Belt Hall of Fame.

         The Company has a close relationship with the five-time Superbowl Champion San Francisco 49ers. During the football season, as many as 30 players from the team take instruction from Mr. Chung. Mr. Chung also serves as a fitness consultant to the San Francisco 49ers football team, and assists the team with the mental and physical preparation of certain players before games.

         Each of the Company's instructors, all of whom are black belts, has undergone a rigorous training program conducted by Messrs. Chung and Chan and/or other instructors of America's Best Karate. Generally speaking, instructors are prior students of America's Best Karate who have "graduated" to become instructors. Each karate studio conducts approximately 40 classes per week, each for a 45 minute period. Each class is generally comprised of 10 to 15 students and taught by one to three instructors. Generally, students are initially enrolled in a black belt course requiring approximately thirty-six months of study; however, many students eventually convert to the more intensive and longer (48 months) second degree black belt program. Classes are organized by skill level and age group. Students may take as many classes as are available each week without additional charge. Fees, if paid in advance, are generally $1,800 and $2,400 for the black belt and second degree black belt programs, respectively. An installment payment plan is available at higher rates. At each karate studio, the Company also sells martial arts related products, such as uniforms, other clothing and safety equipment. See "Business."

         The Company's strategy with respect to its karate studios is to provide an environment where students can study martial arts disciplines in a clean and attractive setting and have fun. Unlike many traditional studios, the Company utilizes music to enhance the enjoyment level of its martial arts instruction. See "Business - Karate Studios."

         The Company was incorporated in Delaware in February 1997 to serve as a holding company for AC Media, a Delaware corporation formed in February 1997, and America's Best Karate, a California corporation formed in June 1991. This Prospectus assumes that the reorganization transaction giving effect to this holding company structure will be completed prior to the closing of the Offering, and that each share of the currently outstanding shares of common stock of America's Best Karate will be converted into 28.1 shares of Common Stock of the Company. The Company's executive offices are located at 26203 Production Avenue, Suite 5, Hayward, California 94545, and its telephone number is (510) 782-8168.

                                  THE OFFERING

SECURITIES OFFERED . . . . . . . 1,300,000 shares of Common Stock and
                                 1,800,000 Warrants. Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at an exercise price of $5.00 per share, subject to adjustment, at any time through the fifth anniversary of the date hereof. The shares of Common Stock and the Warrants may be purchased separately, will not be sold in units and are separately tradeable and transferable immediately upon issuance. See "Description of Securities" and "Underwriting."

OFFERING PRICE. . . . . . . . . .$5.00 per share of Common Stock and
                                 $.10 per Warrant.

COMMON STOCK OUTSTANDING:
  PRIOR TO THE OFFERING (1). . . 2,444,671 shares of Common Stock
  AFTER THE OFFERING (1)(2). . . 3,775,319 shares of Common Stock

WARRANTS OUTSTANDING:
  PRIOR TO THE OFFERING. . . . . None
  AFTER THE OFFERING (3). . . .  1,800,000 Warrants

EXERCISE PERIOD OF WARRANTS
  OFFERED HEREBY. . . . . . . . .The five year period commencing from the date hereof.
EXERCISE PRICE OF WARRANTS
  OFFERED HEREBY. . . . . . . . .$5.00 per share, subject to adjustments if the Company pays a dividend or makes a
                                 distribution in shares of Common Stock
                                 or if the Company subdivides or
                                 combines the outstanding Common
                                 Stock.

REDEMPTION OF WARRANTS. . . . . .Redeemable by the Company at any time commencing 12 months after the date
                                 hereof, at a price of $.10 per Warrant,
                                 upon not less than 30 days' prior written notice to the holders of the Warrants, provided the average closing bid quotation of the Common Stock as reported on NASDAQ or the OTC
                                 Bulletin Board, if traded thereon, or if not traded thereon, the average closing sale price of the Common Stock if listed on a national securities exchange (or other reporting system that provides last sale prices), has been at least 120% of the then current exercise price of the Warrants (initially, $6.00 per share), for a period of 20 consecutive trading days ending on the third day prior to the date on which the Company gives notice of redemption. The Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption. See "Description of Securities -- Warrants."

USE OF PROCEEDS . . . . . . . . .The net proceeds from the Offering, aggregating approximately $5,312,000, will be used approximately as follows: (i) $2,200,000 to complete production of the next 12 episodes of the Kanga Roddy Series,
                                 (ii) $579,000 to repay debt, and (iii) the remainder to be used for working capital purposes, including the funding of the Company's rescission offer, the hiring of additional management personnel, relocation of the Company's headquarters and other general corporate purposes. See "Use of Proceeds" and "Rescission Offer."

RISK FACTORS. . . . . . . . . . .The securities offered hereby involve a high degree of risk. Only investors who can bear the risk of loss of their entire investment should invest. See "Risk Factors."

PROPOSED NASDAQ SYMBOLS:
  COMMON STOCK . . . . . . . . . ACEI

  WARRANTS . . . . . . . . . . . ACEIW

-------------------
(1) Includes 30,648 shares which the Company intends to issue to employees or consultants of the Company, or which the Company is contractually obligated to issue, upon completion of this Offering, but excludes
     23,680 shares issuable upon conversion of certain convertible notes and 250,000 shares subject to options which the Company intends to grant under the Company's stock options plans upon completion of this Offering.
     See "Management - Stock Plans."

(2) Excludes, subject to adjustment, if any, a maximum of (i) 1,800,000 shares of Common Stock issuable upon exercise of the Warrants offered hereby, (ii) 310,000 shares of Common Stock issuable upon exercise of the Underwriters' Warrants (including shares issuable upon exercise of the 180,000 Warrants constituting part of the Underwriters' Warrants), and (iii) 465,000 shares of Common Stock issuable upon exercise of the Underwriters' Over-allotment Option (including shares of Common Stock issuable upon exercise of the 270,000 Warrants constituting part of the Underwriters' Over-allotment Option.) See "Description of Securities" and "Underwriting."

(3) Excludes 270,000 Warrants issuable upon the exercise of the Underwriters' Over-allotment Option and 180,000 Warrants issuable upon exercise of the Underwriters' Warrants. See "Description of Securities" and
     "Underwriting."







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                                 Page 15 of 178

                             SUMMARY FINANCIAL DATA
               (in thousands, except share and per share amounts)

         The following summary financial data are derived from the audited financial statements of America's Best Karate.

                                                 Year Ended December 31,
                                                 -----------------------
                                                 1996              1995
                                                 ----              ----

STATEMENTS OF OPERATIONS DATA (1):
Net revenues...........................      $    1,051       $    1,119
(Loss) from operations.................           ( 642)            (462)
Net income (loss)......................            (642)              64
Pro-forma net income(2)................
Pro-forma earnings per share(3) .......                               48
Net loss per share.....................           $(.26)           $ .02
Pro-forma shares outstanding...........       2,444,671        2,444,671


                                                      December 31, 1996
                                                      -----------------
                                                 Actual   As Adjusted(4)(5)(6)
                                                 ------   --------------------
BALANCE SHEET DATA (1):

Cash..................................        $      29       $    4,712
Current assets........................              139            4,822
Current liabilities...................            1,415              885
Working capital (deficiency)..........           (1,276)           3,937
Total assets..........................              969            5,652
Total liabilities.....................            1,980            1,351
Stockholders' equity (deficiency).....           (1,011)           4,301


----------------------

(1) Assumes that the reorganization transaction whereby the Company will become the parent holding company of America's Best Karate and AC Media will be completed prior to the closing of the Offering and that each share of the currently outstanding shares of common stock of America's Best Karate will be converted into 28.1 shares of Common Stock of the Company.

(2) Pro-forma net income gives effect to the charge in lieu of income taxes necessary due to America's Best Karate's "S" corporation status.

(3) Pro-forma earnings (loss) per share are based on 2,444,671 pro-forma shares outstanding for all periods presented. Shares or equivalents issued within a one year period prior to the filing of this Registration Statement are treated as outstanding for all reported periods.


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                                 Page 16 of 178

(4) Gives effect to the receipt by the Company of the net proceeds from the sale of the 1,300,000 shares of Common Stock and 1,800,000 Warrants offered hereby and the use of a portion of the proceeds to repay certain debt. See "Use of Proceeds" and "Capitalization."

(5) Assumes that no security holders accept the Rescission Offer (hereinafter defined) which the Company intends to make to certain of its security holders after the closing of this Offering. See "Rescission Offer."

(6) Net proceeds from the Offering in the amount of approximately $579,000 will be used to retire debt. Had that retirement taken place at the beginning of the year ended December 31, 1996, interest expense of approximately $32,000 would not have been incurred. Assuming the 115,800 shares sold to generate net proceeds sufficient to retire such debt were outstanding since the beginning of the period, net (loss) per share would have been $(0.24) for the year then ended.

                                  RISK FACTORS

         An investment in the securities being offered hereby involves a high degree of risk. In addition to the other information in this Prospectus, the following risk factors should be considered in evaluating the Company and its business before purchasing securities offered hereby.

         1. HISTORY OF LOSSES AND DEFICITS; GOING CONCERN QUALIFICATION. The Company sustained operating losses of $462,404 and $641,583, in 1995 and 1996, respectively. As of December 31, 1996, the Company had a working capital deficit of $1,275,626 and stockholders' deficiency of $1,010,998. The Company's Financial Statements included herein were prepared on the assumption that the Company will continue as a going concern. The report of the Company's independent auditors expresses doubt about the Company's ability to do so. The Company's ability to continue as a going concern is dependent on its receipt of the net proceeds of this Offering and, thereafter, on attaining profitability. See "Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         2. UNCERTAINTY OF ATTAINING PROFITABILITY. The Company expects to incur significant additional operating losses for the foreseeable future as it continues to develop, produce and market its media projects, including the Kanga Roddy Series. There can be no assurance that the Company will ever achieve profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         3. LIQUIDITY AND FINANCING REQUIREMENTS; DEPENDENCE ON OFFERING PROCEEDS. The Company's venture into media projects, including the development and production of the Kanga Roddy Series, requires substantial amounts of capital. Although the Company was able to finance the production of the pilot episode of the Kanga Roddy Series with its own funds, the Company is dependent on the proceeds of this Offering to produce the next 12 episodes of the Kanga Roddy Series. The Company believes that the net proceeds of this Offering allocated to the development and production of the Kanga Roddy Series, together with funds generated from operations, if any, will be sufficient to produce these next 12 episodes. In the event that production costs are higher than expected, or the Company is forced to use funds earmarked for production for other purposes, the Company could be required to modify its operations or to seek additional financing sooner than currently anticipated. The Company has no current arrangements with respect to such additional financing and there can be no assurance that such additional financing will be available at all or on terms acceptable to the Company. See "Use of Proceeds."

         4. DEPENDENCE ON THE SUCCESS OF THE KANGA RODDY SERIES. The Company is dependent on the success of the Kanga Roddy Series, which in turn is dependent upon unpredictable and volatile factors beyond the Company's control, such as children's preferences, competing programming and the availability of other entertainment activities for children. The failure of the Company to attract a significant television audience for the Kanga Roddy Series over a long period of time would have a material adverse effect on the Company's financial condition and results of operations, and in all likelihood on the market price of the Company's securities. There is no assurance that the Kanga Roddy Series will be successful or that, if successful initially, that television viewership of the Kanga Roddy Series will be maintained.

         5. LICENSING AND MERCHANDISING. The Company's strategy in producing the Kanga Roddy Series includes the licensing of its characters to others for the merchandising of a variety of products ranging from toys to apparel. The ability of the Company to successfully exploit the merchandising opportunities afforded by the Kanga Roddy Series is dependent on the popularity of the Kanga Roddy Series and the ability of the Company's characters to provide attractive merchandising features to its customers. If the Company is unable to attract a significant television audience for the Kanga Roddy Series, it is doubtful that any significant licensing or merchandising opportunities will arise. Even if the Kanga Roddy Series is popular with television audiences, there is no assurance that licensing opportunities will materialize as the Company must compete with hundreds of owners of creative content who seek to license their characters and properties to a limited number of manufacturers and distributors. See "Business
- Licensing and Merchandising."

         6. ABSENCE OF SIGNIFICANT EXPERIENCE WITH TELEVISION PROGRAMMING OR LICENSING AND MERCHANDISING. Prior to its involvement with the Kanga Roddy Series, the Company has had no significant experience with the development and production of television programming or with the licensing and merchandising of products. As a result, the Company could enter into contracts or make other agreements that are on less than optimal terms. The television and licensing and merchandising businesses are complicated and the absence of experience in such businesses could materially and adversely affect the financial condition and results of operations of the Company.

         7. DEPENDENCE ON KEY PERSONNEL. The Company is dependent on the efforts and abilities of Anthony Chan and George Chung, the Company's founders and principal executive officers, and Don Berryessa, Vice President and Jan D. Hutchins, President of AC Media. The Company has entered into employment agreements, effective as of the closing of this Offering, with each of such individuals. None of such employment agreements contains non-competition provisions. See "Management - Employment Agreements." The loss of the services of any of the above individuals, or of other key personnel, could have a material adverse effect on the business of the Company. The Company has obtained "key-man" life insurance with $1,000,000 coverage for each of Messrs. Chung and Chan.

         8. DEPENDENCE ON ASSOCIATION WITH JOE MONTANA, RONNIE LOTT AND THE SAN FRANCISCO 49ERS. The success of the Kanga Roddy Series depends in part on the Company's continued association with former 49ers Joe Montana and Ronnie Lott, and their wives, and the San Francisco 49ers. The failure of Joe Montana, Ronnie Lott, or their wives, or the San Francisco 49ers, to continue to actively support the Kanga Roddy Series could have a material adverse impact on the ability to market the Kanga Roddy Series. None of Joe Montana, Ronnie Lott, or their wives, or the San Francisco 49ers are obligated to engage in any business transactions or jointly participate in any opportunities with the Company, and the possibility exists that the current relationships between the parties could materially change in the future.

         9. COMPETITION. Each of the industries in which the Company competes is highly competitive and most of the companies with which the Company competes have greater financial and other resources than the Company. With respect to the Company's television production activities, the Company competes on the basis of relationships and pricing for access to a limited supply of facilities and talented creative personnel to produce its programs. If the Company is successful at getting the Kanga Roddy Series aired on television, the Company will compete for time slots, ratings and related advertising revenues and for the licensing and merchandising of products related to the Kanga Roddy Series. The Company's Fitness Products compete with many other products aimed at the fitness and weight loss markets, including other video tapes, audio tapes and workbooks, and various types of exercise machinery. Many of these competing products are sponsored or endorsed by celebrities and sports figures, and are marketed by companies having significantly greater resources than the Company. The martial arts industry is also highly competitive. The Company's competitors include a variety of small to medium sized martial arts instructional centers, many of which may be better established and better financed than the Company. See "Business - Competition."

         10. RIGHT OF RESCISSION. Commencing after the closing of this Offering and subject to compliance with Federal and state securities laws, the Company intends to offer to certain stockholders of the Company who previously purchased common stock of America's Best Karate, the right to rescind their previous purchases and receive the return of the purchase price paid for such securities together with interest at a rate to determined by the state of residence of the subject holder ("Rescission Offer"). The Company has registered the shares of Common Stock subject to the Rescission Offer in the Registration Statement to which the Prospectus is a part of and anticipates $20,000 in costs relating to such registration. The Company is making the Rescission Offer, because, among other things, certain sales of its securities may have failed to qualify for an exemption under the registration requirements of Federal and/or state securities laws.

         The holders of securities who will be offered rescission include 46 shareholders who were issued a total of 878,118 shares of common stock of America's Best Karate (as adjusted for the 28.1 for 1 exchange ratio in the proposed reorganization transaction) during the period November 1995 to February 1997 at prices ranging from $.80 to $2.13. If every holder to whom the Rescission Offer is made elects to rescind his or her original purchase of equity or debt securities, the Company would be required to pay approximately $1,198,020 (excluding interest). The Company's obligation to purchase such securities, if any, will be paid out of the net proceeds of this Offering which the Company would otherwise utilize in furtherance of its business objectives. If a material portion of the net proceeds of the Offering were used by the Company to purchase securities in the Rescission Offer, the Rescission Offer would have a material adverse effect on the Company and on its ability to pursue its business objectives. If, during the time that the Rescission Offer is kept open (at least 30 days) the trading price of the Company's Common Stock declines below the price available in the Rescission Offer, stockholders may be more likely to accept the Rescission Offer. See "Use of Proceeds" and "Rescission Offer."

         11. LIMITED EXPERIENCE OF REPRESENTATIVE. The Representative has had limited experience in acting as an underwriter in public offerings of securities which may adversely affect the proposed public offering of the Shares offered hereby and the subsequent development of a trading market, if any, for the Company's Common Stock and Warrants.

         12. GOVERNMENT REGULATION AND POTENTIAL RETURN OF MEMBERSHIP FEES. In the event that the Company elects to close a given karate studio, state or local laws may require that the Company return the "unearned" portion of membership fees to karate studio members. Some states require that health and other fitness clubs register with an appropriate regulatory authority and post a bond in order to secure payment of such "unearned" membership fees. The Company is not aware of any existing or pending legislation in the states in which it operates which would require the Company to post a bond. Conceivably, in the event such laws are in effect, or are enacted in states where the Company operates karate studios, the cost associated with posting such bonds or returning "unearned" membership fees could in the aggregate be substantial and may adversely affect the Company's financial condition and its future prospects. Pursuant to the terms of its standard contract with its students, America's Best Karate is required to refund (i) all funds received if a student cancels within three (3) days of signing a membership contract and (ii) all "unearned" funds received in the event the student dies, becomes permanently disabled, moves more than twenty-five (25) miles away from America's Best Karate or America's Best Karate closes for more than thirty (30) consecutive days. The Company does not currently maintain nor does it anticipate maintaining a reserve account for return of membership fees. As a consequence, the Company may be unable to refund membership fees which could have a material adverse effect on the Company's business and its prospects.

         13. CONTROL BY MESSRS. CHAN AND CHUNG; ANTI-TAKEOVER EFFECTS OF DELAWARE LAW. Anthony Chan and George Chung, the Company's founders and principal executive officers, collectively beneficially own 951,750 shares of the Company's outstanding Common Stock, representing approximately 38.93% of the outstanding shares prior to this Offering and approximately 25.21% of the outstanding shares of Common Stock after this Offering. Since holders of Common Stock do not have any cumulative voting rights and directors are elected by a majority vote, Messrs. Chan and Chung are in a position to strongly influence the election of directors as well as the affairs of the Company. See "Management" and "Principal Stockholders." In addition, Section 203 of the General Corporation Law of Delaware prohibits the Company from engaging in certain business combinations with interested stockholders, as defined by statute. These provisions may have the effect of delaying or preventing a change of control of the Company without action by the stockholders, and therefore could adversely affect the price of the Company's Common Stock. See "Description of Securities."

         14. BROAD DISCRETION IN APPLICATION OF PROCEEDS; PORTION OF PROCEEDS TO REPAY DEBT AND TO PAY MONTANAS. The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this Offering, including funds received upon exercise of the Warrants, in order to changed circumstances and address opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof. Approximately, $579,000 of the net proceeds of this Offering will be used to repay certain debts of the Company and $50,000 will be used to pay the Montanas for services relating to the "JOE MONTANA EXERCISE VIDEO." Pending use of such proceeds, the net proceeds of this Offering will be invested by the Company in short-term, interest bearing obligations. See "Use of Proceeds."

         15. DILUTION. The net tangible book value of the Company as of December 31, 1996 was ($1,077,542), or $(.44) per share. Purchasers of shares of Common Stock in this Offering will suffer an immediate dilution of $3.88 per share of Common Stock or 77.6% in the net tangible book value of the Common Stock from the initial public offering price. See "Dilution."

         16. LIABILITY INSURANCE. The Company has purchased liability insurance for each of its karate studios in the amount of $1,000,000 per occurrence and $2,000,000 in the aggregate which the Company believes is sufficient for its current level of business operations. There is no assurance, however, that the present coverage will continue to be available in the future or that the Company will be able to retain such coverage at a reasonable cost. Further, there can be no assurance that such insurance will be sufficient to cover potential claims, including without limitation, claims brought by students or instructors injured during karate classes, or that adequate, affordable insurance coverage will be available to the Company in the future as the Company expands its operations. A successful claim against the Company in excess of the liability limits or relating to an injury excluded under the policy could have a material adverse effect on the Company.

         17. NO INTENTION TO PAY DIVIDENDS. The Company has no present intention to declare or pay cash dividends. Any earnings which the Company may realize in the foreseeable future will be retained to finance the growth of the Company.

         18. ARBITRARY DETERMINATION OF OFFERING PRICE AND WARRANT EXERCISE PRICE. Prior to the Offering, there has been no public market for the Common Stock or the Warrants. The initial public offering price of the Common Stock and the Warrants as well as the exercise price and terms of the Warrants have been determined by negotiations between the Company and the Representative and do not necessarily bear any relationship to the Company's assets, book value, net worth or results of operations of the Company or any other established criteria of value. See "Description of Securities" and "Underwriting."

         19. NO ASSURANCE OF PUBLIC MARKET OR LISTING ON THE NASDAQ SMALLCAP MARKET. The Company has applied for quotation of the Common Stock and the Warrants on NASDAQ. There can be no assurance that such listing will be obtained, will be maintained, that an adequate trading market for the Common Stock or the Warrants will develop after this Offering or, if any such market develops, that it will be maintained. There can be no assurance that, in subsequent trading, the Company's securities will not trade at a level below the price being offered hereby.

         20. POSSIBLE DELISTING OF SECURITIES FROM THE NASDAQ SMALLCAP MARKET. While the Company's Common Stock and Warrants meet the current NASDAQ listing requirements and are expected to be initially included on NASDAQ, there can be no assurance that the Company will meet the proposed criteria for continued listing. Under the proposed criteria, continued inclusion on NASDAQ generally requires that (i) the Company maintain at least $2,000,000 in net tangible assets (net tangible assets equals total assets less total liabilities and goodwill), $35,000,000 in market capitalization or $500,000 in net income for two of the last three years (ii) the minimum bid price of the Common Stock be $1.00 per share, (iii) there be at least 500,000 shares in the public float valued at $1,000,000 or more, (iv) the Common Stock have at least two active market makers, (v) the Common Stock be held by at least 300 holders and (vi) the Company comply with certain corporate governance requirements. NASDAQ has submitted the proposed criteria to the SEC for approval. If adopted, the Company will have to meet and maintain such new requirements. If the Company is unable to satisfy NASDAQ's maintenance requirements, its securities may be delisted from NASDAQ. In such event, trading, if any, in the Common Stock and Warrants would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board." Consequently, the liquidity of the Company's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' coverage of the Company and lower prices for the Company's securities than might otherwise be attained.

         21. RISKS OF LOW-PRICED STOCK. If the Company's securities were delisted from NASDAQ, they could become subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of purchasers in this Offering to sell in the secondary market any of the securities acquired hereby. Commission regulations define a "penny stock" to be any non-NASDAQ equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities are listed on NASDAQ and have certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, it would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest. If the Company's securities were subject to the rules related to penny stocks, the market liquidity for the Company's securities could be severely adversely affected. In such event, the regulations on penny stocks could limit the ability of broker-dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

         22. SHARES AVAILABLE FOR FUTURE SALE; REGISTRATION RIGHTS. Sale of substantial amounts of shares in the public market or the prospect of such sales could adversely affect the market price of the Common Stock or the Warrants. The Company has agreed to file a registration statement under the Securities Act with respect to the resale of 305,000 shares of Common Stock of the Company by certain stockholders upon demand by a majority of such stockholders. Upon the effectiveness of such registration statement, such stockholders would be free to sell their shares in the public market without volume restriction unless such shares were held by an affiliate or are subject to a lock-up agreement described above. See "Shares Eligible for Future Sale."

         23. CURRENT PROSPECTUS AND POSSIBLE INABILITY OF PURCHASERS TO EXERCISE WARRANTS PURSUANT TO STATE REGISTRATION REQUIREMENTS. Purchasers of the Warrants will be able to exercise the Warrants only if a current prospectus relating to the securities underlying the Warrants is then in effect and only if such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants reside. The Company intends to qualify the sale of the securities in California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Louisiana, Maryland, Missouri, Nevada, New Jersey, New York, Oregon, Pennsylvania, Utah, Washington and Wisconsin. Although the Warrants will not knowingly be sold to purchasers in jurisdictions in which they are not registered or otherwise qualified for sale, purchasers may buy Common Stock or Warrants in the aftermarket or may move to jurisdictions in which the shares of Common Stock issuable upon exercise of the Warrants are not so registered or qualified during the period that the Warrants are exercisable. The Company will be unable to issue the Common Stock to those persons desiring to exercise their Warrants if a current prospectus covering the securities issuable upon the exercise of the Warrants is not kept effective or if such securities are not qualified or exempt from qualification in the states in which the holders of the Warrants reside. In addition, the Warrants may not be called for redemption unless a current prospectus relating to the underlying securities is then in effect. Although the Company will use its best efforts to maintain a current prospectus covering the securities underlying the Warrants, there can be no assurance that the Company will be able to do so.

         24. POSSIBLE RESTRICTIONS ON MARKET-MAKING ACTIVITIES IN COMPANY'S SECURITIES. The Underwriters may act as market makers and otherwise effect transactions in the Common Stock or Warrants in the over-the-counter market



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                                 Page 24 of 178
where each will trade. Unless granted an exemption by the Commission from Rule 103 of Regulation M under the Exchange Act, Regulation M may prohibit the Underwriters and any soliciting broker-dealer from engaging in market making activities with regard to the Company's securities for up to five business days prior to any solicitation by the Underwriters or any soliciting broker-dealer of the exercise of the Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriters or any soliciting broker-dealer may have to receive a fee for the exercise of the Warrants following such solicitation. As a result, the Underwriters and soliciting broker-dealers may be unable to continue to provide a market for the Company's securities during certain periods while the Warrants are exercisable. The prices and liquidity of the Company's securities may be materially and adversely affected by the cessation of the Underwriters' market making activities. In addition, there is no assurance that the Underwriters will continue to be market makers in the Common Stock or Warrants. The prices and liquidity of the Common Stock and Warrants may be affected significantly by the degree, if any, of the Underwriters' participation in the market. The Underwriters may voluntarily discontinue such participation at any time. Further, the market for, and liquidity of, the Common Stock and Warrants may be adversely affected by the fact that a significant amount of the Common Stock and Warrants may be sold to customers of the Underwriters. See "Underwriting."

         25. UNDERWRITERS WARRANTS. The Company has agreed to sell to the Underwriters, for nominal consideration, the right to purchase up to an aggregate of 130,000 shares of Common Stock and 180,000 Warrants (the "Underwriters' Warrants"). The Underwriters' Warrants will be exercisable for a four-year period commencing one year after the date of the Prospectus, at exercise prices equal to 120% of the initial public offering prices of the Common Stock and the Warrants. For the life of the Underwriters' Warrants, the holders thereof are given the opportunity to profit from a rise in the market price of the Common Stock or the Warrants, which may result in a dilution of the interests of the other stockholders. As a result, the Company may find it more difficult to raise additional equity capital if it should be needed for its business while such Underwriters' Warrants are outstanding. See "Underwriting."

         26. POSSIBLE ADVERSE EFFECT OF REDEMPTION OF WARRANTS. The Warrants are redeemable by the Company, at a redemption price of $.10 per Warrant, upon at least 30 days' prior written notice, at any time after twelve months from the date hereof (or earlier with the prior written consent of the Representative), if the last sales price of the Common Stock as reported on NASDAQ or the OTC Bulletin Board (or the last sale prices if listed on a national securities exchange) exceeds 120% of the then exercise price of the Warrants (initially $6.00) for 20 consecutive trading days ending on the third day prior to the date on which notice of redemption is given, and provided that a current prospectus relating to the underlying securities is then in effect. If the Warrants are redeemed, Warrant holders will lose their right to exercise the Warrants except during such 30 day redemption period, after which they will be forced to accept the redemption price. Redemption of the Warrants could force the holders to exercise the Warrants at a time when it may be disadvantageous for the holders to do so or to sell the Warrants at the then market value of the Warrants at the time of redemption. See "Description of Securities-- Warrants."

         27. UNDERWRITERS' INFLUENCE ON THE MARKET. A significant amount of the Common Stock and Warrants offered hereby may be sold to customers of the Underwriters. Such customers subsequently may engage in transactions for the sale or purchase of such Common Stock and Warrants and may otherwise effect transactions in such securities. If they participate in the market, the Underwriters may exert substantial influence on the market, if one develops, for the Common Stock and Warrants. Such market making activity may be discontinued at any time. The price and liquidity of the Common Stock and Warrants may be significantly affected by the degree, if any, of the Underwriters' participation in such market. See "Underwriting."

         28. POTENTIAL VOLATILITY OF STOCK PRICE; RISK OF SECURITIES CLASS ACTION LITIGATION. The market price of the Common Stock following this Offering may be highly volatile. Factors affecting the market price include variations in the Company's revenue, earnings and cash flow, and announcements of developments with respect to the Company's business. In addition, the securities markets have recently experienced significant price and volume fluctuations that have resulted in changes in the market prices of the stocks of many companies that have not been directly related to the operating performance of those companies. Such broad market fluctuations may adversely affect the market price of the Common Stock following this Offering. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has sometimes been instituted against such company. There can be no assurance that such litigation will not occur in the future with respect to the Company. Such litigation could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on the Company's business, financial condition and results in operations. Any adverse determination in such litigation could also subject the Company to substantial liabilities.

FORWARD LOOKING STATEMENTS AND ASSOCIATED RISKS

         This Prospectus contains certain forward-looking statements, including among others (i) anticipated trends in the Company's financial condition and results of operations and (ii) the Company's business strategy for developing, producing, distributing, licensing and merchandising the Kanga Roddy Series and its Fitness Products. These forward-looking statements are based largely on the Company's current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. In addition to the other risks described elsewhere in this "Risk Factors" discussion, important factors to consider in evaluating such forward-looking statements include (i) changes in external competitive market factors or in the Company's internal budgeting process which might impact trends in the Company's results of operations; (ii) unanticipated working capital or other cash requirements; (iii) changes in the Company's business strategy or an inability to execute its strategy due to unanticipated change in the industries in which it operates; and (iv) various competitive factors that may prevent the Company from competing successfully in the marketplace. In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this "Risk Factors" discussion, there can be no assurance that the events predicted in forward-looking statements contained in this Prospectus will in fact transpire.

                                 USE OF PROCEEDS

         The net proceeds to the Company from the sale of the 1,300,000 shares of Common Stock and the 1,800,000 Warrants offered hereby, after deduction of underwriting discounts and commissions and other estimated Offering expenses will be approximately $5,312,000 ($6,981,300 if the Underwriters' Over-allotment Option is exercised in full). The Company anticipates that the net proceeds from the Offering will be used approximately as follows: (i) $2,200,000 to complete production of the next 12 episodes of the Kanga Roddy Series, (ii) $579,000 to repay debt, (iii) $50,000 to pay Joe and Jennifer Montana for services relating to the "JOE MONTANA EXERCISE VIDEO," and (iv) the remainder to be used for working capital purposes, including the funding of the Rescission Offer, the hiring of additional management personnel, relocation of the Company's headquarters and other general corporate purposes. See "Capitalization," "Business," "Certain Transactions" and "Rescission Offer." The $579,000 of debt to be repaid consists of (i) $455,000 owed to certain stockholders of the Company which bears interest at 15% per annum and is due and payable on the earlier of three days after the Company receives the net proceeds of the Offering or July 1, 1997, (ii) approximately $70,000 owed to a third party which bears interest at 12% per annum and is due and payable on the earlier of consummation of the Offering or December 15, 1999 and (iii) approximately $35,000 and $19,000 owed to Silicon Valley Bank and Bank of Canton, respectively, which amounts bear interest at 11.25% and 8.25%, respectively. No portion of the $579,000 of debt to be repaid is to an affiliate of the Company. However, approximately $70,000 of debt bearing interest at 12% per annum to be repaid to a third party is personally guaranteed by Anthony Chan and George Chung.

         The following table summarizes the anticipated application of the estimated net proceeds of this Offering assuming no exercise of the Over-allotment Option:

                                                    Approximate   Percentage of
    Anticipated Use of Net Proceeds                      Amount    Net Proceeds
    -------------------------------                      ------    ------------
To complete production of the next 12
episodes of the Kanga Roddy Series..................$ 2,200,000        41.4%

To repay debt ......................................    579,000        10.9%

To pay the Montanas for services relating to
the "JOE MONTANA EXERCISE VIDEO"....................     50,000         0.9%

    To be used as working capital and for general
    corporate purposes as described above             2,483,000        46.8%
                                                      ---------        -----
              TOTAL................................. $5,312,000         100%
                                                     ==========        =====

         The foregoing allocations are estimates only and are subject to revision from time to time to meet the Company's requirements. Furthermore, allocations may be changed in response to unanticipated developments in the Company's business. The Company may re-allocate such amounts from time to time among the categories shown above or to new categories if it believes such to be in its best interest. In the event that the Underwriters' Over-allotment Option


                                      -22-
is exercised or to the extent that the Warrants or the Underwriters' Warrants are exercised, the Company will realize additional net proceeds, which will be added to working capital. Pending full utilization of the net proceeds of this Offering, the Company intends to invest such net proceeds in short-term interest bearing accounts. The Company believes that the net proceeds from this Offering, plus working capital from operations and other sources of funds will be adequate to sustain operations for at least the next 12 months.

                                 DIVIDEND POLICY

         The Company intends to retain future earnings, if any, that may be generated from the Company's operations to help finance the operations and expansion of the Company and, accordingly, does not plan, for the reasonably foreseeable future, to pay dividends to holders of the Common Stock. Any decision as to the future payment of dividends will depend on the results of operations and financial position of the Company and such other factors as the Company's Board of Directors, in its discretion, deems relevant.

                                 CAPITALIZATION

         The following table sets forth (i) the actual capitalization of the Company as of December 31, 1996 (See Footnote (1)), and (ii) the pro forma capitalization adjusted to reflect the sale by the Company of the 1,300,000 shares of Common Stock and 1,800,000 Warrants offered hereby at an assumed initial public offering price of $5.00 per share of Common Stock and $.10 per Warrant and the application of the net proceeds to repay certain short-term debt.

                                                         December 31, 1996
                                                         -----------------
                                                                      As
                                                      Actual(1)  Adjusted(1)(2)
                                                      ---------  --------------
Short-term debt:
    Short-term loans.............................. $    531,288   $       --
    Current portion of long term obligations .....       82,740       82,740
    Current obligations under a capital leases....       26,459       26,459
                                                   ------------   ----------
          Total short-term debt................... $    640,487   $  109,199
Long-term debt:
    Long-term obligations, less current portion... $     71,392   $   23,680
    Long-term obligations under capital leases....       20,641       20,641
                                                   ------------   ----------
          Total long-term debt.................... $     92,033   $   44,321
Stockholders' equity:
   Common Stock, $.0001 par value, 10,000,000
      shares authorized; 2,444,671 shares
      outstanding, actual; 3,775,319 shares        $    738,547   $      375
      outstanding, as adjusted (3)(4).............   (1,214,892)    4,835,280
   Paid-in capital (deficit)......................     (534,653)    (534,653)
   Accumulated deficit ...........................
        Total stockholders' equity (deficit)......   (1,010,998)    4,301,002
        Total capitalization and short-term debt.. $   (278,478)   $4,454,522

------------------

(1) Assumes that the reorganization transaction whereby the Company will become the parent holding company of America's Best Karate and AC Media will be completed prior to the closing of the Offering and that each share of the currently outstanding shares of common stock of America's Best Karate will be converted into 28.1 shares of Common Stock of the Company

(2) Assumes that no holders of the Company's equity or debt securities accept the Rescission Offer. See "Rescission Offer."

(3) Includes 30,648 shares which the Company intends to issue to employees of the Company, or which the Company is contractually obligated to issue, upon completion of this Offering, but excludes 23,680 shares issuable upon conversion of certain convertible notes and 250,000 shares subject to options granted under the Company's stock option plans which the Company intends to grant upon completion of this Offering. See "Management - Stock Plans."

(4) Excludes subject to adjustment, if any, a maximum of (i) 1,800,000 shares of Common Stock issuable upon exercise of the Warrants offered hereby,
    (ii) 310,000 shares of Common Stock issuable upon exercise of the Underwriters' Warrants (including shares issuable upon exercise of the 180,000 Warrants constituting part of the Underwriters' Warrants), and
    (iii) 480,000 shares of Common Stock issuable upon exercise of the Underwriters' Over-allotment Option (including shares of Common Stock issuable upon exercise of the 270,000 Warrants constituting part of the Underwriters' Over-allotment Option). See "Description of Securities" and "Underwriting."

                                    DILUTION

         The net tangible book value of the Company at December 31, 1996 was $(1,077,542) or $(.44) per share of Common Stock, determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock at that date. The pro forma as adjusted net tangible book value at December 31, 1996, giving effect to the sale by the Company of 1,300,000 shares of Common Stock and 1,800,000 Warrants offered hereby (at the initial public offering price of $5.00 per share of Common Stock and $.10 per Warrant, and after deduction of underwriting discounts and commissions and estimated Offering expenses) and the issuance of 30,648 shares which the Company intends to issue to employees or consultants of the Company, or which the Company is contractually obligated to issue, upon completion of this Offering, would have been approximately $4,234,458, or $1.12 per share of Common Stock. This represents an immediate increase in net tangible book value per share of $1.56 to the Company's existing stockholders and an immediate dilution of $3.88 per share (or approximately 77%) to the purchasers of the shares of Common Stock in the Offering. The following table illustrates this dilution on a per share basis:


Assumed public offering price per share of
Common Stock......................................................   $5.00
Net tangible book value per share of Common
Stock before Offering...................................... $(.44)
         Increase in net tangible book value per
         share of Common Stock attributable to the
         Offering..........................................  1.56
                                                             ----
Pro forma net tangible book value per share of
Common Stock after Offering.......................................    1.12
                                                                     -----
Dilution per share of Common Stock to new
purchasers of Common Stock (1) ...................................   $3.88
                                                                     =====
----------------

(1) The computations set forth in this table assume that none of the Underwriters' Over-allotment Option, the Underwriters' Warrants or the Warrants issued in this Offering are exercised, and that no security holder accept the Rescission Offer. This table also assumes that the reorganization transaction whereby the Company will become the parent holding company of America's Best Karate and AC Media will be completed prior to the closing of the Offering and that each share of the currently outstanding shares of common stock of America's Best Karate will be converted into 28.1 shares of Common Stock of the Company.

         The following table compares the number of shares of Common Stock acquired from the Company from inception through the date of this Prospectus by all of the Company's holders of Common Stock, the total consideration and the average price per share in connection with such acquisitions to the price to be paid by purchasers of Common Stock in the Offering:

                                              PERCENTAGE OF                                    AVERAGE
                                               OUTSTANDING                                    PRICE PER
                                 SHARES OF      SHARES OF                      PERCENTAGE     SHARE OF
                                  COMMON         COMMON          TOTAL          OF TOTAL       COMMON
                                  STOCK          STOCK       CONSIDERATION    CONSIDERATION    STOCK
                                  -----          -----       -------------    -------------    -----



Existing Holders(1)(2)........   2,444,671       65.28%       $1,175,520          15.32%       $ .48

New Investors (2).............   1,300,000       34.72%        6,500,000          84.68%       $5.00
                                 ---------       ------       ----------         ------        -----
                                 3,744,671      100.00%       $7,675,520          100%         $1.88
                                 =========      =======       ==========         ======        =====

(1) Anthony Chan and George Chung contributed $37,938 in property upon the formation of America's Best Karate in June 1991. The total consideration and average price per Share of Common Stock paid by officers, directors, promoters and affiliated persons are $37,938 and $0.03 respectively.
    Don Berryessa's shares were issued for services.

(2) Does not include the issuance of 30,648 shares which the Company intends to issue to employees or consultants of the Company, or which the Company is contractually obligated to issue, upon completion of this Offering.

                             SELECTED FINANCIAL DATA
                (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

         The following selected financial data are derived from the financial statements of America's Best Karate. The data should be read in conjunction with the financial statements, related notes, and other financial information included or incorporated by reference herein.

STATEMENTS OF OPERATIONS DATA (1):
                                                      YEARS ENDED DECEMBER 31,
                                                      ------------------------
                                                        1996           1995
                                                        ----           ----
NET REVENUES                                            1,051         $1,119
(LOSS) FROM OPERATIONS                                   (642)          (462)
NET INCOME (LOSS).................................       (642)            64
PRO-FORMA NET INCOME (2)..........................                        48
PRO-FORMA EARNINGS PER SHARE (3)..................         --          $ .02
NET LOSS PER SHARE................................      ($.26)
PRO-FORMA SHARES OUTSTANDING......................  2,444,671      2,444,671

BALANCE SHEET DATA (1):

                                                         DECEMBER 31, 1996
                                                         -----------------
Cash.................................................       $    29
Current assets.......................................           139
Current liabilities .................................         1,415
Working capital (deficiency).........................        (1,276)
Total assets.........................................           969
Total liabilities....................................         1,980
Stockholders' equity (deficiency)....................        (1,011)

---------------------

(1) Assumes that the reorganization transaction whereby the Company will become the parent holding company of America's Best Karate and AC Media will be completed prior to the closing of the Offering and that each share of the currently outstanding shares of common stock of America's Best Karate will be converted into 28.1 shares of Common Stock of the Company.

(2) Pro-forma net income gives effect to the charge in lieu of income taxes necessary due to America's Best Karate's "S" corporation status.

(3) Pro-forma earnings per share are based on 2,444,671 pro-forma shares outstanding for all periods presented. Shares or equivalents issued within a one year period prior to the filing of this Registration Statement are treated as outstanding for all reported periods.

(4) Net proceeds from the Offering in the amount of approximately $579,000 will be used to retire debt. Had that retirement taken place at the beginning of the year ended December 31, 1996, interest expense of approximately $32,000 would not have been incurred. Assuming the 115,800 shares sold to generate net proceeds sufficient to retire such debt were outstanding since the beginning of the period, net (loss) per share would have been $(0.24) for the year then ended.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following discussion of the Company's financial condition and results of operations should be read in conjunction with the Financial Statements and Notes thereto appearing elsewhere in this Prospectus.

         The Company was incorporated in Delaware in February 1997, to serve as a holding company for America's Best Karate and AC Media. Prior to such time, the Company's operations were conducted exclusively by its America's Best Karate subsidiary.

RESULTS OF OPERATIONS

         The following table sets forth, for the fiscal years indicated, the percentages which items in the Statements of Operations included in the Financial Statements of the Company bear to revenues of the fiscal years indicated. The results described below were achieved by the Company's two industry segments, namely its karate studio segment and its videos and television segment.

                                                                 Percentage
                                                                Net Revenues
                                                                for the Year
                                                             Ended December 31,
                                                             ------------------
                                                             1996         1995
                                                             ----         ----
Revenues............................................        100.0%      100.0%
Costs and expenses:
       Cost of sales................................          8.5%        7.2%
       Salaries and payroll taxes...................         67.8%       55.9%
       Rent.........................................         47.2%       36.1%
       Selling, general and administrative..........         30.9%       37.2%
       Interest.....................................          6.6%        4.9%
            Total costs and expenses................        161.1%      141.3%
(Loss) from operations..............................        (61.1%)     (41.3%)
Other income........................................         --          47.1%
Net income (loss)...................................        (61.1%)       5.7%
Pro-forma net income................................           --         4.3%

YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1995

KARATE STUDIO SEGMENT

         The Company's revenues in its karate studio segment for the year ended December 31, 1996 were $1,031,407, a decrease of 7.8% from revenues in 1995 of

$1,118,892. The 1996 decrease in sales is principally attributable to increased competition in 1996 resulting in lower attendance and a decrease in the fees charged to certain students.

         Salaries and payroll taxes in the Company's karate studio segment increased from $582,295 in 1995 to $628,222 in 1996, an increase of 7.9%. This increase was primarily due to an increase in the number of staff as a result of an increase in the number of karate studios. Rent in the Company's karate studio segment increased from $404,326 in 1995 to $496,212 in 1996, an increase of 22.7%. This increase was primarily the result of, in 1995, the opening of two karate schools in Las Vegas. Selling, general and administrative expenses in the Company's karate studio segment decreased from $391,264 in 1995 to $266,700 in 1996, a decrease of 31.8%. This decrease was primarily attributable to higher promotional expenses in 1995 related to various karate exhibitions and lower advertising costs in 1996 as a result of the Company's decision to significantly reduce the level of print advertising. Total costs and expenses in the Company's karate studio segment increased from $1,486,372 in 1995 to $1,506,846 in 1996, an increase of 1.4%, primarily due to the above described changes in salaries and payroll tax, rent and selling, general and administrative expenses.

         Loss from operations in the Company's karate studio segment increased from ($367,480) in 1995 to ($475,439) in 1996, an increase of 29.4%, primarily due to the aforementioned decrease in revenues and increase in total costs and expenses.

         Net income (loss) in the Company's karate studio segment decreased from $159,145 in 1995 to ($475,439) in 1996. Such decrease was primarily the result of the aforementioned factors related to the increase in operating loss and the receipt in 1995 of $526,625 of fees for fitness consulting to certain organizations and individuals. There was no such income earned in 1996, and management of America's Best Karate does not expect to receive this type of income in the future. This income was primarily responsible for the historical net income reflected in the statement of operations for the year ended December 31, 1995. Pro forma net income, as reflected in that statement and as referred to in the table, is different than historical net income because it reflects a charge in lieu of income taxes. This charge is necessary due to America's Best Karate's "S" corporation status for that year.

VIDEO AND TELEVISION SEGMENT

         The Company's revenues in its video and television segment for the year ended December 31, 1996 were $19,146. There was no revenue in 1995 since video sales did not start until 1996.

         Salaries and payroll taxes increased from $43,104 in 1995 to $84,352 in 1996, an increase of 95.7%. Selling, general and administrative expenses increased from $24,449 in 1995 to $58,325 in 1996, an increase of 138.5%. Total costs and expenses increased from $94,924 in 1995 to $185,290 in 1996, an increase of 95.2%. All of these increases were due to an increase in activity for the video and television segment in 1996 over 1995.

         Net loss from the Company's video and television segment increased from ($94,924) in 1995 to ($166,144) in 1996, an increase of 75%, primarily due to the aforementioned factors.

LIQUIDITY AND CAPITAL RESOURCES

         Cash decreased for the year ended December 31, 1996 by $(37,480) and decreased for the year ended December 31, 1995 by $(10,163). Cash utilized for operations for the year ended December 31, 1996 was $(546,922) and cash provided by operations for the year ended December 31, 1995 was $103,812, which resulted primarily from fitness consulting fees of $526,625 earned in 1995 only. Net cash utilized for investing activities for the years ended December 31, 1996 and 1995 was $(447,378) and $(153,682), respectively. These resulted primarily from payments for film costs of $(350,364) and $(114,482) in 1996 and 1995, respectively. Net cash provided by financing activities for the years ended December 31, 1996 and 1995 was $956,820 and $39,707, respectively. Financing in 1996 resulted primarily from the sales of common stock of $728,000 and net loan proceeds of $336,116. Financing in 1995 resulted primarily from the sales of common stock of $199,500, net loan proceeds of $102,889, and distributions to shareholders of $(236,009).

         The Company has historically financed its operating and capital outlays primarily through sales of common stock, loans from stockholders and other third parties and bank financing.

         At various times during 1996 and 1997, America's Best Karate entered into business loan agreements with individual third parties for $455,000 in aggregate short-term loans at an interest rate of 15% per annum. In entering into such business loan agreements, America's Best Karate issued various amounts of its common stock to such lenders as an incentive to enter into the business loan agreements. All loans under such business loan agreements are due the earlier of July 1, 1997 or three days following the consummation of this Offering. In the event this Offering is not consummated and America's Best Karate is incapable of completely paying back the indebtedness to the lenders by July 1, 1997, then the business loan agreements provide that interest shall continue to accrue and that payments of accrued interest and principal shall be made in an amortized schedule over the next thirty-six months.

         On April 25, 1995, America's Best Karate entered into a business loan agreement with Silicon Valley Bank for a loan in the principal amount of $50,000 at an interest rate of 11.25%. Under such agreement, America's Best Karate made regular monthly payments of all accrued unpaid interest on the 25th of each month during the period beginning on May 25, 1995 to and ending on April 25, 1996. Thereafter, the outstanding principal balance on April 25, 1996, became payable in thirty-six even monthly payments of principal plus interest due as of the 25th day of each month from the period beginning on May 25, 1996 and ending on April 25, 1999. America's Best Karate must make the final payment on April 25, 1999 for all outstanding principal plus all accrued interest not yet paid. The outstanding balance on such loan as of March 31, 1997 was approximately $35,000. The Company is currently in default with respect to certain of the financial covenants of such loan, and, upon consummation of the proposed reorganization transaction pursuant to which the Company will become the parent holding company of America's Best Karate and AC Media, the Company will be in default under the provision of the loan agreement which requires the bank's prior written consent for such a transaction which the bank has refused to give. The Company is current with respect to its monthly payments and the bank has not yet demanded repayment of the loan. The Company intends to repay the outstanding principal balance of this loan plus accrued interest with the net proceeds of the Offering.

         On May 17, 1993, America's Best Karate entered into a business loan agreement with Bank of Canton of California for a loan in the principal amount of $80,000 at an interest rate of 8.25%. Under such agreement, America's Best Karate must repay the loan in fifty-nine principal payments of $1,333.33 each and one final principal and interest payment of $1,342.70. The first principal payment, together with accrued interest, was due June 17, 1993, and all subsequent payments of principal and accrued interest are due on the same day of each month after that. A final payment due May 17, 1998 will be for all principal and accrued interest not yet paid. The outstanding balance on such loan as of March 31, 1997 was approximately $19,000. Upon consummation of the proposed reorganization transaction pursuant to which the Company will become the parent holding company of America's Best Karate and AC Media, the Company will be in default under the provision of the loan agreement which requires the bank's prior written consent for such a transaction which the bank has refused to give. The Company is current with respect to its monthly payments and the bank has not yet demanded repayment of the loan. The Company intends to repay the outstanding principal balance of this loan plus accrued interest with the net proceeds of the Offering.

         Messrs. Chung and Chan are the direct obligors on a $100,000 loan from the Michael Triantos M.D. Inc. Money Purchase and Profit Sharing Pension Plans Trust which is being treated as a debt of the Company. This loan bears interest at the rate of 12% per annum and is due on the earlier of the completion of this Offering or December 15, 1999. In addition to the provisions discussed above, the promissory note also stipulates that in the event America's Best Karate is sold or goes public, then the note becomes immediately due and payable and the holder of the note will be given 1% of the shares of the underwriting at that time.

         America's Best Karate entered into a Convertible Loan Agreement with David Y. Lei as of May 5, 1995 for a loan in the principal amount of $27,000. Interest on such loan accrues at the rate of 13% per annum until the accrued interest equals the amount of the loan at which time interest accrues at 0.624% of the net profit before taxes of America's Best Karate. Upon the consummation of this Offering, Mr. Lei has the option to convert the principal amount of the loan into 0.624% of the number of shares offered hereby (not including any shares offered pursuant to any over-allotment option).

         America's Best Karate also entered into a Convertible Loan Agreement with Thomas Y. Fu as of December 8, 1994 for a loan in the principal amount of $54,000. Interest on such loan accrues at the rate of 13% per annum until the accrued interest equals the amount of the loan at which time interest accrues at 1.248% of the net profit before taxes of America's Best Karate. Upon the



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consummation of this Offering, Mr. Lei has the option to convert the principal amount of the loan into 1.248% of the number of shares offered hereby (not including any shares offered pursuant to any over-allotment option).

         The Company had a working capital deficiency of $1,275,626 at December 31, 1996. The Company's ability to continue as a going concern is dependent on its receipt of the net proceeds of this Offering and, thereafter, on attaining profitability.

         The Company believes that the net proceeds of this Offering, plus working capital from operations and other sources of funds will be adequate to sustain operations for at least the next 12 months. To the extent that such funds are insufficient to finance the Company's working capital requirements, the Company will be required to raise additional funds through public or private equity or debt financings. There can be no assurance that such additional financings will be available, or, if available, will be on terms satisfactory to the Company.


IMPACT OF INFLATION

         The Company does not believe that inflation has had a material adverse effect on sales or income during the past several years.









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                                    BUSINESS

GENERAL

         The Company is in the development stage with respect to various media projects, including (i) the development, production and marketing of "ADVENTURES WITH KANGA RODDY," a television program aimed at pre-school and primary school children (the "Kanga Roddy Series"), (ii) the licensing of merchandising rights related to the Kanga Roddy Series, and (iii) the development, production and marketing of various audio tapes, video tapes and workbooks that specialize in fitness information.

         The Company also operates a chain of karate schools with eight locations in the San Francisco Bay area and two locations in Las Vegas. The co-founders of the Company, George Chung and Anthony Chan, are both members of the Karate Black Belt Hall of Fame. The experiences of Messrs. Chung and Chan with the martial arts, and the values and disciplines they promote, were the inspiration for the Company's decision to pursue its media projects, all of which are based on such martial arts values and disciplines.

"ADVENTURES WITH KANGA RODDY"

         The Company is developing and producing the Kanga Roddy Series. The Kanga Roddy Series will use martial arts values such as humility, discipline and respect, with the added elements of song, contemporary music, dance, vibrant colors and exciting movements to attempt to capture the young audience's attention. The Kanga Roddy Series features a six-foot tall kangaroo character named Kanga Roddy who is a martial arts expert. Unlike other television shows which feature violence, Kanga Roddy never fights because he understands that conflict can always be resolved with knowledge, compassion, humility, respect and an open mind.

         Each episode of the Kanga Roddy Series will open with the Kanga Roddy theme song which is anticipated to be easily memorized by young children much in the same way as the popular theme song from the "BARNEY" television show. After the theme song, each show will focus on a group of children at a community center and their teachers (played by Jennifer Montana and Karen Lott, wives of former San Francisco 49ers football players Joe Montana and Ronnie Lott) who will be working on activities such as reading, physical fitness and arts and crafts. During these activities, the children will encounter an ethical or social problem which causes uneasiness or unhappiness amongst some of the children. The teachers will sense the problem and suggest that the children seek help from their friend, Uncle Pat, the proprietor of a rare book bookstore played by Pat Morita of THE KARATE KID fame. Uncle Pat, with the assistance of his pet bookworm Shakespeare, magically transport the children to the land of Hi-Yah where Kanga Roddy lives.

         Once in the land of Hi-Yah, Kanga Roddy and his friend Bantu, a female African snake, help the children solve their problem by giving examples




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presented through songs. Kanga Roddy gets inspiration for the proper solution to the problem through flashbacks to lessons learned from his martial arts teacher Zatochi, a wise old snow monkey. The children also learn one physical activity each time they visit Kanga Roddy such as balance, jumping, or kicking. Kanga Roddy is particularly capable of teaching such activities since the actor inside the Kanga Roddy costume is a black belt karate instructor at one of the Company's karate studios. When the children return to the community center, they review what they have learned with their teachers.

         The Company completed the pilot episode of the Kanga Roddy Series in January 1997 and intends to use approximately $2,200,000 of the proceeds from the Offering to finance the production of the next 12 episodes. Thirteen episodes of a television series is the standard number of episodes for a television season.

         The Company is vigorously pursuing broadcasting the Kanga Roddy Series through public television. In May 1997, the Company and KTEH, the public broadcasting system ("PBS") station serving the San Jose, California area, entered into a distribution agreement (the "Distribution Agreement") to purchase the exclusive right to distribute the Kanga Roddy Series throughout the United States for a two-year period. Under the terms of the Distribution Agreement, KTEH is entitled to 15% of monies collected by KTEH from its exploitations of the rights granted to it in the Distribution Agreement with the balance to be paid to the Company. KETH has also agreed to pay the Company $430,000 as an advance in four equal installments with each installment payment date tied to the Company's delivery of certain number of episodes of the Kanga Roddy Series. The $430,000 installment payments are advances against and will be deducted from all royalties payable to the Company by KTEH. Under the Distribution Agreement, the Company has also committed to sharing with KTEH
(i) 8% of all revenues from the sale and licensing of products such as video tapes, books and music tapes and (ii) 5% of gross profits of the Company from the sale and licensing of toys and clothing. The Company has also granted
KTEH a right of first refusal with respect to rights to the Kanga Roddy Series not granted to KTEH in the Distribution Agreement. KTEH has informed the Company that it believes it can convince other PBS stations covering at least 40% of the U.S. broadcast market to also air the program.

         The Company's strategy with respect to the Kanga Roddy Series also includes pursuing licensing and merchandising opportunities. Characters developed in a popular series, and often the series itself, achieve a high level of recognition and popularity, making them valuable assets for the licensing and merchandising market. However, if the Kanga Roddy Series does not attain and maintain widespread distribution on television, or widespread popularity, it is unlikely that any significant licensing or merchandising opportunities or revenue will arise or be maintained.

         The Company plans to retain worldwide rights to its brands, and license their use to manufacturers for specific products in exchange for royalties, possibly accompanied by cash advances. Among the most popular licensed items are toys, clothing, food, dinnerware/lunch boxes, watches and soft vinyl goods such as boots, backpacks and raincoats. There is no assurance, however, that the Company will be able to successfully license its properties.

         The Company also hopes to realize revenues through the distribution of the Kanga Roddy Series in the home video market, although there is no assurance that the Company will be able to do so.

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"FITNESS PRODUCTS"

         The Company is also in the business of developing, producing and marketing various video tapes, audio tapes and workbooks that specialize in fitness information and education ("Fitness Products"). The Company's first Fitness Product, entitled "STRONG MIND FIT BODY," consists of video tapes, audio tapes and a workbook, and teaches motivational techniques to start and stay with an exercise program in order to lose weight. "STRONG MIND FIT BODY" targets the large number of overweight individuals in the United States between the ages of 25 to 55 who are 15 to 100 pounds over their ideal weight and utilizes celebrity testimonials from former superstar football players Ronnie Lott and Dwight Clark to endorse the product.

         In June 1996, the Company entered into an exclusive distribution agreement with respect to "STRONG MIND FIT BODY" with InteliQuest, a Utah general partnership ("InteliQuest"). InteliQuest has the exclusive right for one year (ending June 1997) to sell such product to health, fitness, exercise and nutrition related companies, and the exclusive right for five years to sell such product to, or together with products sold by, Health Rider, Nordic Trak and ICON (major fitness equipment manufacturers). The Company's "STRONG MIND FIT BODY" product was recently included in the SKY MALL catalog found in the seat-backs of many airlines. Notwithstanding the above contract and the inclusion of such product in the SKY MALL catalog, the Company has not recognized any significant revenues from the "STRONG MIND FIT BODY" product and there can be no assurance that any significant revenues will be generated from such product in the future.

         The Company's second Fitness Product, entitled the "JOE MONTANA EXERCISE VIDEO," is a cardio kick-boxing video starring former superstar quarterback Joe Montana and his wife Jennifer, both of whom have been training in the Company's karate schools for approximately three years. This 50-minute video exercise program enables viewers to exercise without the need to buy expensive machinery. The Company hopes to enter into an exclusive distribution agreement with, or sell the rights to such video program to, a third party although there is no assurance that the Company will be able to do so.


KARATE STUDIOS

         The Company also manages and operates a chain of company owned karate studios with eight locations in the San Francisco Bay Area and two locations in Las Vegas. All of the Company's karate studios operate under the name "America's Best Karate." George Chung, the Company's Chairman of the Board and Anthony Chan, the Company's president and Chief Executive Officer, are both members of the Karate Black Belt Hall of Fame.

         The Company has a close relationship with the five-time Superbowl Champion San Francisco 49ers. During the football season, as many as 30 players from the team take instruction from with Mr. Chung. Mr. Chung also serves as a




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fitness consultant to the San Francisco 49ers football team, and assists the team with the mental and physical preparation of certain players before games.

         Each of the Company's instructors, all of whom are black belts, has undergone a rigorous training program conducted by Messrs. Chung and Chan and/or other instructors of America's Best Karate. Generally speaking, instructors are prior students of America's Best Karate who have "graduated" to become instructors. Each karate studio conducts approximately 40 classes each week, each for a 45 minute period. Each class is generally comprised of 10 to 15 students and taught by one to three instructors. Generally, students are initially enrolled in a black belt course requiring approximately thirty-six months of study; however, many students eventually convert to the more intensive and longer second degree black belt program. Classes are organized by skill level and age group. Students may take as many classes as are available each week without additional charge. Fees, if paid in advance, are generally $1,800 and $2,400 for the black belt and second degree black belt programs, respectively. An installment payment plan is available at higher rates. At each karate studio, the Company also sells martial arts related products, such as uniforms, other clothing and safety equipment.

         The Company's strategy with respect to its karate studios is to provide an environment where students can study a unique combination of martial arts disciplines in a clean and attractive setting and have fun. Unlike many traditional studios, the Company utilizes music to enhance the enjoyment level of its martial arts instruction.

         As of December 31, 1996, there were approximately 2,000 students enrolled at the ten karate studios. The Company believes that the average age of the Company's students is approximately 12 years old. At these enrollment levels the Company estimates that it is currently operating at approximately 80 percent of its total capacity. There is currently no backlog or waiting list to enroll in any of the courses at any of the karate studios.

         To attract new students, the Company offers two introductory classes at a price of $9.95 for both classes and also occasionally hosts pizza birthday parties for its students at its karate studios in order to acquaint potential students with the benefits of the Company's martial arts programs. These introductory programs and other promotions, including print, radio and direct mail advertising, are coordinated by Don Berryessa, the Company's Vice President and General Manager. The Company periodically places advertisements in newspapers and sends out direct mail flyers in the markets in which the Company operates karate studios. The Company also advertises its courses in the Yellow Pages.

         The Company sells a variety of martial arts products and clothing at each of the karate studios. The Company obtains most of such products from Pioneer Interstate and Golden Glove, both unaffiliated distributors of martial arts products.




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COMPETITION

         Each of the industries in which the Company competes is highly competitive and most of the companies with which the Company competes have greater financial and other resources than the Company. With respect to the Company's television activities, the Company competes on the basis of relationships and pricing for access to a limited supply of facilities and talented creative personnel to produce its programs. If the Company is successful at getting the Kanga Roddy Series aired on television, the Company will compete for time slots, ratings and related advertising revenues.

         The Company's Fitness Products compete with many other products aimed at the fitness and weight loss markets, including other video tapes, audio tapes and workbooks, and various types of exercise machinery. Many of these competing products are sponsored or endorsed by celebrities and sports figures, and many are marketed by companies having significantly greater resources than the Company.

         The martial arts industry is also highly competitive. The Company's competitors include a variety of small to medium sized martial arts instructional centers, many of which may be better established and better financed than the Company. Some of the Company's karate studio competitors have significantly greater financial and other resources and longer operating history and there can be no assurance that the Company will be able to compete successfully in the marketplace or achieve a significant market share. The Company does not perceive its karate studios to be in competition with health or fitness clubs, gyms, YMCA's or YWCA's. Although such facilities may offer some martial arts classes, they do not generally offer intensive martial arts programs emphasizing discipline and the development of self-confidence.

EMPLOYEES

         At March 31, 1997, the Company employed a total of 15 employees on a full-time basis and 23 employees on a part time basis. No employees are represented by a collective bargaining unit. Management considers its relationship with its employees to be good. See "Management" and "Executive Compensation."

PROPERTIES

         On January 1, 1995, the Company entered into a lease with Commerce Park for its headquarters facility located in Hayward, California. The lease is for a term of 3 years with a fixed rent of $1,558 per month with a predetermined annual increase. The Company also leases space as needed for its ten karate studios in the San Francisco Bay Area and in Las Vegas, Nevada. Such leases are for premises ranging from 1,800 sq. ft. to 3,200 sq. ft. The Company believes that its facilities are adequate for its present purposes, but the Company intends to relocate its headquarters at the expiration of its current lease term.




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LEGAL PROCEEDINGS

         No lawsuits or proceedings are pending against the Company.









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                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

         The current directors, nominated directors, executive officers and key employees of the Company are as follows:

NAME                 AGE        POSITION(S)
----                 ---        -----------

George Chung         35         Chairman of the Board and Director

Anthony Chan         42         President, Chief Executive Officer, Chief
                                Financial Officer and Director

Don Berryessa        26         Vice President and Director

Jan Hutchins         48         President of AC Media and Nominated
                                Director

William Duffy        41         Nominated Director

Alan Elkes           51         Nominated Director

Ronnie Lott          37         Nominated Director

         Mr. Chung has served as Chairman of the Board and a Director of the Company since February 1997, and as President of America's Best Karate since 1991. From 1981 to 1991, Mr. Chung owned and operated a karate studio in Los Gatos, California. Mr. Chung was inducted into the Black Belt Hall of Fame in 1983. He is regarded in the martial arts industry as a pioneer in the modernization of what is known as contemporary martial arts training, which includes the use of music in both training and performance. He has been featured in magazines, books, television and motion pictures. He is a published author and wrote "Defend Yourself", a worldwide published self-defense system for Sybervision Systems. In 1995 he was awarded a "Superbowl Ring" from the San Francisco 49ers in recognition for his outstanding martial arts work with their championship football team.

         Mr. Chan has served as President, Chief Executive Officer, Chief Financial Officer and a Director of the Company since February 1997, and as Chief Executive Officer and Chief Financial Officer of America's Best Karate since 1991. From 1985 to 1990, Mr. Chan served as the Director of Chinese Affairs for the Eisenberg Company, a diversified business enterprise. Mr. Chan's principal duty was to negotiate contracts in the People's Republic of China. Prior to 1985, Mr. Chan worked at Bank of America as an economic forecaster. Mr. Chan received his MBA from the University of California at Berkeley. Mr. Chan's






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martial arts training began in 1968 as a youth in Hong Kong. He was the first
American allowed to train as a professional in the People's Republic of China. He is a published author and has been featured in newspapers, magazine covers, television and motion pictures. He was inducted into the Black Belt Hall of Fame in 1981.

         Mr. Berryessa has served as Vice President and Director of the Company since February 1997, and as Vice President and General Manager of ABK since July 1993. Mr. Berryessa received his Bachelor's of Science degree in marketing and economics from San Jose State University in 1992 while working as ABK's District Manager. As ABK's District Manager, Mr. Berryessa played an instrumental role in the expansion of ABK from one location to 10, where he was in charge of marketing and sales. Mr. Berryessa is currently pursuing his MBA through an executive program with Pepperdine University. Prior to working with ABK he served as a member of the United States Army & Army Reserve as a combat military policeman.

         Mr. Hutchins has served as President of AC Media since February 1997. From July 1994 to November 1995, Mr. Hutchins was one of a four person management team for GolfPro International, an emerging company designing and marketing a terrain-based, personal service robot. From 1993 to June 1994, Mr. Hutchins was community services director for the San Francisco Giants professional baseball team. From 1991 to 1993, Mr. Hutchins developed, produced and hosted the HOOKED ON GOLF radio program for KNBR 68 in San Francisco. From 1972 to 1991, Mr. Hutchins served in various capacities in the television field, including news anchor, sports director, sports anchor/reporter and television host.

         Mr. Duffy has agreed to serve as a director of the Company following completion of the Offering. Mr. Duffy has served as Vice-President of Business Operations and Chief Financial Officer for the San Francisco 49ers since June of 1996. He is responsible for all non-football related business and provides financial guidance and support for all the team's football related activities. Mr. Duffy's previous experience has included serving as Director of Compliance for The National Football League from October 1993 to May 1996, Treasurer of Robbie Stadium Corporation from June 1990 to September 1993 and Director of Finance of the Miami Dolphins from March 1988 to May 1990. Mr. Duffy, a CPA, is a graduate of Princeton University and received his Masters of Accounting from New York University.

         Mr. Elkes has agreed to serve as a director of the Company following completion of the Offering. Mr. Elkes has served as Chief Executive Officer of Dalton Kent Securities Group, Inc., an investment banking and brokerage firm, since June 1996. From September 1994 to June 1996, Mr. Elkes served as Financial and Operations Manager at a branch office of Corporate Securities Group Inc., an investment banking and brokerage company. From February 1991 to September 1994, Mr. Elkes owned and operated Minuteman Press, a printing company. Mr. Elkes began his career in the stock brokerage industry in 1968. He has an MBA in accounting from St. Johns University in New York and is also a licensed CPA in the State of New York.




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         Mr. Lott has agreed to serve as a director of the Company following completion of the Offering. Mr. Lott spent 15 seasons in the National Football League, playing for the San Francisco 49ers (1981-1990), Los Angeles Raiders (1991-1992), New York Jets (1993-1994) and the Kansas City Chiefs (1995). Mr. Lott was selected to play in the Pro Bowl 10 times and won four Superbowl Championships with the San Francisco 49ers. In 1996, Mr. Lott joined FOX Sports as a studio analyst and, along with James Brown, Howie Long and Terry Bradshaw, won an Emmy for their pregame show (FOX NFL Sunday). Mr. Lott is also very active in civic and community activities. He founded "All-Stars Helping Kids," a non-profit charity to raise funds for youth organizations, is involved with the national "Stay in School" program and hosts a number of events such as golf tournaments and benefits to raise funds for worthwhile causes. Mr. Lott is also the owner of Ronnie Lott's Club Fitness in San Jose and Dream Sports, a sports marketing company.

DIRECTORS' COMPENSATION

         The Company's directors do not currently receive any cash compensation for service on the Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses incurred following completion of the Offering in connection with attendance at Board of Directors and committee meetings. Directors may also receive stock options under the Company's stock option plans. See "Management - Stock Plans."

         Pursuant to Section 145 of the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by law, indemnify all directors, officers, incorporators, employees and agents of the Company against liability for certain of their acts. The Company's Certificate of Incorporation also provides that, with certain exceptions, no director of the Company will be liable to the Company for monetary damages as a result of certain breaches of fiduciary duties as a director. Exceptions to this include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, improper declaration of dividends and transactions from which the director derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to any arrangement, provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.






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EXECUTIVE COMPENSATION

         During the fiscal year ended December 31, 1996, no officer of the Company was paid more than $100,000. The following table sets forth the amount of compensation paid to the Company's Chairman of the Board and the Company's President and Chief Executive Officer in 1996.


                                              Annual Compensation
                                    --------------------------------------------
                                    FISCAL                      ALL OTHER ANNUAL
NAME AND PRINCIPAL POSITION         YEAR      SALARY    BONUS    COMPENSATION
---------------------------         ----      ------    -----    ------------

George Chung
  Chairman of the Board             1996      $57,600      -         -

Anthony Chan
  President and Chief
  Executive Officer                 1996      $57,600      -         -


EMPLOYMENT AGREEMENTS

         In March 1997, the Company entered into employment agreements, effective as of the closing date of this Offering, with each of Mr. Chung, Mr. Chan and Mr. Berryessa pursuant to which Mr. Chung will continue to serve as the Company's Chairman of the Board, Mr. Chan will continue to serve as the Company's President, Chief Executive Officer and Chief Financial Officer and Mr. Berryessa will continue to serve as the Company's Vice-President. Each agreement has a term of five years. Pursuant to the agreements, the Company will pay to Messrs. Chung, Chan and Berryessa a base salary of $100,000, $100,000 and $65,000 per year, respectively. Each agreement also provides for the following bonuses: (i) options to purchase 87,500, 87,500 and 25,000 shares of Common Stock of the Company, respectively, exercisable at 120% of the public offering price of the Common Stock of the Company upon consummation of this Offering and
(ii) $200,000, $200,000 and $100,000, respectively, if all of the Warrants issued to the public in this Offering are exercised by the holders thereof within the five-year exercise period of such Warrants. In addition, the executives are also entitled to certain fringe benefits. If any of Messrs. Chung, Chan or Berryessa is terminated other than for cause, death or disability, the Company is obligated to pay such executive an amount equal to his base salary then in effect for the remaining term of the agreement.

         In March 1997, the Company and AC Media entered into a two-year employment agreement with Jan D. Hutchins effective as of the closing date of this Offering, pursuant to which Mr. Hutchins will serve as President of AC Media and be responsible for supervising the production and marketing of the Company's media projects. This agreement provides that Mr. Hutchins will receive an annual base salary of $39,600. The employment agreement also provides for the following bonuses: (i) 4,000 shares of Common Stock of the Company upon consummation of this Offering, subject to compliance with applicable laws (these



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shares will be issued at no cost to Mr. Hutchins and will be expensed at their fair market value considering any restrictions at the time of issuance); (ii) options to purchase 20,000 shares of Common Stock of the Company, exercisable at 120% of the public offering price of the Common Stock of the Company upon the consummation of this Offering, subject to compliance with applicable laws; and
(iii) $100,000 in cash if all of the Warrants issued to the public in this Offering are exercised by the holders thereof within two years of the consummation of this Offering. The employment agreement also provides for certain fringe benefits. If Mr. Hutchins is terminated other than for cause, death or disability, the Company is obligated to pay Mr. Hutchins an amount equal to his base salary then in effect for the remaining term of the agreement. None of the above-referenced employment agreements contain non-competition provisions.

STOCK PLANS

         1997 STOCK PLAN. The 1997 Stock Plan was adopted by the Board of Directors and stockholders of the Company in March 1997 and becomes effective upon the closing of this Offering. The total number of shares of Common Stock subject to issuance under the 1997 Stock Plan is 350,000, subject to adjustments as provided in the 1997 Stock Plan. The 1997 Stock Plan provides for the grant of stock options (including incentive stock options as defined in Section 422 of the Code and non-qualified stock options), stock appreciation rights ("SARs") and other stock awards (including restricted stock awards and stock bonuses) to employees of the Company or its affiliates or any consultant or advisor engaged by the Company who renders bona fide services to the Company or the Company's affiliates in connection with its business; provided, that such services are not in connection with the offer or sale of securities in a capital raising transaction. Prior to the date when securities are first registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the 1997 Stock Plan will be administered by the Company's Board of Directors. Upon registration, the 1995 Stock Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee") which will be comprised of "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Stock options may be granted by the Committee on such terms, including vesting and payment forms, as it deems appropriate in its direction; provided, that no option may be exercised later than ten years after its grant, and the purchase price for incentive stock options and non-qualified stock options shall not be less than 100% and 85% of the fair market value of the Common Stock at the time of grant, respectively. SARs may be granted by the Committee on such terms, including payment forms, as the Committee deems appropriate, provided that a SAR granted in connection with a stock option shall become exercisable and lapse according to the same vesting schedule and lapse rules established for the stock option (which shall not exceed ten years from the date of grant). A SAR shall not be exercisable during the first six months of its term and only when the fair market value of the underlying Common Stock exceeds the SAR's exercise price and is exercisable subject to any other conditions on exercise imposed by the Committee. In the event of a change in control of the Company, the Committee retains the discretion to accelerate the vesting of stock options and SARs and to remove restrictions on transfer of restricted stock awards. Unless terminated by the Board of Directors, the 1997 Stock Plan continues until December 2007. Upon the occurrence of an event constituting a Change of Control, in the sole discretion


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

of the Committee, all options and SARs will become immediately exercisable in full for the remainder of their terms and restrictions on stock granted pursuant to a Restricted Stock Award will lapse. The Board of Directors has authorized the grant of options to certain officers and key employees to purchase an aggregate of 250,000 shares of Common Stock under the 1997 Stock Plan at 120% of the initial public offering price upon consummation of the Offering.

         The following table presents certain information concerning the number of shares of Common Stock subject to options that will be granted to certain executive officers and key employees pursuant to the 1997 Stock Plan upon consummation of the Offering:

                                                       NUMBER OF SHARES
         NAME OF INDIVIDUAL                           UNDERLYING OPTIONS
         ------------------                           ------------------
         George Chung . . . . . . . . . . . . . .            87,500
         Anthony Chan . . . . . . . . . . . . . .            87,500
         Don Berryessa. . . . . . . . . . . . . .            25,000
         Jan Hutchins . . . . . . . . . . . . . .            20,000

         1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN. The Company's 1997 Non-Employee Directors Stock Option Plan (the "Directors Plan") was adopted by the Board of Directors and stockholders of the Company in March 1997 and becomes effective upon the closing of this Offering. A total of 50,000 shares are available for grant under the Directors Plan. The Directors Plan provides for the automatic grant to each of the Company's non-employee directors of (i) an option to purchase 5,000 shares of Common Stock on the date of such director's initial election or appointment to the Board of Directors (the "Initial Grant") and (ii) an option to purchase 2,000 shares of Common Stock on each anniversary thereof on which the director remains on the Board of Directors (the "Annual Grant"). The options will have an exercise price of 100% of the fair market value of the Common Stock on the date of grant and have a 10-year term. Initial Grants become exercisable in two equal annual installments commencing on the first anniversary of date of grant thereof and Annual Grants become fully exercisable beginning on the first anniversary of the date of grant. Both Initial and Annual Grants are subject to acceleration in the event of certain corporate transactions. Any options which are vested at the time the optionee ceases to be a director shall be exercisable for one year thereafter. Options which are not vested automatically terminate in the event the optionee ceases to be a director of the Company. Options which are vested on the date the optionee ceased to be a director due to death or disability generally remain exercisable for five years thereafter. If the Company is a party to a transaction involving a sale of substantially all its assets, a merger or consolidation, all then outstanding options under the Directors Plan may be canceled. However, during the 30 day period preceding the effective date of such transaction, all partly or wholly unexercised options will be exercisable, including those not yet exercisable pursuant to the vesting schedule. As of the date of this Prospectus, no options have been granted under the Directors Plan.

                              CERTAIN TRANSACTIONS

         Messrs. Chung and Chan are the guarantors of two loans from Karen T.I. Shen and Thomas Jung Woo originally totaling $27,000 and bearing interest at 14% per annum which are due and payable in 1999 and 2000, and are the direct obligors on a $100,000 loan from the Michael Triantos M.D. Inc. Money Purchase and Profit Sharing Pension Plans Trust which is being treated as a debt of the Company which loan bears interest at the rate of 12% per annum and is due on the earlier of the completion of this Offering or December 15, 1999. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." Messrs. Chung and Chan are also the guarantors of two bank credit lines of the Company with credit limits of $80,000 and $50,000 (outstanding balances as of March 31, 1997 of approximately $35,000 and $19,000), and of one property lease of the Company and are the direct obligors on two property leases which are being treated as leases of the Company. See "Notes to Financial Statements."

         In a letter dated October 29, 1996, the Company agreed to pay Joe and Jennifer Montana, significant stockholders of the Company, $50,000 in cash, payable 30 days prior to the release of the Company's second Fitness Product, entitled the "JOE MONTANA EXERCISE VIDEO." In such letter, the Company also agreed to pay Joe and Jennifer Montana an additional $50,000 from the proceeds of this Offering and a royalty payment of $1 per video tape sold. See "Business-Fitness Products." Joe and Jennifer Montana have both been training in the Company's karate schools for approximately three years. The "JOE MONTANA EXERCISE VIDEO" stars the former superstar quarterback and his wife Jennifer in a kick-boxing video. Jennifer Montana also co-hosts the Kanga Roddy Series.

         Mr. Alan Elkes, a director nominee of the Company, is Chief Executive Officer of the Representative. For a description of the arrangements between the Company and the Representative, see "Underwriting."

         None of the transactions with officers or shareholders of the Company and their affiliates were made on terms less favorable to the Company than those available from unaffiliated parties. In future transactions of this nature, the Company will ensure that more favorable terms are not available to it from unaffiliated third parties before engaging officers or shareholders of the Company or their affiliates.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 31, 1997, and as adjusted to reflect the sale of the Common Stock and Warrants being offered hereby, by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the persons or entities in this table have sole voting and investment power with respect to all the shares of Common Stock owned by them.



                                SHARES BENEFICIALLY
                                   OWNED PRIOR TO        SHARES BENEFICIALLY
 NAME AND ADDRESS                     OFFERING           OWNED AFTER OFFERING
                                      --------           --------------------
OF BENEFICIAL OWNER             NUMBER      PERCENT      NUMBER     PERCENT
----------------                ------      -------      ------     -------
George Chung(1)                 476,075(2)   19.47%     476,075(2)   12.61%

Anthony Chan(1)                 475,675      19.46%     475,675      12.60%

Don Berryessa(1)                168,600(3)    6.90%     168,600(3)    4.47%

Montana Family Trust            158,455       6.48%     158,455       4.20%
c/o Raimondo, Pettit &
Glassman
21515 Hawthorne Blvd., #1250
Hawthorne, CA  90503

Peter Kwong                     129,962(4)    5.32%     129,962(4)    3.44%
32754 Downieville Street
Union City, CA  94587

----------
(1) The addresses for the directors and executive officers are the same as that of the Company.
(2) Includes 400 shares owned by Mr. Chung's wife.
(3) Includes 28,100 shares owned by Mr. Berryessa's wife.
(4) Includes 3,512 shares owned by Mr. Kwong's wife.

                                RESCISSION OFFER

         Commencing after the closing of this Offering and subject to compliance with Federal and state securities laws, the Company anticipates offering to certain stockholders of the Company who previously purchased common stock of America's Best Karate, the right to rescind their previous purchases and receive the return of the purchase price paid for such securities together with interest at a rate to be determined by the state of residence of the subject holder. The Company has registered the shares of Common Stock subject to the Rescission Offer in the Registration Statement to which this Prospectus is a part of and anticipates $20,000 in costs relating to such registration. The Company is making this offer because, among other things, certain sales of its securities may not have qualified for an exemption under the registration requirements of the Federal and/or state securities laws. The Company's obligation to purchase such shares will be paid out of the net proceeds of this Offering. See "Use of Proceeds."

         The holders of securities who will be offered rescission will include 46 stockholders who were issued a total of 878,118 (as adjusted for the 28.1 for 1 exchange ratio in the proposed reorganization transaction) shares of common stock of America's Best Karate during the period November 1995 to February 1997 at prices ranging from $.80 to $2.13 (as adjusted for the 28.1 for 1 exchange ratio in the proposed reorganization transaction).

         The original purchase price of all of the securities which are the subject of the Rescission Offer is approximately $1,198,020, excluding interest (which will vary). All of the holders of Common Stock eligible for the Rescission Offer paid less than $5.00 per share, the public offering price of the shares of Common Stock offered hereby. The Company does not believe that any or many stockholders will tender securities pursuant to the Rescission Offer because the price per share in this Offering is higher than the amount recoverable through rescission and because substantially all such securities were sold to personal or business acquaintances of the Company and its management. However, the Rescission Offer will be kept open for at least 30 days and there can be no assurance that the price of the shares in the trading market during such period will not be less than the prices paid by the stockholders who are being offered rescission in the Rescission Offer or that a significant number of such stockholders will not accept the Rescission Offer. To the extent that the Company is required to use proceeds from this Offering to meet its obligations under the Rescission Offer, such funds will not be available to be utilized by the Company in furtherance of its business objectives. Payment of the purchase price and interest to individuals who elect to rescind will be made as soon as practicable after receipt by the Company of the notice of rescission and the appropriate certificates.

                            DESCRIPTION OF SECURITIES

SECURITIES OFFERED

         The 1,300,000 shares of Common Stock and 1,800,000 Warrants offered hereby are offered separately from one another and will be traded separately upon the consummation of this Offering.

GENERAL

         The Company has an authorized capital of 10,000,000 shares of Common Stock, $.0001 par value, of which 2,444,671 shares are currently outstanding. The issued and outstanding shares of Common Stock are fully paid and non-assessable, and all the shares of Common Stock underlying the Warrants included in the Offering, when issued, will be fully paid and non-assessable.

         Holders of the Shares are entitled to one vote per share on all matters submitted to a vote of the stockholders and do not have cumulative voting rights in the election of directors.

         Holders of the Common Stock are entitled to share pro rata in such dividends as may be declared by the board of directors out of funds legally available. See "Dividend Policy." On any dissolution, liquidation or winding-up of the Company, the holders of Common Stock will be entitled to share pro rata in all distributions made after payment of or provision for the payment of all debts and prior claims. There are no preemptive rights or conversion privileges applicable to the Common Stock.

WARRANTS

         Warrants will be issued pursuant to a Warrant Agreement between the Company and Continental Stock Transfer & Trust Company (the "Transfer and Warrant Agent") and will be in registered form. The Company has authorized the issuance of Warrants to purchase an aggregate of 1,800,000 shares of Common Stock (exclusive of 270,000 Warrants issuable upon exercise of the Underwriters' Over-Allotment Option and 180,000 Warrants underlying the Underwriters' Warrants). Each Warrant entitles its holder to purchase, at any time from the date of this Prospectus through the fifth anniversary date of this Prospectus, one share of Common Stock at an exercise price of $5.00 per share, subject to adjustment in accordance with the anti-dilution and other provisions referred to below.

         The Warrants may be redeemed by the Company at any time commencing one year from the date of this Prospectus (or earlier with the prior written consent of the Representative) and prior to their expiration, at a redemption price of $.10 per Warrant, on not less than 30 days' prior written notice to the holders of such Warrants, provided that the last sales price of the Common Stock on NASDAQ is at least 120% ($6.00 per share, subject to adjustment) of the exercise price of the Warrants for a period of 20 consecutive trading days ending on the third day prior to the date the notice of redemption is given. Holders of Warrants shall have exercise rights until the close of the business day preceding the date fixed for redemption. The exercise price of the Warrants should in no event be regarded as an indication of any future market price of the securities offered hereby.

         The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassification of the Common Stock. The Warrants do not confer upon holders any voting or any other rights as stockholders of the Company.

         Subject to the rules and regulations of the NASD, the Underwriters shall be entitled to act as the warrant solicitation agent for the solicitation of the Warrants for a period of five years after the date hereof, commencing one year after the date hereof and receive a warrant solicitation fee of five percent (5%) of the exercise price for each Warrant exercised during the period commencing one year after the date hereof.

         The Company is required to have a current Registration Statement on file with the Commission and to effect appropriate qualifications under the laws and regulations of the states in which the holders of Warrants reside in order to comply with applicable laws in connection with the exercise of Warrants and the sale of the Common Stock issued upon such exercise. The Company, therefore, will be required to file post-effective amendments to its Registration Statement when subsequent events require such amendments in order to continue the registration of the Common Stock underlying the Warrants and to take appropriate action under state securities laws. There can be no assurance that the Company will be able to keep its Registration Statement current or to effect appropriate action under applicable state securities laws. Its failure to do so may restrict the ability of the Warrant holders to exercise the Warrants and resell or otherwise dispose of the underlying Common Stock, whether pursuant to redemption of the Warrants or otherwise.

LIMITATION OF DIRECTORS' LIABILITIES

         The Company's Certificate of Incorporation eliminates, to the fullest extent permitted by law, the liability of its directors to the Company and its stockholders for monetary damages for breach of the directors' fiduciary duty. This provision is intended to afford the Company's directors the benefit of the Delaware General Corporation Law, which provides that directors of Delaware corporations may be relieved of monetary liability for breach of their fiduciary duty of care, except under certain circumstances involving breach of a director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or any transaction from which the director derived an improper personal benefit.

CERTAIN ANTI-TAKEOVER DEVICES

         The Company is subject to Section 203 of the Delaware General Corporation Law ("Section 203"), which restricts certain transactions and business combinations between a corporation and an "Interested Stockholder" owning 15% or more of the corporation's outstanding voting stock for a period of three years from the date the stockholder becomes an Interested Stockholder. Subject to certain exceptions, unless the transaction is approved by the Board of Directors and the holders of at least 66-2/3% of the outstanding voting stock of the corporation (excluding shares held by the Interested Stockholder),
Section 203 prohibits significant business transactions such as a merger with, disposition of assets to, or receipt of disproportionate financial benefits by the Interested Stockholder, or any other transaction that would increase the Interested Stockholder's proportionate ownership of any class or series of the corporation's stock. The statutory ban does not apply if, upon consummation of the transaction in which any person becomes an Interested Stockholder, the Interested Stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding shares held by persons who are both directors and officers or by certain stock plans).

TRANSFER AGENT AND REGISTRAR

         Continental Stock Transfer & Trust Company has been appointed as the transfer agent and registrar for the Company's Common Stock. Its telephone number is (212) 509-4000.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of this Offering, the Company will have 3,775,319 shares of Common Stock outstanding. All of the 1,300,000 shares of Common Stock sold in this Offering will be freely transferable by persons other than "affiliates" of the Company (as that term is defined under the Securities Act).

         The remaining 2,475,319 outstanding shares of Common Stock will be "restricted securities" within the meaning of Rule 144 under the Securities Act and may not be sold in the absence of a registration under the Securities Act unless an exemption from registration is available, including the exemption contained in Rule 144. Prior to the effective date of the Offering, each of the Company's officers and directors and their affiliates and certain other stockholders owning an aggregate of 2,100,000 shares of Common Stock will enter into lock-up agreements whereby they will agree not to offer or sell any shares of Common Stock or other equity securities of the Company or any securities convertible into or exchangeable for, or warrants to purchase or acquire, Common Stock, owned as of the date of this Prospectus or hereafter acquired, without the consent of the Representative, except as follows: 125,000 shares of Common Stock six months after the date hereof, provided however, that the Common Stock has traded at least 15,000 shares per day at a bid price of at least $7.50 per share (150% above the initial public offering price) for any fifteen consecutive trading days during such period; an additional 375,000 shares of Common Stock twelve months after the date hereof; an additional 500,000 shares of Common Stock eighteen months after the date hereof; and an additional 1,100,000 shares of Common Stock twenty-four months after the date hereof. The Representative may, in its discretion and without notice to the public, waive the lock-up and permit the holders of these shares to resell all or a portion of their shares at any time prior to the time periods described above. Assuming that this prospectus was effective as of March 31, 1997, and without giving effect to the above described lock-up agreements, no shares of Common Stock which are currently outstanding would be immediately eligible for sale in the public market without restrictions, 1,984,422 shares of Common Stock would be eligible for sale, subject to the restrictions of Rule 144, on the 91st day after such date and 2,444,671 shares of Common Stock would be eligible for sale, subject to the restrictions of Rule 144, one year after such date.

         In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted securities for a period of at least one year, including an "affiliate" as that term is defined in Rule 144, is entitled to sell, within any three-month period commencing 90 days after the date of this Prospectus, a number of "restricted" shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock (approximately 37,753 shares immediately after the Offering) or the average weekly trading volume during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner of sale limitations, notice requirements and the availability of current public information about the Company. Rule 144(k) provides that a person who is not deemed an "affiliate" and who has beneficially owned shares for at least two years is entitled to sell such shares at any time under Rule 144 without regard to the limitation described above.

REGISTRATION RIGHTS

         The Company has agreed to file a registration statement under the Securities Act with respect to the resale of 305,000 shares of Common Stock of the Company by certain stockholders upon demand by a majority of such stockholders. Upon the effectiveness of such registration statement, such stockholders would be free to sell their shares in the public market without volume restriction unless such shares were held by an affiliate or are subject to a lock-up agreement described above.

                                  UNDERWRITING

         The Company has agreed to sell, and the Underwriters have agreed to purchase from the Company, 1,300,000 shares of Common Stock and 1,800,000 Warrants. The underwriting agreement between the Company and the Underwriters (the "Underwriting Agreement") provides that the obligations of the Underwriters are subject to certain customary conditions precedent including but not limited to the continuing accuracy in all material respects of the representations and warranties of the Company in the Underwriting Agreement and the continued effectiveness of the Registration Statement. The Underwriters are committed to purchase all of the securities offered hereby if any are purchased.

         The Representative has advised that it proposes initially to offer the 1,300,000 shares of Common Stock and 1,800,000 Warrants to the public at the initial public offering prices set forth on the cover page of this Prospectus and that it may allow to selected dealers who are members of the NASD concessions not in excess of $.20 per share of Common Stock and $.00 per Warrant, of which not more than $.10 per share of Common Stock and $.00 per Warrant may be re-allowed to certain other dealers.

         The Underwriting Agreement provides further that the Underwriters will receive a non-accountable expense allowance of 3% of the gross proceeds of the Offering (excluding for purposes of this calculation, proceeds from any exercise of Warrants or the Underwriters' Overallotment Option), of which approximately $20,000 has been paid by the Company to date. The Company has also agreed to pay all expenses in connection with qualifying the shares of Common Stock and the Warrants offered hereby for sale under the laws of such states as the Underwriters may designate, including expenses of counsel retained for such purpose by the Underwriters.

         Pursuant to the Underwriters' Over-allotment Option, which is exercisable for a period of 45 days after the closing of the Offering, the Underwriters may purchase up to 15% of the total number of shares of Common Stock and Warrants offered hereby, solely to cover over-allotments.

         The Company has agreed to sell to the Underwriters, for nominal consideration, the Underwriters' Warrants to purchase 130,000 shares of Common Stock and 180,000 Warrants. The Underwriters' Warrants will be non-exercisable for one year after the date of this Prospectus. Thereafter, for a period of four years, the Underwriters' Warrants will be exercisable at $6.00 per share of Common Stock and $0.12 per Warrant. The Warrants contained in the Underwriters' Warrants are exercisable for common stock at $6.00 share. The Underwriter's Warrants are not transferable for a period of one year after the date of this Prospectus, except to officers and directors of the Representative, co-underwriters and to members of the selling group and their officers and partners. The Company has also granted certain demand and "piggyback" registration rights to the holders of the Underwriters' Warrants.

         For the life of the Underwriters' Warrants, the holders thereof are given, at nominal cost, the opportunity to profit from a rise in the market price of the Common Stock with a resulting dilution in the interest of other stockholders. Further, such holders may be expected to exercise the Underwriters' Warrants at a time when the Company would in all likelihood be able to obtain equity capital on terms more favorable than those provided in the Underwriters' Warrants.

         The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriter against liabilities in connection with the Offering, including liabilities under the Securities Act.

         The Company has agreed that upon closing of the Offering it will, for a period of not less than three years, engage a designee of the Representative as advisor to the Board of Directors of the Company. In addition and in lieu of the Representative's right to designate an advisor, the Company has agreed, if requested by the Representative during such three year period, to nominate and use its best efforts to cause the election of a designee of the Representative as a director of the Company. The Representative has designated Alan Elkes, Chief Executive Officer of the Representative, for election to the Company's board of directors following completion of the Offering.

         The Representative intends to act as a market maker for the Common Stock and the Warrants after the closing of the Offering.

         Commencing one year after the date of this Prospectus and for a period of five years after the date hereof, the Company will pay the Representative a fee of 5% of the exercise price of each Warrant exercised, provided (i) the exercise price of the Warrant was solicited by a member of the NASD, (ii) the Warrant was not held in a discretionary account, (iii) the disclosure of compensation arrangements was made both at the time of the Offering and at the time of exercise of the Warrant, (iv) the solicitation of the exercise of the Warrant was not a violation of Regulation M under the Exchange Act and (v) the Representative is designated in writing as the soliciting NASD member. Unless granted an exemption from Rule 103 of Regulation M under the Exchange Act by the Commission, Regulation M may prohibit the Underwriters and any soliciting broker-dealer from engaging in market making activities with regard to the Company's securities for up to five business days prior to any solicitation by the Underwriters or any soliciting broker-dealer of the exercise of the Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriters or any soliciting broker-dealer may have to receive a fee for the exercise of the Warrants following such solicitation. As a result, the Underwriters and soliciting broker-dealers may be unable to continue to provide a market for the Company's securities during certain periods while the Warrants are exercisable.

         The Company agreed to retain the Representative as a management and financial consultant for a three-year period commencing on the closing the Offering. The entire fee of $54,000 is payable at the closing of the Offering. Pursuant to this agreement, the Representative will be obligated to provide general financial advisory services to the Company on an as-needed basis with respect to possible future financing or acquisitions by the Company and related matters. The agreement does not require the Representative to provide any minimum number of hours of consulting services to the Company.

         The initial public offering price of the shares of Common Stock and the Warrants offered hereby and the initial exercise price and the other terms of the Warrants have been determined by negotiation between the Company and the Representative and do not necessarily bear any direct relationship to the Company's assets, earnings, book value per share or other generally accepted criteria of value. Factors considered in determining the offering price of the shares of Common Stock and Warrants and the exercise price of the Warrants included the business in which the Company is engaged, the Company's financial condition, an assessment of the Company's management, the general condition of the securities markets and the demand for similar securities for comparable companies.


         Prior to the Effective Date, the Company will cause each of the Company's stockholders, officers and directors to enter into a written agreement with the Representative that he or she will not publicly or privately sell any shares of the Company's Common Stock or preferred stock owned directly or indirectly by him or her or beneficially by him or her (as defined by the Exchange Act) on the Effective Date without the consent of the Representative except as follows: 125,000 shares of Common Stock six months after the Effective Date, provided however, that the Common Stock has traded at least 15,000 shares per day at a bid price of at least $7.50 per share for fifteen consecutive trading days; an additional 375,000 shares of Common Stock twelve months after the Effective Date; an additional 500,000 share of Common Stock eighteen months after the Effective Date; and an additional 1,100,000 shares of Common Stock twenty-four months after the Effective Date.

         If the Company's securities were delisted from NASDAQ, they could become subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of purchasers in this Offering to sell in the secondary market any of the securities acquired hereby. Commission regulations define a "penny stock" to be any non-NASDAQ equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities are listed on NASDAQ and have certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, it would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest. If the Company's securities were subject to the rules related to penny stocks, the market liquidity for the Company's securities could be severely adversely affected. In such event, the regulations on penny stocks could limit the ability of broker-dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

         The Underwriters do not intend to sell any of the Company's securities to accounts for which they exercise discretionary authority.

                                  LEGAL MATTERS

         The legality of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Sheppard, Mullin, Richter & Hampton LLP, Los Angeles, California. Singer Zamansky LLP, New York, New York, is acting as counsel for the Underwriters in connection with this Offering.

                                     EXPERTS

         The financial statements of America's Best Karate as of December 31, 1996, and for the two years then ended and the balance sheet of American Champion Entertainment, Inc. as of February 5, 1997 have been included herein and in the registration statement in reliance upon the reports of Moore Stephens, P.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. Statements contained herein concerning the provisions of any documents are not necessarily complete and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. A copy of the Registration Statement may be inspected by anyone without charge at the Securities and Exchange Commission's principal office located at 450 Fifth Street, N.W.,

Washington, D.C. 20549, the Pacific Regional Office located at 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648, the New York Regional Office located at 7 World Trade Center, 13th Floor, New York, New York 10048, and the Chicago Regional Office located at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511, and copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission upon the payment of certain fees prescribed by the Securities and Exchange Commission. The Commission maintains an Internet Web Site that contains reports, proxy and information statements and other information statements and other information regarding registrants that file electronically with the Commission, including the Company, and that address is http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------




AMERICAN CHAMPION ENTERTAINMENT, INC.:

Report of Independent Auditors........................................F-1

Balance Sheet as of February 5, 1997
  [Date of Incorporation].............................................F-2

Notes to Balance Sheet................................................F-3..5

AMERICA'S BEST KARATE:

Report of Independent Auditors........................................F-6

Balance Sheet.........................................................F-7..8

Statements of Operations..............................................F-9

Statements of Stockholders' Equity [Deficit]..........................F-10

Statements of Cash Flows..............................................F-11..12

Notes to Financial Statements.........................................F-13..26



                             .....................

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
   American Champion Entertainment, Inc.
   Hayward, California



         We have audited the accompanying balance sheet of American
Champion Entertainment, Inc. as of February 5, 1997 [date of incorporation]. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         As discussed in Note 1, the Company was inactive on February 5, 1997.

         In our opinion, the balance sheet referred to above, presents fairly, in all material respects, the financial position of American Champion Entertainment, Inc. as of February 5, 1997, in conformity with generally accepted accounting principles.




                                  /s/ Moore Stephens, P.C.

                                  MOORE STEPHENS, P.C.
                                  Certified Public Accountants.

Cranford, New Jersey
February 5, 1997

AMERICAN CHAMPION ENTERTAINMENT, INC.
BALANCE SHEET AS OF FEBRUARY 5, 1997 [DATE OF INCORPORATION]
------------------------------------------------------------------------------



ASSETS:
  Organization Costs                                        $   2,500
                                                            =========

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Due to Related Party                                      $   2,500

COMMITMENTS AND CONTINGENCIES                                      --

STOCKHOLDERS' EQUITY:
  Common Stock, 10,000,000 Authorized,
  $.0001 Par Value, None Outstanding                               --

TOTAL STOCKHOLDERS' EQUITY                                         --
                                                            ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY:                 $   2,500
                                                            =========


                          See Notes to Balance Sheet.


                                       F-2

AMERICAN CHAMPION ENTERTAINMENT, INC.
NOTES TO BALANCE SHEET
-------------------------------------------------------------------------------

[1] ORGANIZATION AND NATURE OF OPERATIONS

American Champion Entertainment, Inc. [the "Company" or "ACE"] was incorporated on February 5, 1997 under the laws of the State of Delaware for the purpose of consummating the transactions described in Note 4 below. At the date of incorporation, there was no issuance of or subscriptions for its capital stock.

[2] ORGANIZATION COSTS

Organization costs are costs incurred that pertain to the incorporation of the Company. The costs are being amortized over 60 months using the straight-line method.

[3] DESCRIPTION OF SECURITIES

The authorized capital stock of the Company consists of 10,000,000 shares of voting common stock, par value $.0001 per share.

[4] SUBSEQUENT EVENTS [UNAUDITED] SUBSEQUENT TO THE DATE OF THE REPORT OF THE INDEPENDENT AUDITORS

[A] PROPOSED MERGER - Subsequent to February 5, 1997 [date of incorporation], the Company will merge with America's Best Karate ["ABK"] which (a) operates karate studios; (b) has begun producing fitness information video tapes, books, and audio tapes, and (c) has begun producing educational television programs for children which emphasize martial arts values and fun. Pursuant to the merger, ABK will become a wholly-owned subsidiary of American Champion Entertainment, Inc. References to the Company for periods subsequent to February 5, 1997 refer to the consolidated entity. Consolidated financial statements to be presented will include the accounts of both companies. Intercompany transactions and balances will be eliminated in consolidation.

ACE will own 100% of the shares of ABK at the time of the merger. See the historical financial statements and notes thereto of ABK elsewhere in this prospectus. American Champion Media ["AC Media"], a wholly-owned subsidiary of ABK, will operate and manage all media related programs.

[B] PROPOSED PUBLIC OFFERING - On December 5, 1996, ACE [a company in formation at that date] entered into a letter of intent with an Underwriter to offer common stock through a public offering. Pursuant to the letter of intent, the Underwriter will purchase on a "firm commitment" basis, 1,300,000 shares of common stock at a public offering price of $5 per share and 1,800,000 warrants at a public offering price of $0.10 per warrant. The Company agreed to pay underwriting discounts and commissions, and a non-accountable expense allowance totaling 13% of the gross proceeds. The Company also agreed to enter into a consulting agreement for a three-year period after the closing of the underwriting transaction for a total fee of $54,000 payable at closing.

[C] EMPLOYMENT AGREEMENTS - In March 1997, the Company entered into employment agreements, effective as of the closing date of the proposed public offering (the "Offering"), with each of Mr. Chung, Mr. Chan and Mr. Berryessa pursuant to

                                       F-3
which Mr. Chung will continue to serve as the Company's Chairman of the Board, Mr. Chan will continue to serve as the Company's President, Chief Executive Officer and Chief Financial Officer and Mr. Berryessa will continue to serve as the Company's VicePresident. Each agreement has a term of five years. Pursuant to the agreements, the Company will pay to Messrs. Chung, Chan and Berryessa a base salary of $100,000, $100,000 and $65,000 per year, respectively. Each agreement also provides for the following bonuses: (i) options to purchase 87,500, 87,500 and 25,000 shares of Common Stock of the Company, respectively, exercisable at 120% of the public Offering price of the Common Stock of the Company upon consummation of the Offering and (ii) $200,000, $200,000 and $100,000, respectively, if all of the Warrants issued to the public in the Offering are exercised by the holders thereof within the five-year exercise period of such Warrants. In addition, the executives are also entitled to certain fringe benefits. If any of Messrs. Chung, Chan or Berryessa is terminated other than for cause, death or disability, the Company is obligated to pay such executive an amount equal to his base salary then in effect for the remaining term of the agreement.

In March 1997, the Company and AC Media entered into a two year employment agreement with Jan D. Hutchins effective as of the closing date of the Offering. This agreement provides that Mr. Hutchins will receive an annual base salary of $39,600. The employment agreement also provides for the following bonuses: (i) four thousand [4,000] shares of Common Stock of the Company upon consummation of the proposed public Offering, subject to compliance with applicable laws (these shares will be issued at no cost to Mr. Hutchins and will be expensed at their fair market value considering any restrictions at the time of issuance); (ii) options to purchase twenty thousand [20,000] shares of Common Stock of the Company, exercisable at 120% of the public Offering price of the Common Stock of the Company upon the consummation of the proposed public Offering, subject to compliance with applicable laws; and (iii) $100,000 in cash if all of the Warrants are issued to public in this Offering exercised by the holders thereof within two years of the consummation of the proposed public Offering. The employment agreement also provides for certain fringe benefits. If Mr. Hutchins is terminated other than for cause, death or disability, the Company is obligated to pay Mr. Hutchins an amount equal to his base salary then in effect for the remaining term of the agreement.

[D] 1997 STOCK PLAN - The 1997 Stock Plan was adopted by the Board of Directors and stockholders of the Company in March 1997 and becomes effective upon the closing of this Offering. The total number of shares of Common Stock subject to issuance under the 1997 Stock Plan is 350,000, subject to adjustments as provided in the 1997 Stock Plan. The 1997 Stock Plan provides for the grant of stock options (including incentive stock options as defined in Section 422 of the Code and non-qualified stock options), stock appreciation rights ("SARs") and other stock awards (including restricted stock awards and stock bonuses) to employees of the Company or its affiliates or any consultant or advisor engaged by the Company who renders bona fide services to the Company or the Company's affiliates in connection with its business; provided, that such services are not in connection with the offer or sale of securities in a capital raising transaction. Prior to the date when securities are first registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the 1997 Stock Plan will be administered by the Company's Board of Directors. Upon registration, the 1995 Stock Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee") which will be


                                       F-4
comprised of "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Stock options may be granted by the Committee on such terms, including vesting and payment forms, as it deems appropriate in its direction; provided, that no option may be exercised later than ten years after its grant, and the purchase price for incentive stock options and non-qualified stock options shall not be less than 100% and 85% of the fair market value of the Common Stock at the time of grant, respectively. SARs may be granted by the Committee on such terms, including payment forms, as the Committee deems appropriate, provided that a SAR granted in connection with a stock option shall become exercisable and lapse according to the same vesting schedule and lapse rules established for the stock option (which shall not exceed ten years from the date of grant). A SAR shall not be exercisable during the first six months of its term and only when the fair market value of the underlying Common Stock exceeds the SAR's exercise price and is exercisable subject to any other conditions on exercise imposed by the Committee. In the event of a change in control of the Company, the Committee retains the discretion to accelerate the vesting of stock options and SARs and to remove restrictions on transfer of restricted stock awards. Unless terminated by the Board of Directors, the 1997 Stock Plan continues until December 2007. Upon the occurrence of an event constituting a Change of Control, in the sole discretion of the Committee, all options and SARs will become immediately exercisable in full for the remainder of their terms and restrictions on stock granted pursuant to a Restricted Stock Award will lapse. The Board of Directors has authorized the grant of options to certain officers and key employees to purchase an aggregate of 250,000 shares of Common Stock under the 1997 Stock Plan at 120% of the initial public offering price upon consummation of the Offering.

[E] 1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN - The Company's 1997 Non-Employee Directors Stock Option Plan (the "Directors Plan") was adopted by the Board of Directors and stockholders of the Company in March 1997 and becomes effective upon the closing of the Offering. A total of 50,000 shares are available for grant under the Directors Plan. The Directors Plan provides for the automatic grant to each of the Company's non-employee directors of (i) an option to purchase 5,000 shares of Common Stock on the date of such director's initial election or appointment to the Board of Directors (the "Initial Grant") and (ii) an option to purchase 2,000 shares of Common Stock on each anniversary thereof on which the director remains on the Board of Directors (the "Annual Grant"). The options will have an exercise price of 100% of the fair market value of the Common Stock on the date of grant and have a 10-year term. Initial Grants become exercisable in two equal annual installments commencing on the first anniversary of date of grant thereof and Annual Grants become fully exercisable beginning on the first anniversary of the date of grant. Both Initial and Annual Grants are subject to acceleration in the event of certain corporate transactions. Any options which are vested at the time the optionee ceases to be a director shall be exercisable for one year thereafter. Options which are not vested automatically terminate in the event the optionee ceases to be a director of the Company. Options which are vested on the date the optionee ceased to be a director due to death or disability generally remain exercisable for five years thereafter. If the Company is a party to a transaction involving a sale of substantially all its assets, a merger or consolidation, all then outstanding options under the Directors Plan may be canceled. However, during the 30 day period preceding the effective date of such transaction, all partly or wholly unexercised options will be exercisable, including those not yet exercisable pursuant to the vesting schedule.


                                       F-5

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors of
   America's Best Karate
   Hayward, California


         We have audited the accompanying balance sheet of America's Best Karate [a California corporation] as of December 31, 1996, and the related statements of operations, stockholders' equity [deficit], and cash flows for each of the years in the two-year period ended December 31, 1996. These financial statements are the responsibility of America's Best Karate's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of America's Best Karate as of December 31, 1996, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming that America's Best Karate will continue as a going concern. As discussed in Note 3 to the financial statements, America's Best Karate had a working capital deficit of $(1,275,626) and a deficiency in stockholders' equity of $(1,010,998). Additionally, America's Best Karate has experienced continuing losses from operations. These factors raise substantial doubt about America's Best Karate's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                        /s/ Moore Stephens, P.C.

                                        MOORE STEPHENS, P.C.
                                        Certified Public Accountants.

Cranford, New Jersey
January 31, 1997

AMERICA'S BEST KARATE
BALANCE SHEET AS OF DECEMBER 31, 1996.
------------------------------------------------------------------------------
ASSETS:
CURRENT ASSETS:
  Cash                                                    $     28,763
  Account Receivable                                             5,817
  Loans Receivable - Related Parties                            92,083
  Prepaid Expenses and Other                                    12,462
                                                          ------------
      TOTAL CURRENT ASSETS                                     139,125
                                                          ------------
PROPERTY AND EQUIPMENT - NET OF ACCUMULATED DEPRECIATION
 AND AMORTIZATION OF $249,263                                   50,860
                                                          ------------
OTHER ASSETS:
 Film Costs - Net of Accumulated Amortization of $4,685        660,004
 Deferred Offering Costs                                        66,544
 Deposits                                                       49,657
 Other Assets                                                    3,300
                                                          ------------
      TOTAL OTHER ASSETS                                       779,505
                                                          ------------
      TOTAL ASSETS                                        $    969,490
                                                          ============
LIABILITIES AND STOCKHOLDERS' EQUITY [DEFICIT]
CURRENT LIABILITIES:
 Accounts Payable and Accrued Expenses                    $    316,644
 Deferred Revenues - Current Portion                           453,404
 Short-Term Debt                                               179,113
 Loans Payable - Related Parties                               352,175
 Long-Term Debt - Current Portion                               82,740
 Obligations Under Capital Leases                               26,459
 Other                                                           4,216
                                                          ------------
     TOTAL CURRENT LIABILITIES                               1,414,751
                                                          ------------
LONG-TERM LIABILITIES:
 Deferred Revenues                                             465,272
 Long-Term Debt                                                 71,392
 Obligations Under Capital Leases                               20,641
 Other                                                           8,432
                                                          ------------
     TOTAL LONG-TERM LIABILITIES                               565,737
                                                          ------------
     TOTAL LIABILITIES                                       1,980,488
                                                          ------------

COMMON STOCK SUBJECT TO RESCISSION

COMMITMENTS AND CONTINGENCIES                                       --
                                                          ------------
STOCKHOLDERS' EQUITY [DEFICIT]:
 Common Stock, No Par Value, 100,000 Shares
    Authorized, 92,030 Issued and Outstanding                  738,547
 Paid-in Capital [Deficit]                                  (1,214,892)
 Accumulated Deficit                                          (534,653)
                                                          ------------
     TOTAL STOCKHOLDERS' EQUITY [DEFICIT]                   (1,010,998)
                                                          ------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY [DEFICIT]     $    969,490
                                                          ============

                 See Accompanying Notes to Financial Statements.

AMERICA'S BEST KARATE
STATEMENTS OF OPERATIONS
------------------------------------------------------------------------------

                                                       YEARS ENDED
                                                       DECEMBER 31,
                                                       ------------
                                                1996                   1995
                                                ----                   ----
REVENUE:
 Tuition and Related Fees                    $   931,231        $  1,008,832
 Accessories and Video Sales                     119,322             110,060
                                             -----------        ------------
 TOTAL REVENUE                                 1,050,553           1,118,892
                                             -----------        ------------
COSTS AND EXPENSES:
 Cost of Sales                                    88,942              81,116
 Salaries and Payroll Taxes                      712,574             625,399
 Rent                                            496,212             404,326
 Selling, General and Administrative             325,025             415,713
 Interest                                         69,383              54,742
                                             -----------        ------------
 TOTAL COSTS AND EXPENSES                      1,692,136           1,581,296
                                             -----------        ------------
 [LOSS] FROM OPERATIONS                         (641,583)           (462,404)

OTHER INCOME:
 Fitness Consulting                                   --             526,625
                                             -----------        ------------
 [LOSS] INCOME BEFORE INCOME TAXES              (641,583)             64,221

PROVISION FOR INCOME TAXES                            --                  --
                                             -----------        ------------
NET [LOSS] INCOME - HISTORICAL               $  (641,583)       $     64,221
                                             ===========
CHARGE IN LIEU OF INCOME TAXES                                       (16,055)
                                                                ------------
 PRO FORMA NET INCOME                                                 48,166
                                                                ============
PRO FORMA EARNINGS PER SHARE                                    $        .02
                                                                ============
 Net [Loss] Per Share                        $      (.26)
                                             ============
 Number of Shares                              2,444,671           2,444,671
                                             ============       ============


                See Accompanying Notes to Financial Statements.


AMERICA'S BEST KARATE
STATEMENTS OF STOCKHOLDERS' EQUITY [DEFICIT]
------------------------------------------------------------------------------
                                     COMMON STOCK                                                       TOTAL
                                 -----------------------          PAID-IN                           STOCKHOLDERS'
                                 NUMBER OF                        CAPITAL          ACCUMULATED         EQUITY
                                  SHARES          AMOUNT         [DEFICIT]           DEFICIT          [DEFICIT]
                                  ------          ------         ---------           -------          ---------
BALANCE - JANUARY 1, 1995         50,000      $    37,938      $        --        $(1,172,183)      $(1,134,245)

Issuance of Common Stock          26,251          237,266               --                 --           237,266

Receivable from Stockholders          --          (37,766)              --                 --           (37,766)

S Corp. Distributions                 --         (236,009)              --                 --          (236,009)

Net Income                            --               --               --             64,221            64,221
                                 -------       ----------       ----------        -----------        ----------
 BALANCE - DECEMBER 31, 1995      76,251            1,429               --         (1,107,962)       (1,106,533)

Capitalization of Accumulated
 Deficit on S Corp. Termination       --               --       (1,214,892)         1,214,892                --

Issuance of Common Stock          15,324          707,500               --                 --           707,500

Common Stock Issued for
 Short-Term Loans                    455           21,636               --                 --            21,636

Reduction of Receivable from
 Stockholders                         --           20,500               --                 --            20,500

S Corp. Distributions                 --          (12,518)              --                 --           (12,518)

Net [Loss]                            --               --               --           (641,583)         (641,583)
                                 -------       ----------       ----------        -----------        ----------
 BALANCE - DECEMBER 31, 1996      92,030      $   738,547      $(1,214,892)      $   (534,653)      $(1,010,998)
                                 =======       ==========       ==========        ===========        ==========



                See Accompanying Notes to Financial Statements.

AMERICA'S BEST KARATE
STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------
                                                            YEARS ENDED
                                                            DECEMBER 31,
                                                            ------------
OPERATING ACTIVITIES:                                     1996          1995
                                                          ----          ----
 Net [Loss] Income                                     $(641,583)   $  64,221
 Adjustments to Reconcile Net [Loss] Income
    to Net Cash [Used for] Provided by
    Operating Activities:
    Depreciation and Amortization                         64,409       64,914
    Interest Amortization - Debt Issue Costs               6,272        1,100
    Loss on Property and Equipment                         2,430           --
    Rent Concession Amortization                          (4,216)      (4,216)

 [Increase] Decrease in:
    Accounts Receivable                                   (5,817)          --
    Prepaid Expenses and Other                             3,567       80,206

 Increase [Decrease] in:
    Accounts Payable and Accrued Expenses                 77,335       (3,285)
    Deferred Revenues                                    (55,319)    (114,208)
    Other Liabilities                                      6,000       15,080
                                                       ---------    ---------
 NET CASH - OPERATING ACTIVITIES                        (546,922)     103,812
                                                       ---------    ---------

INVESTING ACTIVITIES:
 Purchase of Property and Equipment                       (7,014)     (22,384)
 Payments for Film Costs                                (350,364)    (114,482)
 Advances to Stockholders                                (92,083)          --
 Deposits                                                  2,083      (16,816)
                                                       ---------    ---------
 NET CASH - INVESTING ACTIVITIES                        (447,378)    (153,682)
                                                       ---------    ---------
FINANCING ACTIVITIES:
 S Corp. Distributions                                   (12,518)    (236,009)
 Proceeds from Issuance of Common Stocks                 728,000      199,500
 Proceeds from Short-Term Debt                            49,344       73,596
 Proceeds from Loans from Related Parties                338,850        1,050
 Proceeds [Payments] from/on Long-Term Debt              (52,078)      28,243
 Principal Payments on Capital Leases                    (28,234)     (26,673)
 Deferred Offering Costs                                 (66,544)          --
                                                       ---------    ---------
 NET CASH - FINANCING ACTIVITIES                         956,820       39,707
                                                       ---------    ---------
 NET [DECREASE] IN CASH                                  (37,480)     (10,163)
CASH - BEGINNING OF YEARS                                 66,243       76,406
                                                       ---------    ---------
CASH - END OF YEARS                                    $  28,763    $  66,243
                                                       =========    =========

AMERICA'S BEST KARATE
STATEMENTS OF CASH FLOWS (CONT'D)
------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
   Cash paid during the year for:
   Interest                                            $  57,663    $  53,642
   State Income Taxes                                  $      --    $   3,164

SUPPLEMENTAL SCHEDULE OF NON-CASH
  INVESTING AND FINANCING ACTIVITIES:
   Capital Lease Obligations Incurred
     for Use of Equipment                                     --    $  53,209
   Common Stock Issued for Short-Term Debt             $  21,636    $      --




                See Accompanying Notes to Financial Statements

AMERICA'S BEST KARATE
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

[1] ORGANIZATION AND NATURE OF OPERATIONS

America's Best Karate ["ABK"] was incorporated in the State of California in June 1991. It owns and operates karate studios in the San Francisco Bay Area and in Las Vegas, Nevada. During 1995, ABK began producing fitness information video tapes, books, and audio tapes. During 1996, it also began producing educational television programs for children which emphasize martial arts values and fun.

During 1996 and 1995, ABK's revenue resulted primarily from martial arts instruction services.

An organizational restructuring is expected to be completed in 1997. While ABK will focus solely on operating and managing the karate studios, AMERICAN CHAMPION MEDIA, INC. ["AC Media"], a 100%- owned subsidiary of ABK, will be formed to operate and manage all media-related programs. ABK will in turn be a 100%-owned subsidiary of a newly formed parent holding company, AMERICAN CHAMPION ENTERTAINMENT, INC. ["ACE"], which will be owned by the then existing stockholders of ABK.

[2] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION - Substantially all students are required to sign a student enrollment agreement [the "Enrollment Agreement"] covering a period from 36 to 48 months to complete a black belt course or a 2nd degree black belt course, respectively. The students have the option to (a) make an initial fee payment equal to 2-5 months of instruction with the remaining amount payable monthly over the remaining term of the agreement, [starting with the month following enrollment], or (b) make one or more lump sum payments for the entire course at a significant discount. Revenues are recognized over the term of the Enrollment Agreement.

A student may cancel an Enrollment Agreement at any time. A refund, if any, is made if the student's advanced payments exceed the elapsed portion of the course, prorated at $75 per month [additional family members, prorated at $45 per person per month]. The elapsed portion of the course is the number of months between the course starting date and the cancellation date.

Fee payments subject to refund are shown in ABK's financial statements as deferred revenue which will be recognized as revenue in the future years if there is no cancellation by the student.

CONCENTRATION OF CREDIT RISK - Financial instruments which potentially subject ABK to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. ABK places its cash with high credit quality financial institutions. The amount on deposit in any one institution that exceeds federally insured limits is subject to credit risk. ABK did not have any cash accounts subject to such risk at December 31, 1996. To reduce credit risk, ABK requires advanced payments from students and thus, no student fees receivable is recorded.

AMERICA'S BEST KARATE
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS - ABK considers certain highly liquid instruments purchased with original maturities of three months or less to be cash equivalents. ABK did not have any cash equivalents at December 31, 1996.

PROPERTY AND EQUIPMENT - Property and equipment is stated at cost. Depreciation for furniture and fixtures and certain equipment is computed using the straight-line method over an estimated useful life of five years. Leasehold improvements are amortized using the straight-line method over the term of the respective leases. Leased assets under capital lease agreements are amortized using the straight-line method over the shorter of the estimated useful lives or the length of the lease terms, ranging from two to five years.

[2] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

FILM COSTS - Film costs consist of the capitalized costs related to the production of original film masters for videos and television programs. The total film cost for the production of the master for the STRONG MIND FIT BODY video is amortized using the individual-film-forecast-computation method which amortizes costs in the ratio that current gross revenues bear to anticipated total gross revenues over a period of up to four years. The management of ABK periodically reviews its estimates of future revenues for each master and if necessary a revision is made to amortization rates and a writedown to net realizable value may occur. The net film costs are presented on the balance sheet at the net realizable value for each master.

Amortization expense for 1996 was $4,685, and there was no film cost amortization in 1995.

FAIR VALUES OF FINANCIAL INSTRUMENTS - The carrying value of cash, receivables, accounts payable, and short-term borrowings approximates fair value due to the short maturity of these instruments. The carrying value of long-term obligations approximates fair value since the interest rates either fluctuate with the lending banks' prime rates or approximate market rate. None of the financial instruments are held for trading purposes.

LOAN INTEREST AMORTIZATION - The value of the stock given to lenders as additional compensation are being amortized over the term of the loans [See Notes 8 and 13].

PRO FORMA EARNINGS [LOSS] PER SHARE (UNAUDITED) - Pro forma earnings [loss] per share are based on the 2,444,671 shares issued for all periods presented. Shares or equivalents issued within a one year period prior to the initial filing of the initial public offering of the registration statement [see Note 15] are treated as outstanding for all reported periods.

Net Proceeds from the proposed public offering in the amount of $579,000 will be used to retire debt. Had the retirement taken place at the beginning of the year ended December 31, 1996, interest expense of approximately $32,000 would not have been incurred. Assuming the 115,800 shares sold to generate net proceeds sufficient to retire such debt were outstanding since the beginning of the period, net (loss) per share would have been $(0.24) for the year then ended.

                                      F-14

AMERICA'S BEST KARATE
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

INCOME TAXES - Starting 1993, ABK elected to be taxed under the provisions of Subchapter S of the Internal Revenue Service Code. Under those provisions, ABK did not pay federal corporate income taxes on its taxable income. Instead, the stockholders were liable for individual federal income taxes on their respective shares of the corporate income. Accordingly, no provision has been made for federal income tax for the year ended December 31, 1995, and the period from January to February 1996, when the S Corp. status was terminated. In addition, ABK was taxed as an S Corp. in the state of California. Under state provisions in California there is a minimal income tax rate for S corporations. Pro forma net income and earnings per share are presented as if ABK was a C corporation in 1995.

Starting March 1996, income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets [use of different depreciation methods and lives for financial statement and income tax purposes], deferred revenue related to tuition fees, and the receivables and payables recorded for financial statement purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

DEFERRED OFFERING COSTS - Deferred offering costs consist of costs incurred in relation to an anticipated public offering. If the offering is not consummated, such costs will be expensed and not recorded as a reduction of the net proceeds of the offering.

[3] GOING CONCERN

At December 31, 1996, ABK had a working capital deficit of $(1,275,626) and a deficiency in stockholders' equity of $(1,010,998). Additionally, ABK has experienced continuing losses from operations. These factors cause substantiated doubt about ABK's ability to continue as a going concern.

ACE is contemplating an initial public offering to provide for net proceeds of approximately $5,312,000 to ABK and AC Media [See Note 15]. ABK believes that the net proceeds from this offering will be sufficient for it to conduct its operations for the twelve month period following the offering. However, the success of the offering cannot be assured.

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The continuation of ABK as a going concern is dependent upon the success of the public offering, and, thereafter, on attaining profitability. There can be no assurances that



                                      F-15

AMERICA'S BEST KARATE
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

management will be successful in the implementation of its plans. The financial statements do not include any adjustments in the event ABK is unable to continue as a going concern.

[4] USE OF ESTIMATES, RISKS AND UNCERTAINTIES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Additionally, there are risks and uncertainties which could impact the future of ABK. See discussion of Risk Factors in the accompanying registration statement of which these financial statements and Notes are a part.

[5] PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

Furniture and Fixtures                                      $    95,322
Equipment                                                        34,367
Leasehold Improvements                                           50,535
Leased Assets                                                   119,899
                                                            -----------
Total                                                           300,123
Less: Accumulated Depreciation and Amortization                (249,263)
                                                            ------------
PROPERTY AND EQUIPMENT - NET                               $     50,860
                                                           ============


Depreciation expense was $64,409 and $64,914 for the years ended December 31, 1996 and 1995, respectively.

The accumulated depreciation related to the leased assets at December 31, 1996 was $105,641. Depreciation on leased assets is included in depreciation expense.

[6] FILM COSTS

Film costs consist of the capitalized costs related to the production of videos and program for television as follows:



                                      F-16

AMERICA'S BEST KARATE
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

Videos:
  Strong Mind Fit Body                              $    123,042
  Joe Montana Exercise                                   140,753
Television Program:
  The Adventures with Kanga Roddy - In Process           400,894
                                                    -------------
Total                                                    664,689
Less: Accumulated Amortization                            (4,685)
                                                    -------------
FILM COSTS - NET                                    $    660,004
                                                    =============

Both videos were completed in 1996, but only the STRONG MIND FIT BODY video has been partially released in 1996. The production of the first pilot episode of THE ADVENTURES WITH KANGA RODDY was completed in January 1997.

[7] SHORT-TERM DEBT

Short-term debt consists of:

Unsecured loan of $50,000 from an indi-
  vidual, requiring monthly interest-
  only payments at the rate of 15%, due
  July 1997. This individual will receive
  71.174 shares of ABK (See Note 18). In
  the event the initial public offering
  (See Note 15) is unsuccessful, interest
  and principal payments shall be
  made on an amortized schedule over
  the next 36 months                                          $   50,000

Drawings from a $35,000 bank business credit
  card line with interest at the bank's prime
  plus 6.75%.                                                     34,113

Unsecured loans ranging from $27,000 to
  $54,000 from various individuals with
  interest at 13% payable on a monthly
  basis adjustable to .624% - 1.248% of
  net profit before taxes when the
  sum of the interest payments equals
  the loan amount.  Lenders have the
  option to convert the loans into
  0.624% - 1.248% of the number of
  common shares issued in the proposed
  initial public offering (See Note 15).                          81,000

Unsecured non-interest bearing loan from
  an individual in the original amount
  of $20,000, due on demand.                                      14,000
                                                              ----------
                            TOTAL SHORT-TERM LOANS           $   179,113
                                                             ===========
                                      F-17

AMERICA'S BEST KARATE
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


The weighted average interest rate of short-term borrowings as of December 31, 1996 was approximately 14%.

[8] LOANS PAYABLE - RELATED PARTIES

Loans payable to related parties consist of:

Unsecured loans from various individuals
  ranging from $10,000 to $150,000, requiring
  monthly interest-only payments at the rate
  of 15%, due July 1997. Four hundred and
  fifty-five shares of common stock with an
  assigned value of $21,636 were given to
  certain individuals as additional
  compensation for these unsecured loans.
  Management determined the assigned value
  with reference to the selling prices of
  similar shares during the time period in
  which such shares were issued. The loans are
  presented net of this unamortized charge at
  December 31, 1996. The common stock will be
  converted at the rate of 1 existing share to
  28.1 ACE shares. One of the individuals (see
  Note 13B) will receive 14.235 shares of ABK
  (See Note 18). In the event the proposed
  initial public offering (See Note 15) is
  unsuccessful, interest and principal
  payments shall be made on an amortized
  schedule over the next 36 months.                          $   322,336

Loan of $30,000 from various individuals, with
  interest at the 3-month CD rate
  [approximately 5%] plus 3.5%, due on demand                     29,839
                                                              ----------
          TOTAL LOANS PAYABLE TO RELATED PARTIES             $   352,175
                                                              ==========

[9] LONG-TERM DEBT

Long-term debt consist of:

Loans from three banks in amounts ranging from
  $9,000 to $80,000, with interest rates
  spanning from the bank's reference rate
  [approximately 8.5% at December 31, 1996]
  plus 2.25% to 4%, maturing from May 1998 to
  April 1999. Two of the bank loans are
  guaranteed by two stockholders.                            $    67,586

                                      F-18

AMERICA'S BEST KARATE
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

Loans from various individuals in the amounts
  ranging from $13,500 to $100,000, with
  interest spanning from 12% to 14%, payable
  in 60 monthly principal and interest
  payments, maturing from December 1998 to
  June 2000. One individual loan reflects two
  stockholders as direct obligors and in the
  event ABK is sold or goes public, this loan
  becomes due immediately and the note holder
  will be given 1% of the shares of the
  underwriting at that time. Two of the
  individual loans are guaranteed by two
  stockholders.                                                   86,546

Less: Current Portion                                            (82,740)
                                                              ----------
          LONG-TERM PORTION                                  $    71,392
                                                              ==========

ABK agreed to maintain certain financial ratios and other covenants for one of the bank loans. As of December 31, 1996, ABK did not meet the financial ratios as required by the bank. Therefore, bank debt in the amount of $22,222 has been classified as current.

Aggregate maturities required on long-term debt at December 31, 1996 is as follows:

1997                        $       82,740
1998                                37,783
1999                                31,799
2000                                 1,810
                            --------------
   TOTALS                   $      154,132
   ------                   ==============


[10] LEASE COMMITMENTS

ABK leases facilities under operating leases and gym equipment under capital leases that range from two to six years and expire at various dates through 2000. Some leases have options to renew for additional terms and some require additional increases as defined. There are two operating leases which reflect officers of ABK as lessees and another operating lease is personally guaranteed by two officers of ABK.



                                      F-19

AMERICA'S BEST KARATE
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

The future minimum lease payments under these leases are:

Year Ending                              Capital           Operating
December 31,                             Leases             Leases
------------                             ------             ------
  1997                                  $  33,828         $ 354,901
  1998                                     17,624           191,781
  1999                                      5,890           130,295
  2000                                         --            39,142
                                        ---------         ---------

TOTAL MINIMUM LEASE PAYMENTS               57,342         $ 716,119
                                                          =========

Less:  Amount Representing Interest        10,242
                                        ---------

Present Value of Net Minimum Capital
Lease Payments                             47,100

Less:  Current Portion of Obligations
Under Capital Leases                       26,459
                                        ---------

NON-CURRENT PORTION OF OBLIGATIONS
UNDER CAPITAL LEASES                    $  20,641
                                         ========

Total rent expense was $496,212 and $404,326 for the years ended December 31, 1996 and 1995, respectively. Rent concessions in the amount of $21,080 have been granted related to the lease of one of the Company's facilities. Such amount is being amortized on a straight line basis over the five-year term of the lease beginning January 1995.

[11] INCOME TAXES

Generally accepted accounting principles require the establishment of deferred tax asset for all deductible temporary differences and operating loss carryforwards. At December 31, 1996, ABK had a deferred tax asset of approximately $246,000 resulting from the temporary difference between the basis of assets and liabilities for financial statements and income tax purposes. In addition, ABK has available at December 31, 1996, approximately $353,000 of unused operating loss carryforwards that may be applied against future taxable income and that expire in 2011. Realization of the tax asset is dependent upon future events affecting utilization of the carryforwards. Because of the uncertainty that ABK will generate income in the future sufficient to fully or partially utilize these carryforwards, a valuation allowance has been established for the full amount of the tax asset.


                                      F-20

AMERICA'S BEST KARATE
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


[12] FITNESS CONSULTING

In 1995, ABK earned $526,625 as fees for fitness consulting to certain organizations and individuals. There was no such income earned in 1996, and the management of ABK does not expect to receive this type of income in the future.

[13] RELATED PARTY TRANSACTIONS

[A] During 1996, ABK borrowed $333,800 from six of its stockholders. The loans bear interest at the rate of 15% and mature in July 1997. As additional compensation to these stockholders, a total of 455.5 shares with a value of $21,636 were issued to them. Management determined the assigned value with reference to the selling prices of similar shares during the time period in which such shares were issued. For the year ended December 31, 1996, $5,172 of this amount has been expensed in the statement of operations. The loans are presented net of this unamortized charge of $16,464 at December 31, 1996.

[B] In 1996, ABK borrowed $10,000 from an individual related to another individual who is an officer, director and stockholder. The loan bears interest at the rate of 15% and matures in July 1997. This individual will receive 14.235 shares of ABK as additional compensation.

[C] ABK also borrowed $30,000 from a bank credit card line under the name of an individual who is an officer, director and stockholder, together with two other individuals related to him. ABK pays interest at the bank's rate of 3-month CD [approximately 5%] plus 3.5%.

[D] ABK paid consulting fees to two of its stockholders in the total amount of $6,000 for the year ended December 31, 1995.

[E] During 1995, ABK leased certain equipment costing $53,209, which was originally purchased by the leasing companies from a trading corporation partially owned by an individual who is officer, director and stockholder.

[F] During 1995 and 1996, ABK issued S corporation distributions of $236,009 and $12,518, respectively, to three stockholders.

[G] In November 1996, ABK agreed to pay to two participants of the JOE MONTANA EXERCISE video the sum of $50,000 from the proceeds of the intended initial public offering and another $50,000 will be paid 30 days prior to the release date. Accordingly, $100,000 is accrued in these financial statements for this liability. These two participants are stockholders of ABK.

[H] During 1996, ABK made a total of $92,083 in advances to three officers/stockholders. The advances were still outstanding at December 31, 1996.



                                      F-21

AMERICA'S BEST KARATE
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

[14] COMMITMENTS AND CONTINGENCIES

[A] In August 1995, ABK entered into a consulting agreement with a corporation for the development of the STRONG MIND FIT BODY video. ABK has agreed to pay to that corporation a royalty fee of 2.5% on the gross profit of each program sold.

[B] In October 1995, ABK signed a deal memo with the producer and writer of the audio tapes and workbook for the STRONG MIND FIT BODY whereby ABK agreed to pay to him a royalty fee of 1% of the gross income of the project with a maximum of $15,000.

[C] In June 1996, ABK entered into an agreement with a consultant for THE ADVENTURES WITH KANGA RODDY, with monthly payments of $2,144 beginning June 1996 until the arrangement is terminated.

[D] In September 1996, ABK signed a deal memo with the director of THE ADVENTURES WITH KANGA RODDY television program, whereby the director would receive 2% in the distribution of net profits from the TV broadcasting, syndication, and video sales of that program.

[E] A royalty fee of $1 will be paid to the two participants of the JOE MONTANA EXERCISE video [see Note 13G] for each tape sold.

During 1995 and 1996, the Company issued 41,575 shares of its Common Stock to various investors for an aggregate of $944,766. During 1996, the Company issued 455 shares of its Common Stock to 5 debtholders with an aggregate principal amount in value of $21,636.

[F] RIGHT OF RESCISSION - Commencing after the closing of the proposed public offering [See Note 15] and subject to compliance with federal and state securities laws, ACE intends to offer to certain stockholders who previously purchased equity or debt securities of ABK, the right to rescind their previous purchases and receive the return of the purchase price paid for such securities together with interest at a rate to be determined by the state of residence of the subject holder ["Rescission Offer"]. ACE is making the Rescission Offer, because, among other things, certain sales of its securities may have failed to qualify for an exemption under the registration requirements of federal and state securities laws.




                                      F-22

AMERICA'S BEST KARATE
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

[15] PROPOSED PUBLIC OFFERING

On December 5, 1996, ACE [a company in formation at that date,] entered into a letter of intent with an Underwriter to offer common stock through a public offering. Pursuant to the letter of intent, the Underwriter will purchase on a "firm commitment" basis, 1,300,000 shares of common stock at a public offering price of $5 per share and 1,800,000 warrants at a public offering price of $0.10 per warrant. ACE agreed to pay underwriting discounts and commissions, and a non-accountable expense allowance totaling 13% of the gross proceeds. ACE also agreed to enter into a consulting agreement for a three-year period after the closing of the underwriting transaction for a total fee of $54,000 payable at closing.

[16] NEW AUTHORITATIVE PRONOUNCEMENTS

The Financial Accounting Standards Board ["FASB"] has issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," in October 1995. SFAS No. 123 uses a fair value based method of accounting for stock options and similar equity instruments issued to employees as contrasted to the intrinsic valued based method of accounting prescribed by Accounting Principles Board ["APB"] Opinion No. 25, "Accounting for Stock Issued to Employees." The recognition requirements of SFAS No. 123 are effective for transactions entered into in fiscal years that begin after December 15, 1995. ABK will continue to apply Opinion No. 25 in recognizing its stock based employee arrangements. The disclosure requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning after December 15, 1995. ABK adopted the disclosure requirements on January 1, 1996. SFAS No. 123 also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. Those transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. This requirement is effective for transactions entered into after December 15, 1995.

The FASB has issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS No. 125 is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996. Earlier application is not allowed. The provisions of SFAS No. 125 must be applied prospectively; retroactive application is prohibited. Adoption on January 1, 1997 is not expected to have a material impact on the Company. The FASB deferred some provisions of SFAS No. 125, which are not expected to be relevant to the Company.


                                      F-23

AMERICA'S BEST KARATE
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

The FASB has issued SFAS No. 128, "Earnings per Share," and SFAS No. 129, "Disclosure of Information about Capital Structure," in February 1997.

SFAS No. 128 simplifies the earnings per share ["EPS"] calculations required by APB Opinion No. 15, and related interpretations, by replacing the presentation of primary EPS with a presentation of basic EPS. SFAS No. 128 requires dual presentation of basic and diluted EPS by entities with complex capital structures. Basic EPS includes no dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution of securities that could share in the earnings of an entity, similar to the fully diluted EPS of APB Opinion No. 15. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods; earlier application is not permitted. When adopted, SFAS No. 128 will require restatement of all prior-period EPS data presented; however, the Company has not sufficiently analyzed SFAS No. 128 to determine what effect SFAS No. 128 will have on its historically reported EPS amounts.

SFAS No. 129 does not change any previous disclosure requirements, but rather consolidates existing disclosure requirements for ease of retrieval.

[17] INDUSTRY SEGMENTS

ABK operates a chain of karate studios and is involved in the development of fitness videos and educational television programs which are segmented into two categories for reporting purposes. Tuition and related fees includes ABK's activities related to its operations of karate studios. Videos and television reflect the activities related to the development and production of fitness videos and educational television programs.

The relative contributions to net sales, income from operations and identifiable assets of ABK's two industry segments for the two-year period ended December 31, 1996 are as follows:

AMERICA'S BEST KARATE
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

                                                  1996                1995
                                                  ----                ----
Net Sales [1]:
     Tuition and Related Fees                  $ 1,031,407         $ 1,118,892
     Videos and Television                          19,146                  --
                                                ----------         -----------
     NET SALES                                 $ 1,050,553         $ 1,118,892
                                               ===========         ===========
Depreciation and Amortization:
     Tuition and Related Fees                  $    59,724         $    64,914
     Videos and Television                           4,685                  --
                                               -----------         -----------
     DEPRECIATION AND AMORTIZATION             $    64,409         $    64,914
                                               ===========         ===========
Capital Expenditures:
     Tuition and Related Fees                  $     7,014         $    22,384
     Videos and Television                         350,364             114,482
                                               -----------         -----------
     CAPITAL EXPENDITURES                      $   357,378         $   136,866
                                               ===========         ===========
[Loss] From Operations:
     Tuition and Related Fees                  $  (475,439)        $   (367,480)
     Videos and Television                        (166,144)             (94,924)
                                               -----------         ------------
     Totals                                       (641,583)            (462,404)
     Less Other [2]                                --                   526,625
                                              ------------         ------------
NET [LOSS] INCOME                              $  (641,583)        $     64,221
                                               ===========         ============
Identifiable Assets [3]:
     Tuition and Related Fees                  $   100,517         $    162,257
     Videos and Television                         729,848              118,882
                                               -----------         ------------
     Totals                                        830,365              281,139
     Add:  Corporate and Other                     139,125               82,272
                                               -----------          -----------
     ASSETS                                    $   969,490         $    363,411
                                               ===========         ============

[1] There were no sales between industry segments.

[2] Other includes fees earned for fitness consulting.

[3] Corporate and other assets are principally cash, receivables, and prepaid expenses.





                                      F-25

AMERICA'S BEST KARATE
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

[18] SUBSEQUENT EVENTS

[A] BRIDGE LOANS. In January 1997, ABK received bridge loans from various individuals totaling $75,000 with interest at 15% payable in monthly installments. The principal amount is due on the earlier of July 1, 1997 or the closing of the proposed initial public offering. A total of 106.76 shares of ABK will be issued to the lenders as additional compensation.

[B] SHARE ISSUANCE. Subsequent to December 31, 1996, 85.409 shares of ABK were issued to the two individuals described in Notes 7 and 8.


[19] SUBSEQUENT EVENTS [UNAUDITED] SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT AUDITORS

In February 1997, ABK entered into a private placement in which they obtained $244,000 of financing in exchange for 10,854 shares of ABK.


                          . . . . . . . . . . . . . . .

NO DEALER, SALES REPRESENTATIVE OR ANY OTHER
PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMA-
TION OR TO MAKE ANY REPRESENTATIONS IN CON-
NECTION WITH THIS OFFERING OTHER THAN THOSE
CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR
MADE, SUCH INFORMATION OR REPRESENTATIONS MUST
NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED
BY THE COMPANY OR ANY UNDERWRITER. THIS        1,300,000 Shares of Common Stock
PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO
SELL OR A SOLICITATION OF AN OFFER TO BUY      1,800,000 Redeemable Common Stock
ANY SECURITIES OTHER THAN THE SHARES OF                 Purchase Warrants
COMMON STOCK TO WHICH IT RELATES OR AN OFFER
TO SELL, OR A SOLICITATION OF AN OFFER TO
BUY, TO ANY PERSON IN ANY JURISDICTION IN             AMERICAN CHAMPION
WHICH SUCH AN OFFER OR SOLICITATION WOULD            ENTERTAINMENT, INC.
BE UNLAWFUL. NEITHER THE DELIVERY OF THIS
PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL,
UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION
THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF
THE COMPANY SINCE THE DATE HEREOF OR THAT THE
INFORMATION CONTAINED HEREIN IS CORRECT AS OF
ANY TIME SUBSEQUENT TO THE DATE HEREOF.
-------------------------------
              TABLE OF CONTENTS       Page
                                      ----
Prospectus Summary.................
Risk Factors.......................
Use of Proceeds....................
Dividend Policy....................
Capitalization.....................
Dilution...........................
Selected Financial Data............             --------------------------------
Management's Discussion and
 Analysis of Financial Condition                           PROSPECTUS
 and Results of Operations.........             --------------------------------
Business...........................
Management.........................
Certain Transactions...............
Principal Stockholders.............
Rescission Offer...................
Description of Securities..........
Shares Eligible for Future Sale....
Underwriting.......................
Legal Matters......................
Experts............................
Additional Information.............
Index to Financial Statements......          Dalton Kent Securities Group, Inc.
--------------------------------
     Until ________________, 1997 (25 days
after the date of this Prospectus), all
dealers effecting transactions in the
Registered Securities, whether or not
participating in this distribution, may be
required to deliver a Prospectus. This is in
addition to the obligation of dealers to
deliver a Prospectus when acting as                             , 1997
Underwriters with respect to their unsold allotments or subscriptions.

                (ALTERNATE PAGE FOR RESCISSION OFFER PROSPECTUS)

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                   SUBJECT TO COMPLETION, DATED _______, 1997

PROSPECTUS

                      AMERICAN CHAMPION ENTERTAINMENT, INC.

                                RESCISSION OFFER

                         878,118 SHARES OF COMMON STOCK

         American Champion Entertainment, Inc., a Delaware corporation (the "Company"), hereby offers (the "Rescission Offer") to forty-six persons who previously purchased shares of America's Best Karate's common stock (the "Rescission Shares") during the period from November 1995 to February 1997, the right to rescind their previous purchases of the Rescission Shares and receive the return of the purchase price paid together with interest as described below.

         If every shareholder to whom this Rescission Offer is made (the "Rescission Offerees") elects to rescind the original purchase, the Company would be required to acquire 878,118 shares of common stock, at an aggregate cost, excluding interest at various rates of approximately $1,198,020. The Rescission Shares were not registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any states (collectively, with the Securities Act, the "Securities Laws"). These sales may not have qualified for exemption from the registration requirements, or otherwise met the requirements, of the Securities Laws. Therefore, the Rescission Offerees may have the right under the Securities Laws, among other things, to rescind their purchases of the Rescission Shares. In an effort to rectify these possible defects, if any, in the sale of the Rescission Shares, the Company is offering the Rescission Offerees the right to rescind under the terms of the Rescission Offer set forth in this prospectus (the "Prospectus").

         The Company will pay to any Rescission Offeree who accepts the Rescission Offer an amount equal to the consideration paid to America's Best Karate by the Rescission Offeree for the Rescission Shares together with interest thereon at the annualized legal rate mandated by applicable Securities Laws (the "Rescission Price") from the date the Rescission Offeree paid full consideration for the Rescission Shares to the date of repayment. The Rescission Offer will commence after the completion of the Company's offering to the public (the "Public Offering") of certain shares of its common stock, $.0001 par value ("Common Stock") and redeemable Common Stock purchase warrants (the "Warrants")

                                       -1-

                (ALTERNATE PAGE FOR RESCISSION OFFER PROSPECTUS)

described in the Prospectus attached hereto as Exhibit A (the "Public Offering Prospectus") and will remain open for at least thirty days from the date hereof (the "Rescission Expiration Date"). The Company's obligation to purchase the Rescission Shares will be paid out of the net proceeds of the Public Offering. See "Rescission Offer."

         The Company will use its best efforts to register or qualify the Rescission Offer under the Securities Laws. Rescission Offerees who reside in states where the Rescission Offer cannot be registered or qualified may not be able to participate in the Rescission Offer.

         See the Public Offering Prospectus attached hereto as Exhibit A and incorporated herein by reference for details regarding the Public Offering, as well as important information about the Company, which should be considered in evaluating the Rescission Offer.

         THE COMMON STOCK SUBJECT TO THIS RESCISSION OFFER INVOLVES A HIGH DEGREE OF RISK. PURCHASERS SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH UNDER "RISK FACTORS" IN THIS PROSPECTUS AND IN THE PUBLIC OFFERING PROSPECTUS BEGINNING ON PAGE 13.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Upon the terms and subject to the conditions of the Rescission Offer, payment of the purchase price and interest to Rescission Offerees who elect to rescind will be made as soon as practicable after receipt by the Company of the rescission notice (the "Notice of Rescission") attached hereto as Exhibit B and the appropriate stock certificates or other evidence of the Rescission Shares.

               The date of the Prospectus is ______________, 1997.


                                       -2-

                (ALTERNATE PAGE FOR RESCISSION OFFER PROSPECTUS)

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY IS A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THE PUBLIC OFFERING PROSPECTUS ATTACHED HERETO AS EXHIBIT
A. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES IN THIS PROSPECTUS AND THE PUBLIC OFFERING PROSPECTUS TO THE COMPANY ARE REFERENCES TO THE COMPANY AND ITS SUBSIDIARIES, AMERICAN CHAMPION MEDIA, INC. ("AC MEDIA") AND AMERICA'S BEST KARATE. EXCEPT AS OTHERWISE NOTED, ALL INFORMATION IN THIS PROSPECTUS AND THE PUBLIC OFFERING PROSPECTUS ASSUMES NO EXERCISE OF THE WARRANTS, THE UNDERWRITERS' OVER-ALLOTMENT OPTION, THE UNDERWRITERS' WARRANTS OR OUTSTANDING OPTIONS OR WARRANTS TO PURCHASE SHARES OF THE COMPANY'S COMMON STOCK.

RESCISSION OFFERING


         Commencing after the completion of the Company's Public Offering and subject to compliance with Federal and state securities laws, the Company is undertaking the Rescission Offer. If every Rescission Offeree elects to rescind his or her purchase, the Company would be required to purchase Rescission Shares at an aggregate cost of approximately $1,198,020 excluding interest (which will vary). The Company's obligation to purchase the Rescission Shares will be paid out of the net proceeds of the Public Offering.

PUBLIC OFFERING

         The Company is offering to the public 1,300,000 shares of Common Stock and 1,800,000 Warrants through a group of underwriters (the "Underwriters") represented by Dalton Kent Securities Group Inc. (the "Representative"). The Common Stock is being offered at $5.00 per share and the Warrants are being offered at $.10 per Warrant. See the Public Offering Prospectus attached hereto for details regarding the Public Offering, as well as important information about the Company, which should be considered in evaluating this Rescission Offer. The attached Public Offering Prospectus is an integral part of this document and is incorporated herein by this reference in its entirety.



                                       -3-

                (ALTERNATE PAGE FOR RESCISSION OFFER PROSPECTUS)

         The Company was incorporated in Delaware in February 1997 to serve as a holding company for AC Media, a Delaware corporation formed in February 1997, and America's Best Karate, a California corporation formed in June 1991. This Prospectus assumes that the reorganization transaction giving effect to this holding company structure will be completed prior to the closing of the Public Offering, and that each share of the currently outstanding shares of common stock of America's Best Karate will be converted into 28.1 shares of Common Stock of the Company. The Company's executive offices are located at 26203 Production Avenue, Suite 5, Hayward, California 94545, and its telephone number is (510) 782-8168.

                                OFFER TO RESCIND

         America's Best Karate has previously offered for sale shares of its common stock in a series of private transactions. America's Best Karate sold 878,118 shares of its common stock to certain private investors for an aggregate price of approximately $1,198,020. These securities were not registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities acts of other states (collectively, with the Securities Act, the "Securities Laws"). These offerings might not have been to purchasers who qualified as accredited investors (as that term is defined in Regulation D promulgated under the Securities Act) or, for other reasons, may not have qualified for exemption from the registration requirements, or otherwise met the requirements, of Federal or state securities laws. An aggregate of 46 persons acquired those securities. The proceeds of the previous offerings were used for the Company's developmental working capital during the Company's development stage. The Rescission Offerees may have the right under the Securities Act and applicable state securities laws to rescind their purchases. In effort to rectify these possible defects, if any, in the sale of the Rescission Shares, the Company is offering the Rescission Offerees the right to rescind under the terms of the Rescission Offer in this Prospectus.

         The Company will pay to any Rescission Offeree who accepts the Rescission Offer an amount equal to the consideration paid to the Company by the Rescission Offeree for the Rescission Shares together with interest thereon at the annualized legal rate mandated by applicable blue sky laws (the "Rescission Price") from the date of payment of the Rescission Shares by the purchaser to the date of repayment. The Rescission Offer will commence after the completion of the Company's offering to the public of 1,300,000 shares of its Common Stock described in the attached Public Offering Prospectus and will remain open for at least thirty days from the date hereof (the "Rescission Expiration Date"). The Company's obligation to purchase the Rescission Shares will be paid out of the net proceeds of the Public Offering.

                                       -4-

                (ALTERNATE PAGE FOR RESCISSION OFFER PROSPECTUS)

         The Company will use its best efforts to register or qualify the Rescission Offer under the Securities Laws. Rescission Offerees who reside in states where the Rescission Offer cannot be registered or qualified may not be able to participate in the Rescission Offer.

         The Company requests that all Rescission Offerees complete the Notice of Rescission accompanying the Prospectus and return it to the Company as soon as possible but in no event later than the Rescission Expiration Date. Rescission Offerees who wish to accept the Rescission Offer must enclose with the Notice of Rescission their certificates representing all (and not less than all) of the Rescission Shares purchased by the Rescission Offeree, properly endorsed for transfer. In the event any Rescission Offeree contacts the Company for information about the Rescission Offer prior to making a decision he or she will be given publicly-available information.

         Any Rescission Offeree who has not submitted a Notice of Rescission to the Company by the Rescission Expiration Date shall be conclusively deemed to have rejected the Rescission Offer.

         The Notice of Rescission and stock certificates may be delivered by hand or courier service, or by mail. The method of delivery of all documents is at the election and risk of the Rescission Offeree. If delivery is by mail, registered mail, return receipt requested, properly insured, is recommended.

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance of the Notice of Rescission will be determined by the Company, which determination will be final and binding. The Company reserves the absolute right to reject any or all Notices of Rescission not properly completed or if their acceptance, in the opinion of the counsel to the Company, is unlawful. The Company also reserves the right to waive any irregularity in the Notice of Rescission. The Company's interpretation of the terms and conditions of the Rescission Offer (including the instructions in the Notice of Rescission) shall be final and binding. The Company shall not be under any duty to give notification of defects in connection with Notices of Rescission or incur any liability for failure to give such information.

                                       -5-

                (ALTERNATE PAGE FOR RESCISSION OFFER PROSPECTUS)

         Upon the terms and subject to the conditions of the Rescission Offer, payment of the purchase price and interest to Rescission Offerees who elect to rescind will be made as soon as practicable after receipt by the Company of the Notice of Rescission and the appropriate certificates. If every stockholder to whom the Rescission Offer is made elects to rescind the original purchase, the Company would be obligated to provide for the acquisition of 878,118 shares of Common Stock and at an aggregate cost, excluding interest which will vary, of approximately $1,198,020.

         All of the Rescission Offerees paid less than $5.00 per share, the public offering price of the shares of Common Stock offered in the Public Offering. The Company does not believe that any or many stockholders will tender securities pursuant to the Rescission Offer because the price per share in the Public Offering is higher than the amount recoverable through rescission and because substantially all such securities were sold to personal or business acquaintances of the Company and its management. However, the Rescission Offer will be kept open for at least 30 days and there can be no assurance that the price of the shares in the trading market during such period will not be less than the prices paid by the stockholders who are being offered rescission in the Rescission Offer or that a significant number of such stockholders will not accept the Rescission Offer. To the extent that the Company is required to use proceeds from the Public Offering to meet its obligations under the Rescission Offer, such funds will not be available to be utilized by the Company in furtherance of its business objectives. Payment of the purchase price and interest to individuals who elect to rescind will be made as soon as practicable after receipt by the Company of the notice of rescission and the appropriate certificates.

                                  RISK FACTORS

         The common stock subject to this rescission offer involves a high degree of risk. the attached public offering prospectus is an integral part of this document and is incorporated herein by this reference in its entirety. rescission offerees are strongly urged to carefully review the public offering prospectus, including the information set forth under "risk factors" and "rescission offer," for information regarding the company, its proposed activities and management, its financial statements and an investment in shares of common stock of the company.

                          USE OF PROCEEDS AND DILUTION

         The Company is not issuing any securities in this offering. Accordingly, the Company will not be receiving any proceeds nor will any stockholder's interest be diluted.

                                 CAPITALIZATION

         The impact of the Rescission Offer cannot be estimated precisely in advance. To the extent that the Company purchases Rescission Shares tendered by Rescission Offerees, proceeds from the Public Offering will not be available to be utilized by the Company in furtherance of its business objectives and the Company's current assets will be diminished and its stockholder's equity will be affected because the number of shares of Common Stock outstanding will be reduced.

                                       -6-
                                 Page 97 of 178

                (ALTERNATE PAGE FOR RESCISSION OFFER PROSPECTUS)

                                  LEGAL MATTERS

         The validity of the shares of Common Stock which are the subject of this Rescission Offer will be passed upon by Sheppard, Mullin, Richter & Hampton LLP, 333 South Hope Street, 48th Floor, Los Angeles, CA 90071.

                                     EXPERTS

         The financial statements of America's Best Karate as of December 31, 1996, and for the two years then ended and the balance sheet of American Champion Entertainment, Inc. as of February 5, 1997 have been included herein and in the registration statement in reliance upon the reports of Moore Stephens, P.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.













                                       -7-

                (ALTERNATE PAGE FOR RESCISSION OFFER PROSPECTUS)

                                    EXHIBIT A

                         The Public Offering Prospectus

                (ALTERNATE PAGE FOR RESCISSION OFFER PROSPECTUS)

                                    EXHIBIT B

                              NOTICE OF RESCISSION

                      AMERICAN CHAMPION ENTERTAINMENT, INC.

                             REQUEST FOR RESCISSION
                                       OR
                         AFFIRMATION OF PRIOR PURCHASES

                  THE RESCISSION OFFER WILL EXPIRE AT 5:00 P.M.
                               CALIFORNIA TIME, ON
                             ________________, 1997.

         Please complete and sign this document and return it to AMERICAN CHAMPION ENTERTAINMENT, INC. at the address set forth below, on or before 5:00 p.m. California time, on ______________, 1997, the expiration date of the Rescission Offer. Please indicate your election by initialing Box A or Box B, as appropriate.

American Champion Entertainment, Inc.
26203 Production Avenue, Suite 5
Hayward, California 94545

         The undersigned hereby acknowledges having received the rescission offer (the "Rescission Offer") described in the prospectus dated _____________, 1997, by American Champion Entertainment, Inc. (the "Company") to repurchase the shares of Common Stock hereinafter identified which were previously acquired by the undersigned from the Company (the "Shares").

         As indicated below, the undersigned hereby either (i) affirms the
                                                    ------
undersigned's prior purchases of all of such Shares and waives any future right to rescind such purchases, or (ii) elects to accept the Rescission Offer and requests that the Company repurchase the Shares in accordance with the terms of the Rescission Offer.

[  ]     A.  AFFIRMATION OF PRIOR PURCHASES

         The undersigned hereby affirms the undersigned's prior purchases of all Shares of the Company, elects not to accept the Company's offer to
                                  ---
repurchase such Shares, and waives any future right to rescind such purchases.

[  ]     B.  REQUEST FOR RESCISSION

         1. The undersigned hereby irrevocably elects to accept the Company's offer to repurchase all of the Shares and to pay the undersigned an amount equal to the consideration which the undersigned paid to the Company for the Shares together with interest from the date of purchase to the date of repayment at the rate specified by the undersigned's place of residence and/or domicile, as the case may be.
                                       B-1
                                Page 100 of 178

                (ALTERNATE PAGE FOR RESCISSION OFFER PROSPECTUS)

         2. The undersigned hereby encloses the certificates identified below, representing all of the Shares that the undersigned acquired from the Company, duly endorsed for transfer or accompanied by an assignment separate from the applicable stock certificate. The enclosed represents all, and not less than all, of the Shares that the undersigned acquired from the Company, including any Shares acquired as a result of any dividend or stock split. The undersigned hereby represents that the undersigned is conveying all interests in the Shares free and clear of all liens and encumbrances of any kind, and that no such interest has been previously or concurrently transferred in any manner to any other person or entity.

                                              Number of Shares,
                    Certificate              as Shown on Face of
                     Number(s)                  Certificate(s)
                    ______________            _________________
                    ______________            _________________
Total Number of Shares____________            _________________

                (ALTERNATE PAGE FOR RESCISSION OFFER PROSPECTUS)


                                THE UNDERSIGNED:



                                _________________________________________
                                Print name of the undersigned
                                and, (a) if Shares are held by
                                a partnership, corporation,
                                trust or entity, the name and
                                capacity of the individual
                                signing on its behalf, and (b)
                                if Shares are held as joint
                                tenants or as community
                                property, name(s) of
                                co-purchaser(s)


Dated:_________________, 1997   _________________________________________
                                Signature

                                _________________________________________
                                Tax I.D./Soc. Sec. No.

Dated:_________________, 1997   _________________________________________
                                Signature

                                _________________________________________
                                Second Tax I.D./Soc. Sec. No.

Residence Address:
Street Address:                 _________________________________________

City, State and Zip Code:       _________________________________________


Mailing Address
 (if different from residence): _________________________________________

City, State and Zip Code:       _________________________________________

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Company's Bylaws provided that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses payable by the Company in connection with the distribution of the securities being registered are as follows:
                                                                     Amount

SEC Registration Fee (1)..........................................$     7,368
NASD Filing Fee...................................................      2,499
NASDAQ Listing Fee................................................      9,000
Printing Expenses (1).............................................     50,000
Accounting Fees and Expenses......................................     95,000
Legal Fees and Expenses (1).......................................    170,000
Blue-Sky Fees and Expenses (1)....................................     50,000
Transfer Agent's Fees and Expenses................................      2,500
Underwriters' Non-Accountable Expense Allowance...................    155,140
Representative's Consulting Fee...................................     54,000
Miscellaneous Expenses (1)........................................    104,493
                                                                   ----------
         Total....................................................$   700,000
                                                                   ==========


(1) Includes expenses attributable to the Rescission Offer. See "Rescission Offer."

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         In _______, 1997, in connection with the reorganization transaction whereby the Company became the parent holding company of America's Best Karate and AC Media, an aggregate of _________ shares of Common Stock of the Company were issued to an aggregate of ___ persons, each of whom was a shareholder of America's Best Karate. This issuance was effected in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and/or Registration D adopted thereunder on the basis that the transaction did not involve a public offering.

         Set forth below is a listing of issuances of unregistered shares of Common Stock by the Company's subsidiary, America's Best Karate, during the last three years prior to the aforementioned reorganization transaction. All of such sales were intended to be exempt from the registration requirements under the Securities Act pursuant to Section 4(2). Because sales of shares of Common Stock from November 1995 to March 1997 (other than shares issued as additional consideration for loans) may not have qualified for such exemption, the Company intends to make a rescission offer to holders of such securities. See "Rescission Offer."

Date           Shareholder                 No. Of Shares      Consideration
----           -----------                 -------------      -------------
23-May-95      Don Berryessa                  5,000.00          Services
01-Jun-95      Peter K. Y. Kwong              4,500.00          Services
01-Jun-95      Sheri Sylvester                1,000.00          Services
01-Jun-95      Don H. Yee                       752.00          Services
01-Jun-95      Montana Family Trust           5,639.00          Services
01-Jun-95      Ronnie Lott                      752.00          Services
01-Jun-95      Dwight Clark                     752.00          Services
01-Jun-95      Carmen Policy                    752.00          Services
01-Jun-95      Brent Jones                      100.00          Services
01-Jun-95      Mary Ochs                        752.00          Services
01-Jun-95      Palestra Corp                    752.00          Services
07-Nov-95      Richard & Gloria Yee             500.00          $ 20,000
07-Nov-95      Steven Tang                      250.00          $ 10,000
14-Nov-95      Ricky Tung                     1,000.00          $ 40,000
14-Nov-95      Albert Tang                    1,000.00          $ 40,000
30-Nov-95      May Roberts                      250.00          $ 10,000
08-Dec-95      John R. Powers, III              500.00          $ 20,000
08-Dec-95      Laurene Yip                      250.00          $ 10,000
20-Dec-95      Bonnie LeMat                     250.00          $ 10,000
20-Dec-95      Susan Yagai                      250.00          $ 10,000
20-Dec-95      Dale Chung                     1,000.00          $ 40,000
27-Dec-95      Linda Durnell                    250.00          $ 10,000
08-Jan-96      Ricky Tung                     1,000.00          $ 40,000
08-Jan-96      Petro Estakhri                   500.00          $ 20,000
12-Jan-96      Terry L. Gray                    250.00          $ 10,000
31-Jan-96      Amy Chow                         100.00          $  4,000
23-Feb-96      Michael Booth                    165.00          $  5,000
26-Feb-96      Billy Y. Prasadi                 250.00          $ 10,000
02-Apr-96      Richard Yee                    1,000.00          $ 40,000

02-Apr-96      Kwong Family Trust               500.00          $ 20,000
02-Apr-96      Ted & Irene Chin                 500.00          $ 20,000
02-Apr-96      May Roberts                      250.00          $ 10,000
05-Apr-96      Stanley Ching                    500.00          $ 20,000
12-Apr-96      May Roberts                      500.00          $ 20,000
24-May-96      Kwong Family Trust               500.00          $ 20,000
01-Jun-96      Stanley Ching                    500.00          $ 20,000
29-May-96      William Loh                      500.00          $ 20,000
03-Jun-96      Warren Wong                    2,000.00          $ 80,000
03-Jun-96      Ted & Irene Chin                 500.00          $ 20,000
03-Jun-96      Tommy O. Ng                    1,000.00          $ 40,000
19-Aug-96      Clayton Tominaga               1,500.00          $ 90,000
20-Aug-96      Laurene Yip                      125.00          $  7,500
20-Aug-96      Peter C. Ho                      125.00          $  7,500
25-Aug-96      Camilla T. Y. Kwong              125.00          $  7,500
25-Aug-96      Tommy O. Ng                      125.00          $  7,500
14-Oct-96      John R. Powers, III               71.17          For loan
14-Oct-96      May W. Roberts                    71.17          For loan
01-Nov-96      John R. Powers, III               71.17          For loan
09-Nov-96      Noreen Yamaoka                   142.35          For loan
25-Nov-96      John C. Chan                     14.235          For loan
25-Nov-96      Dale Chung                       14.235          For loan
01-Dec-96      John R. Powers, III               71.17          For loan
01-Dec-96      Albert & Amy Tang                125.00          $  7,500
01-Dec-96      Laurene Yip                      125.00          $  7,500
01-Dec-96      Stephen Thomas                   125.00          $  7,500
01-Dec-96      Louisa Kwok                      500.00          $ 30,000
04-Dec-96      Michael Tom                      166.67          $ 10,000
05-Dec-96      Rafael S. Tom                    300.00          $ 18,000
10-Dec-96      Peter Ho                         125.00          $  7,500
11-Dec-96      Paul P. H. Shen                  150.00          $  9,000
12-Dec-96      Eric C. & Ellen Ng               500.00          $ 30,000
27-Dec-96      Van Living Trust                 250.00          $ 15,000
27-Dec-96      Vivian Lee                       125.00          $  7,500
28-Dec-96      Brian Shing                      150.00          $  9,000
28-Dec-96      Joseph Chan                      166.67          $ 10,000
30-Dec-96      Julian & Ann Englestad            71.17          For loan
31-Dec-96      Marianne Chung                   14.235          For loan
14-Jan-97      Stanley F. Wasowski              35.587          For loan
14-Jan-97      Amy Okegaki                      14.235          For loan
16-Jan-97      Rafael Tom                       14.235          For loan
19-Jan-97      Stephen Thomas                    67.00          $  4,020
23-Jan-97      Jack Yuk Lim Tam                 42.705          For loan
31-Jan-97      Scott Gerard                  2,135.231          $ 48,000
11-Mar-97      Susan Cohen                     177.936          $  4,000
11-Mar-97      Peter Marsh                   2,135.231          $ 48,000
13-Mar-97      Keith Loiselle                  676.157          $ 15,200
17-Mar-97      Paul G. Leff                  1,779.359          $ 40,000
18-Mar-97      Rory Nichols                    889.680          $ 20,000
18-Mar-97      Brian Schuster                  889.680          $ 20,000
18-Mar-97      Al Levine                       889.680          $ 20,000

18-Mar-97      William E. Gay, Jr.             213.523          $  4,800
18-Mar-97      David Braver                    142.349          $  3,200
19-Mar-97      Sarine Chaki                    711.744          $ 16,000
20-Mar-97      Al Levine                       213.523          $  4,800


     Set forth below is a listing of issuances of debt securities by the Company's subsidiary, America's Best Karate, during the last three years prior to the aforementioned reorganization transaction. All of such sales were intended to be exempt from the registration requirements under the Securities Act pursuant to Section 4(2).

Date                 Debtholder                      Principal Amount of Debt
----                 ----------                      ------------------------
8-Dec-94             Thomas Fu                               $ 27,000
15-Dec-94            Michael Triantos                        $100,000
30-Apr-95            Thomas Fu                               $ 27,000
5-May-95             David Lei                               $ 27,000
14-Oct-96            John R. Powers, III                     $ 50,000
14-Oct-96            May W. Roberts                          $ 50,000
1-Nov-96             John R. Powers, III                     $ 50,000
9-Nov-96             Noreen Yamaoka                          $100,000
25-Nov-96            John C. Chan                            $ 10,000
26-Nov-96            Dale Chung                              $ 10,000
1-Dec-96             John R. Powers, III                     $ 50,000
30-Dec-96            Julian and Ann Englestad                $ 50,000
31-Dec-96            Marianne Chung                          $ 10,000
14-Jan-97            Stanley F. Wasowski                     $ 25,000
14-Jan-97            Amy Okagaki                             $ 10,000
16-Jan-97            Rafael Tom                              $ 10,000
23-Jan-97            Jack Yuk Lim                            $ 30,000

ITEM 27.  EXHIBITS

Exhibit No.           Description
-----------           -----------

1.1             Form of Underwriting Agreement

3.1             Amended and Restated Certificate of Incorporation

3.2             Bylaws

4.1             Specimen stock certificate

4.2*            Form of Warrant

4.3*            Form of Underwriters' Warrant

5**             Opinion of Sheppard, Mullin, Richter &
                Hampton LLP

10.1*           1997 Stock Plan

10.2*           Form of Stock Option Agreement for 1997 Stock Plan

10.3*           1997 Non-Employee Directors Stock Option Plan

10.4*           Form of Non-Employee Directors Stock Option
                Agreement

10.5*           Form of Business Loan Agreement utilized for
                $455,000 of short-term loans due the earlier of July 1, 1997 or consummation of the Offering

10.6*           Business Loan Agreement between ABK and the
                Bank of Canton of California dated May 15, 1993, and related Promissory Note and Security
                Agreement

10.7* Business Loan Agreement between the Company and Silicon Valley Bank dated April 25, 1995, and related Promissory Note and Security Agreement

10.8* Promissory Note dated December 15, 1994 made payable by Messrs. Chung and Chan and their wives in favor of Michael Triantos M.D. Inc. Money Purchase and Profit Sharing Pension Plans Trust

10.9*           Employment Agreement between the Company and
                George Chung dated March 4, 1997, effective upon the closing date of the Offering

10.10*          Employment Agreement between the Company and
                Anthony Chan dated March 4, 1997, effective upon the closing date of the Offering

10.11*          Employment Agreement between the Company and
                Don Berryessa dated March 4, 1997, effective upon the closing date of the Offering

10.12*          Employment Agreement between the Company,
                AC Media and Jan Hutchins dated March 4, 1997, effective upon the closing date of the Offering

10.13*          Convertible Loan Agreement dated as of May 5,
                1995, between ABK and David Y. Lei

10.14*          Convertible Loan Agreement dated as of
                December 8, 1994, between ABK and Thomas Y.
                Fu

10.15*          Amended Deal Memo between ABK and Rick
                Fichter dated February 23, 1997, with respect to payments related to the Kanga Roddy Series

10.16 Consulting Agreement between the Company and the Representative

10.17*          Form of Indemnification Agreement

10.18           Form of Amendment No. 1 to Business Loan
                Agreement utilized for $455,000 of short-term loans due the earlier of July 1, 1997 or consummation of the Offering

10.19           Letter dated October 29, 1996 from the Company to
                Tim Pettitt regarding certain payments to the Montanas

10.20 Distribution Agreement dated June 18, 1996 by and between America's Best Karate and InteliQuest

10.21** Distribution Agreement, dated May 6, 1997, by and between KTEH, San Joe Public Television and American Champion Media, Inc.

20.21** Distribution Agreement dated May 6, 1997, by and between KTEH, San Jose Public Television and
                American Champion Media, Inc.

21.1**          Subsidiaries of the Registrant

23.1**          Consent of Sheppard, Mullin, Richter &
                Hampton LLP (contained in Exhibit 5)

23.2            Consent of Moore Stephens, P.C.
------------------
*   Previously filed

**  To be filed by future amendment


                                      II-6
                                 Page 108 of 178

ITEM 28.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the provisions described in Item 24, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (c)      The undersigned Registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                                      II-7

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on May 7, 1997.

                                   AMERICAN CHAMPION ENTERTAINMENT, INC.


                                   By: /s/ Anthony Chan
                                      -----------------------------------
                                       Anthony Chan
                                       Chief Executive Officer


      In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURE                       TITLE                                 DATE
---------                       -----                                 ----


/s/ Anthony Chan                President, Chief Executive         May 7, 1997
----------------------------    Officer, Chief Financial Officer
Anthony Chan                    and Director (principal executive
                                officer and principal financial
                                officer)


/s/ George Chung                Chairman of the Board and          May 7, 1997
----------------------------    Director
George Chung


/s/ Don Berryessa               Vice President and Director        May 7, 1997
----------------------------
Don Berryessa

                                  EXHIBIT INDEX

Exhibit No.           Description                                     Page
-----------           -----------                                     ----

1.1             Form of Underwriting Agreement                        114

3.1             Amended and Restated Certificate of Incorporation     146

3.2             Bylaws                                                148

4.1             Specimen stock certificate                            166

4.2*            Form of Warrant

4.3*            Form of Underwriters' Warrant

5**             Opinion of Sheppard, Mullin, Richter &
                Hampton LLP

10.1*           1997 Stock Plan

10.2*           Form of Stock Option Agreement for 1997 Stock Plan

10.3*           1997 Non-Employee Directors Stock Option Plan

10.4*           Form of Non-Employee Directors Stock Option
                Agreement

10.5*           Form of Business Loan Agreement utilized for
                $455,000 of short-term loans due the earlier of July 1, 1997 or consummation of the Offering

10.6*           Business Loan Agreement between ABK and the
                Bank of Canton of California dated May 15, 1993, and related Promissory Note and Security
                Agreement

10.7* Business Loan Agreement between the Company and Silicon Valley Bank dated April 25, 1995, and related Promissory Note and Security Agreement

10.8* Promissory Note dated December 15, 1994 made payable by Messrs. Chung and Chan and their wives in favor of Michael Triantos M.D. Inc. Money Purchase and Profit Sharing Pension Plans Trust

10.9*           Employment Agreement between the Company and
                George Chung dated March 4, 1997, effective upon the closing date of the Offering


                                  Exhibit Index

10.10*          Employment Agreement between the Company and
                Anthony Chan dated March 4, 1997, effective upon the closing date of the Offering

10.11*          Employment Agreement between the Company and
                Don Berryessa dated March 4, 1997, effective upon the closing date of the Offering

10.12*          Employment Agreement between the Company,
                AC Media and Jan Hutchins dated March 4, 1997, effective upon the closing date of the Offering

10.13*          Convertible Loan Agreement dated as of May 5,
                1995, between ABK and David Y. Lei

10.14*          Convertible Loan Agreement dated as of
                December 8, 1994, between ABK and Thomas Y.
                Fu

10.15*          Amended Deal Memo between ABK and Rick
                Fichter dated February 23, 1997, with respect to payments related to the Kanga Roddy Series

10.16           Consulting Agreement between the Company and
                the Representative                                    169

10.17*          Form of Indemnification Agreement

10.18           Form of Amendment No. 1 to Business Loan
                Agreement utilized for $455,000 of short-term
                loans due the earlier of July 1, 1997 or
                consummation of the Offering                          173

10.19           Letter dated October 29, 1996 from the Company to
                Tim Pettitt regarding certain payments to the
                Montanas                                              174

10.20           Distribution Agreement dated June 18, 1996 by and
                between America's Best Karate and InteliQuest         175

10.21* Distribution Agreement, dated May 6, 1997, by and between KTEH, San Jose Public Television and
                American Champion Media, Inc.

21.1**          Subsidiaries of the Registrant

23.1**          Consent of Sheppard, Mullin, Richter &
                Hampton LLP (contained in Exhibit 5)

23.2            Consent of Moore Stephens, P.C.                       179
------------------
*   Previously filed

**  To be filed by future amendment


                                  Exhibit Index
                                 Page 113 of 178

                                                                EXHIBIT 1.1
                                                                -----------


                    AMERICAN CHAMPION ENTERTAINMENT, INC.

                     1,300,000 Shares of Common Stock and
                             1,800,000 Redeemable
                        Common Stock Purchase Warrants


                            UNDERWRITING AGREEMENT


                           _________________, 1997


Dalton Kent Securities Group, Inc.
As Representative of the several Underwriters
330 Seventh Avenue, 18th Floor
New York, New York  10001

Dear Sirs:

            American Champion Entertainment, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with Dalton Kent Securities Group, Inc. ("you" or the "Representative") and each of the other firms or corporations named in Schedule A attached hereto (herein collectively referred to as, the "Underwriters") as follows:

            1.    Description of the Securities.

            The Company proposes to issue and sell to the Underwriters 1,300,000 shares of common stock, $.0001 par value per share (the "Common Stock"), and 1,800,000 redeemable common stock purchase warrants (the "Warrants," and collectively with the Common Stock, the "Securities") in the respective amounts set forth on Schedule A hereto. Each Warrant shall entitle the holder to purchase one share of Common Stock for $5.00, subject to adjustment. The Company proposes to grant to the Underwriters an option to purchase up to 195,000 additional shares of Common Stock and up to an additional 270,000 Warrants (collectively the "Additional Securities"). The offering of the Securities and the Additional Securities contemplated hereby may sometimes be referred to as the "Offering."

                  (a)   The Warrants.

                  Pursuant to and subject to certain conditions set forth in the agreement (the "Warrant Agreement") between the Company, the Underwriters and Continental Stock Transfer & Trust Co., (the "Transfer Agent"), each Warrant will be exercisable during the period beginning as of the effective date of the Registration Statement, as defined in Paragraph 2(a) hereof (the "Effective

Date"), until expiration five years thereafter, subject to prior redemption by the Company (as described below) at an initial exercise price (subject to adjustment as set forth in the Warrant Agreement) equal to $5.00 per share. The shares of Common Stock issuable upon the exercise of the Warrants are hereinafter referred to as the "Warrant Shares."

            As more fully provided in the Warrant Agreement, the Warrants will be redeemable at a price of $.10 per Warrant, commencing one year after the Effective Date (or earlier with the consent of the Representative) and prior to their expiration upon not less than 30 days' prior written notice to the holders of the Warrants, provided the closing bid price of the Common Stock (or closing sales price if listed on an exchange or on a reporting system that provides last sales prices) has been at least equal to 120% of the then current Warrant exercise price (initially $5.00 per share, subject to adjustment) for a period of 20 consecutive trading days ending on the third day prior to the date on which the Company gives notice of redemption, subject to the right of the holder to exercise his or her purchase rights thereunder until redemption.

                  (b)   Underwriters' Securities.

                  The Company will sell to the Underwriters, for $10.00, the right to purchase up to an aggregate of 130,000 shares of Common Stock and 180,000 Warrants (the "Underwriters' Warrants" and collectively with the securities underlying the Underwriters' Warrants, the "Underwriters' Securities"). The Underwriters' Warrants will be non-exercisable for one year after the Effective Date. Thereafter, for a period of four years, the Underwriters' Warrants shall be exercisable at $6.00 per share of Common Stock and $0.12 per Warrant. The Warrants underlying the Underwriters' Warrants shall be exercisable at a price of $6.00 per share. The Underwriters' Warrants shall be non-transferable (other than to (i) officers of the Underwriters, and (ii) members of the selling group and their officers or partners) for a period of 12 months following the Effective Date. Thereafter, the Underwriters' Warrants are exercisable and transferable for a period of four years (provided such transfer is in accordance with the Securities Act of 1933, as amended, and any other applicable securities laws). If the Underwriters' Warrants are not exercised during their term, they shall, by their terms, automatically expire. The Underwriters' Securities shall be registered for sale to the public and shall be included in the Registration Statement filed in connection with the Offering.

            2.    Representations and Warranties of the Company.

                  The Company represents and warrants to the Underwriters that:

                  (a) The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form SB-2 (File No. 333- 18967), including any related preliminary prospectus ("Preliminary Prospectus"), for the registration of the Securities, and the Additional Securities and the Underwriters' Securities under the Securities Act of 1933, as amended (the "Act"). The Company will file further amendments to said registration statement in the form to be delivered to you and will not, before the registration statement becomes effective, file any other amendment thereto to which you shall have promptly objected in writing after having been furnished with a copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, exhibits and all other documents filed as a part thereof or incorporated therein), is hereinafter called the "Registration Statement," and the prospectus, in the form filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations of the Commission under the Act (the "Regulations") or, if no such filing is made, the definitive prospectus used in the Offering, is hereinafter called the "Prospectus." The Company has delivered to you copies of each Preliminary Prospectus as filed with the Commission and has consented to the use of such copies for purposes permitted by the Act.

                  (b) The Commission has not issued any orders preventing or suspending the use of any Preliminary Prospectus, and as of the date filed with the Commission, each Preliminary Prospectus conformed in all material respects with the requirements of the Act and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the company by or on your behalf for use in such Preliminary Prospectus and provided further that this representation and warranty does not apply to statements or omissions that have been amended or cured in a subsequent Preliminary Prospectus or in the Prospectus.

                  (c) When the Registration Statement becomes effective under the Act and at all times subsequent thereto including the Closing Date (hereinafter defined) and the Option Closing Date (hereinafter defined) and for such longer periods as in the opinion of counsel for the Underwriters, a Prospectus is required to be delivered in connection with the sale of the Securities by the Underwriters, the Registration Statement and Prospectus, and any amendment thereof or supplement thereto, will contain all material statements which are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by you, for use in connection with the preparation of the Registration Statement or Prospectus, or in any amendment thereof or supplement thereto. It is understood that the statements set forth in the Prospectus with respect to (i) the amounts of the selling concession and reallowance; (ii) the identity of counsel to the Underwriters under the heading "Legal Matters"; (iii) the statements with respect to the public offering of the Securities set forth under the heading "Underwriting," including the information concerning the National Association of Securities Dealers, Inc., ("NASD") affiliation of the Underwriters's; (iv) the stabilization legend in the

Prospectus and (v) any other information in the Prospectus concerning the Underwriters, constitutes information supplied by you for use in the Registration Statement or Prospectus.

                  (d) The Company is, and at the Closing Date and the Option Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification, except those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business or operations of the Company and its subsidiaries, taken as a whole ("Material Adverse Effect"). The Company has all requisite corporate powers and authority, and except as set forth in the Registration Statement the Company and its employees have all material and necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies to own or lease the Company's properties and conduct its business as described in the Prospectus except where the failure to have any such authorizations, approvals, orders, licenses, certificates or permits would not have a Material Adverse Effect, and the Company is doing business and has been doing business during the period described in the Registration Statement in compliance with all such material authorizations, approvals, orders, licenses, certificates and permits and all material federal, state and local laws, rules and regulations concerning the business in which the Company is engaged, except where the failure to comply with any such authorizations, approvals, orders, licenses, certificates or permits or any such laws, rules or regulations would not have a Material Adverse Effect. The disclosures in the Registration Statement concerning the effects of federal, state and local regulation on the Company's business as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein in light of the circumstances under which such disclosures were made. The Company has all corporate power and authority to enter into this Agreement and carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained or will have been obtained prior to the Closing Date.

                  (e) This Agreement has been duly and validly authorized and executed by the Company. The Securities, the Additional Securities, the Warrant Shares and the Securities have been duly authorized and, when issued and paid for in accordance with this Agreement, the Warrant Agreement or the Underwriters' Securities, as the case may be, will be validly issued, fully paid and non-assessable; the Common Stock, Warrants, Warrant Shares, Underwriters' Securities and Additional Securities are not and will not be subject to the preemptive rights of any stockholder of the Company and conform and at all times up to and including their issuance will conform in all material respects to all statements with regard thereto contained in the Registration Statement and Prospectus; and all corporate action required to be taken for the authorization, issuance and sale of the Common Stock, Warrants, Warrant Shares, Underwriters' Securities and Additional Securities has been taken, and this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, to issue and sell, upon exercise in accordance with the terms thereof, the number and kind of securities called for thereby, subject, as to enforeceability of remedies, to applicable bankruptcy, involvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of the courts in granting equitable remedies and except that the enforceability of the indemnification provisions and the contribution provisions set forth herein may be limited by the federal securities laws or public policy underlying laws.

                  (f) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation, as amended, or Bylaws of the Company or of any evidence of indebtedness, lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, or under any applicable law, rule, regulation, judgment, order or decree of any government, professional advisory body, administrative agency or court, domestic or foreign, having jurisdiction over the Company or its properties, in each case except for any breach, violation or default that would not have a Material Adverse Effect or result in the creation or imposition of any material lien, charge or encumbrance upon any of the properties or assets of the Company; and no consent, approval, authorization or order of any court or governmental or other regulatory agency or body is required for the consummation by the Company of the transactions on its part herein contemplated, except such as may be required under the Act or under state securities or blue sky laws or under the rules and regulations of the NASD or NASDAQ, except where a breach, violation or failure to obtain such consent would not have a Material Adverse Effect.

                  (g) Subsequent to the date hereof, and prior to the Closing Date and the Option Closing Date, the Company will not issue or acquire any equity securities except as described in the Registration Statement or the exhibits thereto. Except as described in the Registration Statement or the exhibits thereto, the Company does not have, and at the Closing Date and at the Option Closing Date will not have, outstanding any options to purchase, any rights or warrants to subscribe for, any securities or obligations convertible into, or any contracts or commitments to issue or sell shares of its Preferred Stock, Common Stock or any such options, warrants, convertible securities or obligations.

                  (h) The financial statements and notes thereto included in the Registration Statement and the Prospectus fairly present the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved.

                  (i) Except as set forth in the Registration Statement, the Company is not, and at the Closing Date and at the Option Closing Date will not be, in violation or breach of, or default in, the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, which violations, breaches, default or defaults, singularly or in the aggregate, would have a Material Adverse Effect. The Company has not and at the Closing Date or Option Closing

Date the Company will not have taken any action in material violation of the provisions of the Certificate of Incorporation, as amended, or the Bylaws of the Company or any statute or any order, rule or regulation of any court or regulatory authority or governmental body having jurisdiction over or application to the Company, its business or properties except for any violations that, singularly or in the aggregate, would not have a Material Adverse Effect.

                  (j) The Company has, and at the Closing Date and at the Option Closing Date will have, good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances, claims, security interests, restrictions and defects of any material nature whatsoever, except such as are described or referred to in the Prospectus and liens for taxes not yet due and payable or such as in the aggregate will not have a Material Adverse Effect. All of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee as described in the Prospectus are, and will on the Closing Date and the Option Closing Date be, in full force and effect, and except as described in the Prospectus, the Company is not and will not be in default in respect to any of the terms or provisions of any of such leases or subleases (except for defaults which would not have a Material Adverse Effect), and no claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continue possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Prospectus or such as in the aggregate will not have a Material Adverse Effect.

                  (k) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization"; the shares of issued and outstanding capital stock of the Company set forth thereunder have been or as of the Closing Date will be duly authorized, validly issued and are or as of the Closing Date will be fully paid and non-assessable; except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company; and the Common Stock, the Warrants and all such options and warrants conform in all material respects, to all statements relating thereto contained in the Registration Statement and Prospectus.

                  (l) Except as described in the Prospectus, the Company does not own or control any capital stock or securities of, or have any proprietary interest in, or otherwise participate in any other corporation, partnership, joint venture, firm, association or business organization; provided, however, that this provision shall not be applicable to the investment, if any, of the net proceeds from the sale of the Securities sold by the Company in certificates of deposits, savings deposits, short-term obligations of the United States Government, money market instruments or other short-term investments.

                  (m) Moore Stevens, P.C., who have given their reports on certain financial statements filed and to be filed with the Commission as a part of the Registration Statement, which are incorporated in the Prospectus, are with respect to the Company, independent public accountants as required by the Act and the Regulations.

                  (n) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not
(i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) entered into any transaction other than in the ordinary course of business; or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock; provide, however, that this provision shall not be applicable to any transaction between or among the Company and its subsidiaries.

                  (o) There is no litigation or governmental proceeding pending or to the knowledge of the Company threatened against, or involving the properties or business of the Company which might have a Material Adverse Effect, except as referred to in the Prospectus. Further, except as referred to in the Prospectus, there are no pending actions, suits or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion or race, nor is the Company charged with or, to its knowledge, under investigation with respect to any violation of any statutes or regulations of any regulatory authority having jurisdiction over its business or operations which violations might have a Material Adverse Effect, and no labor disturbances by the employees of the Company exist or, to the knowledge of the Company, have been threatened.

                  (p) The Company has, and at the Closing Date and at the Option Closing Date will have, filed all necessary federal, state and foreign income and franchise tax returns or has requested extensions thereof (except in any case where the failure to so file would not have a Material Adverse Effect on the Company), and has paid all taxes which it believes in good faith were required to be paid by it except for any such tax that currently, or on the Closing Date or Option Closing Date, as the case may be, is being contested in good faith or as described in the Prospectus.

                  (q) The Company has not at any time (i) made any contribution to any candidate for political office, or failed to disclose fully any such contribution, in violation of law, or (ii) made any payment to any state, federal, foreign governmental or professional regulatory agency, officer or official or other person charged with similar public, quasi-public or professional regulatory duties, other than payments or contributions required or allowed by applicable law.

                  (r) Except as set forth in the Registration Statement, to the knowledge of the Company, neither the Company nor any officer, director, employee or agent of the Company has made any payment or transfer of any funds or assets of the Company or conferred any personal benefit by use of the Company's assets or received any funds, assets or personal benefit in violation of any law, rule or regulation, which is required to be stated in the Registration Statement or necessary to make the statements therein not misleading.

                  (s) On the Closing Date and on the Option Closing Date, all transfer or other taxes, if any (other than income tax) which are required to be paid, and are due and payable, in connection with the sale and transfer of the Securities by the Company to the Underwriters will have been fully paid or provided for by the Company as the case may be, and all laws imposing such taxes will have been fully complied with in all material respects.

                  (t) There are no contracts or other documents of the Company which are of a character required to be described in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement which have not been so described or filed.

                  (u) The Company intends to apply the net proceeds from the sale of the Securities sold by it substantially for the purposes and in the manner set forth in the Registration Statement and Prospectus under the heading "Use of Proceeds."

                  (v) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specified authorizations;
(2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management's general or specific authorizations.

                  (w) Except as set forth in the Prospectus, no holder of any securities of the Company has the right to require registration of any securities because of the filing or effectiveness of the Registration Statement.

                  (x) The Company has not taken and at the Closing Date will not have taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or the Warrants to facilitate the sale or resale of such securities.

                  (y) To the Company's knowledge, there are no claims for services in the nature of a finder's origination fee with respect to the sale of the Securities hereunder, except as set forth in the Prospectus.

                  (z) Other than the right of first refusal granted by the Company to the Representative (as set forth in Section 3(aa) hereof), no right of first refusal exists with respect to any sale of securities by the Company.

                  (aa) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to Underwriters was, when made, or as of the Closing Date or as of the Option Closing Date will be materially inaccurate, untrue or incorrect.

            3.    Covenants of the Company.

            The Company covenants and agrees that:

                  (a) The Company will deliver to the Representative, without charge, two conformed copies of each Registration Statement and of each amendment or supplement thereto, including all financial statements and exhibits.

                  (b) The Company has delivered to each of the Underwriters, and each of the Selected Dealers (as hereinafter defined) without charge, as many copies as have been reasonably requested by the Representative of each Preliminary Prospectus heretofore filed with the Commission in accordance with and pursuant to the Commission's Rule 430 under the Act and will deliver to the Underwriters and to others whose names and addresses are furnished by the Underwriters or a Selected Dealer, without charge, on the Effective Date, and thereafter from time to time during such reasonable period as you may request if, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by the Underwriters or a dealer, as many copies of the Prospectus (and, in the event of any amendment of or supplement to the Prospectus, of such amended or supplemented Prospectus) as the Representative may reasonably request for the purposes contemplated by the Act. The Company will take all necessary actions to furnish to whomever directed by the Representative, when and as reasonably requested by the Representative, all necessary documents, exhibits, information, applications, instruments and papers as may be reasonably required or, in the opinion of counsel to the Representative desirable, in order to permit or facilitate the sale of the Securities.

                  (c) The Company has authorized the Underwriters to use, and make available for use by prospective dealers, the Preliminary Prospectus first circulated to prospective investors, and authorizes the Underwriters, all dealers selected by you in connection with the distribution of the Securities (the "Selected Dealers") to be purchased by the Underwriters and all dealers to whom any of such Securities may be sold by the Underwriters or by any Selected Dealer, to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Securities in accordance with the applicable provisions of the Act, the applicable Regulations and applicable state law, until completion of the distribution of the Securities and for such longer period as you may reasonably request if the Prospectus is required under the Act, the applicable Regulations or applicable state law to be delivered in connection with sales of the Securities by the Underwriters or the Selected Dealers.

                  (d) The Company will use its best efforts to cause the Registration Statement to become effective and, promptly after receiving notice thereof, will notify the Representative, and confirm the notice in writing: (i) when the Registration Statement or any post-effective amendment thereto becomes effective; (ii) of the issuance by the Commission of any stop order or of the initiation, or to the Company's knowledge, the threatening, of any proceedings for that purpose; (iii) the suspension of the qualification of the Securities, the Additional Securities, the Warrant Shares and/or the Underwriters' Securities for offering or sale in any jurisdiction or of the initiating, or to the best of the Company's knowledge the threatening, of any proceeding for that purpose; and (iv) of the receipt of any comments from the Commission. If the Commission shall enter a stop order at any time, the Company will make every reasonable effort to obtain the lifting of such order as promptly as practicable.

                  (e) During the time when a prospectus relating to the securities is required to be delivered under the Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as now and hereafter amended and by the Regulations, as from time to time in force, as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus. If at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Underwriters, the Prospectus as then amended or supplemented (or the prospectus contained in a new registration statement filed by the Company pursuant to Paragraph 3(q)), includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus (or the prospectus contained in such new registration statement) to comply with the Act, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act and will furnish to you copies thereof.

                  (f) The Company will endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the securities laws or blue sky laws of such jurisdictions as you may reasonably designate; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to make any material changes to its capital structure or Certificate of Incorporation or in any other material aspects of its business. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree that such action is not at the time necessary or advisable, use its best efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction.

                  (g) The Company will make generally available to its security holders, as soon as practicable, but in no event later than 15 months after the end of the Company's current fiscal quarter, an earnings statement of the Company, which will be in reasonable detail but which need not be audited, covering a period of at least twelve months beginning after the Effective Date, which earnings statements shall satisfy the requirements of Section 11(a) of the Act and the Regulations as then in effect. The Company may discharge this obligation in accordance with Rule 158 of the Regulations.

                  (h) During the period of five years commencing on the Effective Date of the Registration Statement, the Company will furnish to its stockholders, the Representative and each Underwriter who so requests in writing
(i) an annual report (including financial statements audited by its independent public accountants), within 90 days after the end of each fiscal year of the Company (ii) unaudited quarterly reports within 45 days after the end of each of the first three fiscal quarters of each fiscal year; (iii) as soon as available, each report furnished to or filed with the Commission or any securities exchange and each report and financial statement furnished to the Company's stockholders generally and (iv) as soon as available, such other material as the Representative may from time to time reasonably request regarding the financial condition and operations of the Company.

                  (i) For a period of eighteen months from the Closing Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit), the Company's financial statements for each of the first three quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-Q quarterly report and the mailing of quarterly financial information to stockholders.

                  (j) Prior to the Closing Date or the Option Closing Date (if any), the Company will not issue, directly or indirectly, without your prior written consent (which shall not be unreasonably withheld or delayed) and that of counsel for the Representative, any press release or other public announcement or hold any press conference with respect to the Company or its activities with respect to this Offering.

                  (k) The Company will deliver to you prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and will not file any such amendment or supplement to which you shall reasonably object after being furnished such copy.

                  (l) During the period of 120 days commencing on the date hereof, the Company will not at any time take, directly or indirectly, any action designed to, or which will constitute or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of any of the Securities.

                  (m) The Company will use its best efforts to apply the net proceeds from the Offering substantially in the manner set forth under "Use of Proceeds" in the Prospectus.

                  (n) Counsel for the Company, the Company's accountants, and the officers and directors of the Company will, respectively, furnish the opinions, the letters and the certificates referred to in subsections of Paragraph 9 hereof, and, in the event that the Company shall file any amendment to the Registration Statement relating to the offering of the Securities or any amendment or supplement to the Prospectus relating to the offering of the Securities subsequent to the Effective Date of the Registration Statement, such counsel, such accountants, such officers and directors, respectively, will, at the time of such filing or at such subsequent time as you shall specify, so long as securities being registered by such amendment or supplement are being underwritten by the Underwriters, furnish to you such opinions, letters and certificates, each dated the date of its delivery, of the same nature as the opinions, the letters and the certificates referred to in said Paragraph 9, as you may reasonably request, or, if any such opinion or letter or certificate cannot be furnished by reason of the fact that such counsel or such accountants or any such officer or director believes that the same would be inaccurate, such counsel or such accountants or such officer or director will furnish an accurate opinion or letter or certificate with respect to the same subject matter.

                  (o) The Company will comply with all of the provisions of any undertakings contained in the Registration Statement in all material respects.

                  (p) The Company will reserve and keep available for issuance that maximum number of its authorized but unissued shares of Common Stock which are issuable upon exercise of the Warrants and issuable upon exercise of the Underwriters' Warrants (including the underlying securities) outstanding from time to time.

                  (q) Following the Effective Date and from time to time thereafter, so long as the Warrants are outstanding, the Company will timely prepare and file at its sole cost and expense one or more post-effective amendments to the Registration Statement or a new registration statement as required by law as will permit Warrant holders to be furnished with a current prospectus in the event Warrants are exercised, and to use its best efforts and due diligence to have same be declared effective. The Company will deliver a draft of each such post-effective amendment or new registration statement to the Underwriter at least ten days prior to the filing of such post-effective amendment or registration statement.

                  (r) Following the Effective Date and from time to time thereafter so long as any of the Warrants remain outstanding, the Company will timely deliver and supply to its warrant agent sufficient copies of the Company's current Prospectus, as will enable such warrant agent to deliver a copy of such Prospectus to any Warrant holder where such Prospectus delivery is by law required to be made.

                  (s) So long as any of the Warrants remain outstanding, the Company shall continue to employ the services of a firm of independent certified public accountants reasonably acceptable to the Representative in connection with the preparation of the financial statements to be included in any registration statement to be filed by the Company hereunder, or any amendment or supplement thereto (it being understood that Moore Stevens, P.C. is acceptable to the Representative). During the same period, the Company shall employ the services of a law firm(s) reasonably acceptable to the Representative in connection with all legal work of the Company, including the preparation of a registration statement to be filed by the Company hereunder, or any amendment or supplement thereto.

                  (t) So long as any of the Warrants remain outstanding, the Company shall continue to appoint a warrant agent for the Warrants, who shall be reasonably acceptable to the Representative.

                  (u) The Company agrees that it will, upon the Effective Date, for a period of no less than three (3) years, engage a designee of the Representative as an advisor (the "Advisor") to its Board of Directors where such Advisor shall attend meetings of the Board of Directors, receive all notices and other correspondence and communications sent by the Company to members of its Board of Directors and receive compensation equal to the compensation of other non-officer directors. Such Advisor shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings including, but not limited to, food, lodging, and transportation. The Company further agrees that, during said three (3) year period, it shall schedule no less than four (4) formal and "in person" meetings of its Board of Directors in each such year and thirty (30) days advance notice of such meetings shall be given to the Advisor. Further, during such three (3) year period, the Company shall give notice to the Representative with respect to any proposed acquisitions, mergers, reorganizations or other similar transactions. In lieu of the Representative's right to designate an Advisor, the Representative shall have the right during such three-year period, in its sole discretion, to designate one person for election as a director of the Company and the Company will utilize its best efforts to obtain the election of such person who shall be entitled to receive the same compensation, expense reimbursements and other benefits set forth above.

                  The Company agrees to indemnify and hold the Underwriters and such Advisor or director designated by the Representative harmless against any and all claims, actions, damages, costs and expenses, and judgments arising solely out of the attendance and participation of your designee at any such meeting described herein. In the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, it agrees, if possible, to include the Representative's designee as an insured under such policy.

                  (v) Upon the Closing Date, the Company shall have entered into an agreement with the Representative in form reasonably satisfactory to the Representative (the "Consulting Agreement"), pursuant to which the Representative will be retained as a management and financial consultant and will be paid a fee of $3,000 a month for a term of thirty-six months, all of which $108,000 shall be paid upon the Closing Date.

                  (w) The Company's Common Stock and Warrants shall be listed on the Nasdaq SmallCap Market ("Nasdaq") not later than the Effective Date. Prior to the Effective Date, the Company will make all filings required, including registration under the Exchange Act, to obtain the listing of the Common Stock and Warrants on NASDAQ and will use its best efforts to maintain such listing or cause such securities to be listed on a national securities exchange or in a comparable inter-dealer quotation system (unless the Company is acquired) for at least five years from the date of this Agreement (or until such earlier date on which no Warrants remain outstanding).

                  (x) The Company will apply for listing in Standard and Poors Corporation Reports or Moodys OTC Guide and shall use its best efforts to have the Company included in one of such publications for at least five years from the Closing Date (unless the Company shall no longer have a class of equity securities registered under Section 12(b) or 12(g) of the Exchange Act.

                  (y) Prior to the Effective Date, the Company will cause the Company's stockholders and each officer and director of the Company to enter into a written agreement with the Representative that he or she will not publicly or privately sell any shares of the Company's Common Stock or preferred stock owned directly or indirectly by him or her or beneficially by him or her (as defined by the 1934 Act) on the Effective Date without the consent of the Representative except as follows: 125,000 shares of Common Stock six months after the Effective Date, provided however, that the Common Stock has traded at least 15,000 shares per day at a bid price of at least $7.50 per share (150% above the initial public offering price) for fifteen consecutive trading days; an additional 375,000 shares of Common Stock twelve months after the Effective Date; an additional 500,000 shares of Common Stock eighteen months after the Effective Date; and an additional 1,100,000 shares of Common Stock twenty-four months after the Effective Date.

                  (z) The Company will not, without the prior written consent of the Representative, issue or sell, or contract to sell or otherwise dispose of any of its securities, except (i) sales of the Securities, the Additional Securities, the Warrant Shares and the Underwriters' Securities, (ii) the issuance of options to purchase up to 400,000 shares of the Company's Common Stock, which may be granted under the Company's stock option plans, and (iii) shares issuable upon the exercise or conversion of currently outstanding securities, options granted as aforesaid or as otherwise described in the Prospectus, for a period of one year from the Effective Date. The Company agrees not to file any registration statement on Form S-8 for a period of one year from the Effective Date, without the prior written approval of the Representative.

                  (aa) During the two-year period from the Effective Date, Dalton Kent Securities Group, Inc. individually, and not as Representative of the Underwriters, shall have a right of first refusal to act as underwriter or agent of any and all public or private offerings of the securities of the Company, or any successor to or subsidiary of the Company (collectively referred to herein as the "Company"), by the Company or any secondary offering of the Company's securities by ________________, its principal stockholder, and any other ___________ family interests and other presently existing stockholders. The Company has caused ________________ to deliver to the Representative on or before the date of this Agreement, an agreement to this effect, as it relates to any proposed secondary offering by ______________, in form and substance satisfactory to the Representative and to counsel for the Representative.

                  (bb) For so long as any of the Warrants remain outstanding, the Company shall maintain key person life insurance payable to the Company on the life of Anthony Chan, President of the Company, in the amount of $1,000,000, unless his employment with the Company is earlier terminated. In such event, the Company will obtain a comparable policy on the life of his successor for the balance of such period.

                  (cc) The Company will use its best efforts to obtain, as soon after the Closing Date as is reasonably possible, liability insurance covering its officers and directors.

                  (dd) The Company agrees that any conflict of interest arising between a member of the Company's Board of Directors and the Company in connection with such Director's dealing with, or obligations to, the Company, shall be resolved by a vote of the majority of the independent members of the Board of Directors.

                  (ee) The Company agrees that it will employ the services of a financial public relations firm reasonably acceptable to the Representative for a period of at least twelve months following the Effective Date.


            4.    Sale, Purchase and Delivery of Securities; Closing Date.

                  (a) On the basis of the warranties, representations and agreements herein contained, and subject to the terms and conditions of this Agreement, the Company agrees to sell the Securities to the Underwriters, and the Underwriters, agree to purchase the Securities from the Company at a price of $5.00 per share of Common Stock and $.10 per Warrant, less an underwriting discount of ten percent (10%) of the offering price for each Security. The Underwriter may allow a concession not exceeding $___ per share of Common Stock and $___ per Warrant to Selected Dealers who are members of the NASD, and to certain foreign dealers, and such dealers may reallow to NASD members and to certain foreign dealers a concession not exceeding $___ per share of Common Stock and $_____ per Warrant.

                  (b) Delivery of the Securities and payment therefor shall be made at 10:00 A.M., New York time on the Closing Date (as hereinafter defined), at the offices of the Representative or such other location as may be agreed upon by you and the Company. Delivery of certificates for the Common Stock and Warrants (in definitive form and registered in such names and in such denominations as you shall request by written notice to the Company delivered at least four business days' prior to the Closing Date), shall be made to you for the account of the Underwriters against payment of the purchase price therefor by certified or bank check or wire transfer payable in New York Clearing House funds to the order of the Company. The Company will make such certificates available for inspection at least two business days prior to the Closing Date at such place as you shall designate.

                  (c) The "Closing Date" shall be _____________, 1997, or such other date not later than three business days following the Effective Date or the deemed effective date under the "T" plus three settlement rules.

                  (d) The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Securities by the Company to the Underwriters shall be borne by the Company. The Company will pay and hold the Underwriters, and any subsequent holder of the Securities, harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to the Underwriters of the Securities or any portions thereof.

            5. Sale, Purchase and Delivery of Additional Securities; Option Closing Date.

                  (a) Upon the basis of the representations, warranties and agreements of the Company herein contained, and subject to the satisfaction of all the terms and conditions of this Agreement, the Company agrees to sell to the Underwriters, and, the Underwriters shall have the option (the "Option") to purchase the Additional Securities from the Company, at the same price per Security as set forth in Paragraph 4(a) above. Additional Securities may be purchased solely for the purpose of covering over-allotments made in connection with the distribution and sale of the Securities as contemplated by the Prospectus.

                  (b) The Option to purchase all or part of the Additional Securities covered thereby is exercisable by you at any two times before the expiration of a period of 45 calendar days from the date of the Effective Date (the "Option Period") by written notice to the Company setting forth the number of Additional Securities for which the Option is being exercised, the name or names in which the certificates for such Additional Securities are to be registered and the denominations of such certificates. Upon each exercise of the Option, the Company shall sell to the Underwriters the aggregate number of Additional Securities specified in the notice exercising such Option.

                  (c) Delivery of the Additional Securities with respect to which Options shall have been exercised and payment therefor shall be made at 10:00 A.M., New York time on the Option Closing Date (as hereinafter defined), at the offices of the Representative or at such other locations as may be agreed upon by you and the Company. Delivery of certificates for Additional Securities shall be made to you for the account of the Underwriters against payment of the purchase price therefor by certified or bank check or wire transfer in New York Clearing House Funds to the order of the Company. The Company will make certificates for Additional Securities to be purchased at the Option Closing Date available for inspection at least two business days prior to such Option Closing Date at such place as you shall designate.

                  (d) The "Option Closing Date" shall be the date not later than five business days after the end of the Option Period as you shall determine and advise the Company by at lease three full business days' notice, unless some other time is agreed upon between you and the Company.

                  (e) The obligations of the Underwriters to purchase and pay for Additional Securities at such Option Closing Date shall be subject to compliance as of such date with all the conditions specified in Paragraph 9 herein and the delivery to you of opinions, certificates and letters, each dated such Option Closing Date, substantially similar in scope to those specified in Paragraph 9 herein.

                  (f) The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Additional Securities by the Company to the Underwriters shall be borne by the Company. The Company will pay and hold the Underwriters, and any subsequent holder of Additional Securities, harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to the Underwriters of the Additional Securities or any portion thereof.

            6.    Warrant Solicitation Fee.

            The Company agrees to pay the Underwriters a fee of five percent (5%) of the aggregate exercise price of the Warrants if: (i) the market price of the Common Stock is greater than the exercise price of the Warrants on the date of exercise; (ii) the exercise of the Warrants is solicited by a member of the NASD; (iii) the Warrants are not held in a discretionary account; (iv) the disclosure of compensation arrangements was made both at the time of the Offering and at the time of the exercise of the Warrant; (v) the solicitation of the Warrant is not in violation of Rule 10b-6 promulgated under the Exchange Act; and (vi) the payment of such fee is otherwise in compliance with the rules and regulations of the NASD. The Company agrees not to solicit the exercise of any Warrants other than through the Underwriters and will not authorize any other dealer to engage in such solicitation without the prior written consent of the Representative which will not be unreasonably withheld. The Warrant solicitation fee will not be paid in a non-solicited transaction. Any request for exercise will be presumed to be unsolicited unless the customer states in writing that the transaction was solicited and designates in writing the broker-dealer to receive compensation for the exercise. No Warrant solicitation by the Underwriters will occur for a period of 12 months from the Effective Date.

            7.    Representations and Warranties of Each of the Underwriters.

                  Each of the Underwriters represents and warrants to the Company that:

                  (a) The Underwriters are each members in good standing of the NASD and have complied with all NASD requirements concerning net capital and compensation to be received in connection with the Offering.

                  (b) To each of the Underwriters' knowledge, there are no claims for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder to which the Company is, or may become, obligated to pay.

            8.    Payment of Expenses.

                  (a) The Company will pay and bear all costs, fees, taxes and expenses incident to and in connection with: (i) the issuance, offer, sale and delivery of the Securities, including all expenses and fees incident to the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement (including all exhibits thereto), each Preliminary Prospectus, the Prospectus, and amendments and post-effective amendments thereof and supplements thereto, and this Agreement and related documents, Preliminary and Final Blue Sky Memoranda, including the cost of preparing and copying all copies thereof in quantities deemed reasonably necessary by the Underwriters; (ii) the costs of preparing and printing all "Tombstone" and other appropriate advertisements; (iii) the printing, engraving, issuance and delivery of the Common Stock, Warrants, Warrant Shares, Additional Securities, and Underwriters' Securities, including any transfer or other taxes payable thereon in connection with the original issuance thereof (excluding such transfer or other taxes as may be payable in connection with the issuance of the securities underlying the Underwriters' Warrants other than to the registered holder of the Underwriters' Warrants or in connection with the issuance of Common Stock upon the exercise of Warrants other than to the registered holder of such Warrants); (iv) the qualification of the Common Stock and Warrants under the state or foreign securities or "Blue Sky" laws selected by the Underwriters and the Company, and disbursements and reasonable fees of counsel for the Underwriters in connection therewith (not to exceed $32,500) plus the filing fees for such states; (v) fees and disbursements of counsel and accountants for the Company; (vi) other expenses and disbursements incurred on behalf of the Company; (vii) the filing fees payable to the Commission and the NASD; and (viii) any listing of the Common Stock and Warrants on a national securities exchange or on NASDAQ or in a comparable inter-dealer quotation system.

                  (b) In addition to the expenses to be paid and borne by the Company referred to in Paragraph 8(a) above, the Company shall reimburse you at closing for expenses incurred by you in connection with the Offering (for which you need not make any accounting), in the amount of 3% of the price to the public of the Securities and Additional Securities sold in the Offering (excluding for purposes of this calculation, proceeds from any exercise of the Warrants or Underwriters' Securities). This 3% non-accountable expense allowance shall cover the fees of your legal counsel, but shall not include any expenses for which the Company is responsible under Paragraph 8(a) above, including the reasonable fees and disbursements of your legal counsel with respect to Blue Sky matters. As of the date hereof, $20,000 has been advanced by the Company to the Underwriters with respect to such non-accountable expense allowance.

                  (c) In the event that the Company does not or cannot, for any reason whatsoever, other than a default by the Underwriters, expeditiously proceed with the Offering, or if any of the representations, warranties or covenants contained in this Agreement are not materially correct or cannot be complied with by the Company, or business prospects or obligations of the Company are adversely affected and the Company does not commence or continue with the Offering at any time or terminates the proposed transaction prior to the Closing Date, the Company shall reimburse the Underwriters on an accountable basis for all out-of-pocket expenses actually incurred in connection with the Underwriting, this Agreement and all of the transactions hereby contemplated, including, without limitation, your legal fees and expenses, up to an aggregate total of $100,000 less such sums which have already been paid.

            9.    Conditions of Underwriters' Obligations.

            The obligations of the Underwriters to consummate the transactions contemplated by this Agreement shall be subject to the continuing accuracy in all material respects of the representations and warranties of the Company contained herein as of the date hereof and as of the Closing Date, the accuracy all material respects of the statements of the Company and its officers and directors made pursuant to the provisions hereof, and to the performance by the Company in all material respects of its covenants and agreements hereunder and under each certificate, opinion and document contemplated hereunder and to the following additional conditions:

                  (a) The Registration Statement shall have become effective not later than 5:00 p.m., New York time, on the date following the date of this Agreement, or such later date and time as shall be consented to in writing by you and, on or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or the qualification or registration of the Securities under the securities laws of any jurisdiction shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or to your knowledge or the knowledge of the Company, shall be contemplated by the Commission or any such authorities of any jurisdiction and any request on the part of the Commission or any such authorities for additional information shall have been complied with to the reasonable satisfaction of the Commission or such authorities and counsel to the Underwriters and after the date hereof no amendment or supplement shall have been filed to the Registration Statement or Prospectus without your prior consent, which shall not have been unreasonably withheld or delayed.

                  (b) The Representative shall not have advised the Company that the Registration Statement or the Prospectus or any amendment thereof or supplement thereto contains an untrue statement of a fact which in the Representative's reasonable opinion is material, or omits to state a fact which in the Representative's reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) Between the time of the execution and delivery of this Agreement and the Closing Date, there shall be no litigation instituted against the Company or any of its officers or directors and between such dates there shall be no proceeding instituted or, to the Company's knowledge, threatened against the Company or any of its officers or directors before or by any federal, state or county commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would have a Material Adverse Effect.

                  (d) Each of the representations and warranties of the Company contained herein and each certificate and document contemplated under this Agreement to be delivered to you shall be true and correct in all material respects at the Closing Date as if made at the Closing Date, and all covenants and agreements contained herein and in each such certificate and document to be performed on the part of the Company, and all conditions contained herein and in each such certificate and document to be fulfilled or complied with by the Company at or prior to the Closing Date shall be fulfilled or complied with in all material respects.

                  (e) At the Closing Date, you shall have received the opinion of Sheppard, Mullin, Richter & Hampton LLP, counsel to the Company, dated as of such Closing Date, addressed to the Underwriters and in form and substance reasonably satisfactory to counsel to the Underwriters, to the effect that:

                        (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own or lease and operate its properties and to conduct its business as described in the Registration Statement. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and failure to so qualify could have a Material Adverse Effect;

                        (ii) The Company has all requisite corporate power and authority to execute, deliver and perform the Underwriting Agreement, the Consulting Agreement, the Warrant Agreement and the Underwriters' Warrants and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Underwriting Agreement, the Consulting Agreement, the Warrant Agreement and the Underwriters' Warrants by the Company, the consummation by the Company of the transactions therein contemplated and the compliance by the Company with the terms of the Underwriting Agreement, the Consulting Agreement, the Warrant Agreements and the Underwriters' Warrants have been duly authorized by all necessary corporate action, and each of the Underwriting Agreement, the Consulting Agreement, the Warrant Agreement and the Underwriters' Warrant has been duly executed and delivered by the Company. The Underwriting Agreement is, and, as of the Closing Date each of the Consulting Agreement, the Warrant Agreements and the Underwriters' Warrants will be a valid and binding obligation of the Company, enforceable in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies and except that enforceability of the indemnification provisions and the contribution provisions set forth in the Underwriting Agreement may be limited by the federal securities laws or public policy underlying such laws (for purposes of this enforceability opinion, counsel to the Company may assume that the laws of New York are the same as the laws of California with respect to such matters);

                        (iii) The execution, delivery and performance of the Underwriting Agreement, the Consulting Agreement, the Warrant Agreement and the Underwriters' Warrants by the Company and the consummation by the Company of the transactions therein contemplated and the compliance by the Company with the terms of the Underwriting Agreement, the Consulting Agreement, the Warrant Agreement and the Underwriters' Warrants do not, and will not, with or without the giving of notice or the lapse of time, or both, (A) result in a violation of the Certificate of Incorporation, as the same may be amended, or Bylaws of the Company, (B) to the best of our knowledge, result in a breach of, or conflict with, any terms or provisions of or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to, any agreement filed as an exhibit to the Registration Statement, except when any of the foregoing would not result in a Material Adverse Effect; (C) to the best of our knowledge, violate any existing applicable law, rule or regulation or judgment, order or decree known to us of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business, which judgment, order, or decree is binding on the Company or to which any of its business or operations is subject, except where any such violation would not have a Material Adverse Effect; or (D) to the best of our knowledge, have any Material Adverse Effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company to own or lease and operate its properties and to conduct its business or the ability of the Company to make use thereof;

                        (iv) To the best of our knowledge, no authorization, approval, consent, order, registration, license or permit of any court or governmental agency or body (other than under the Act, the Regulations, applicable state securities or Blue Sky laws or the rules and regulations of the NASD or NASDAQ) is required for the valid authorization, issuance, sale and delivery of the Securities, the Additional Securities, the Warrant Shares, or the Underwriters' Securities, and the consummation by the Company of the transactions contemplated by the Underwriting Agreement, the Consulting Agreement, the Warrant Agreement or the Underwriters' Warrants;

                        (v) We have been advised by the staff of the Commission that the Registration Statement was declared effective under the Act by the Commission on ____________, 1997; to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for that purpose have been instituted or are pending or threatened under the Act or applicable state securities laws;

                        (vi) The Registration Statement and the Prospectus, as of the Effective Date (except for the financial statements and other financial data included therein or omitted therefrom, as to which we express no opinion), comply as to form in all material respects with the requirements of the Act and Regulations and the conditions for use of a registration statement on Form SB-2 have been satisfied by the Company;

                        (vii) The description in the Registration Statement and the Prospectus of statutes, regulations, contracts and other documents have been reviewed by us, and, based upon such review, are accurate in all material respects and present fairly the information required to be disclosed, and to the best of our knowledge, there are no material statutes or regulations, or, to the best of our knowledge, material contracts or documents, of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not so described or filed as required.

                  To the best of our knowledge, none of the material provisions of the contracts or instruments described above violates any existing applicable law, rule or regulation or judgment, order or decree known to us of any United States governmental agency or court having jurisdiction over the Company or any of its assets or businesses;

                       (viii) The outstanding Common Stock have been duly authorized and validly issued. The outstanding Common Stock is fully paid and non-assessable. To the best of our knowledge, none of the outstanding Common Stock has been issued in violation of the preemptive rights of any stockholder of the Company. The authorized Common Stock conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus. To the best of our knowledge, except as set forth in the Prospectus, no holders of any of the Company's securities has any rights, "demand," "piggyback" or otherwise (which has not been waived or terminated), to have such securities registered under the Act, except as set forth in the Prospectus;

                        (ix) The issuance and sale of the Securities, the Additional Securities, the Warrant Shares, and the Underwriters' Securities have been duly authorized and when issued and paid for will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. Neither the Securities, the Additional Securities nor the Underwriters' Securities, are currently subject to preemptive rights of any stockholder of the Company. The certificates representing the Securities, the Additional Securities and the Underwriters' Securities are in proper legal form;

                        (x) The issuance and sale of the Warrants, the Warrant Shares and the Underwriters' Warrants have been duly authorized and, when paid for, issued and delivered pursuant to the terms of the Warrant Agreement, the Underwriting' Agreement or the Underwriters' Warrants, as the case may be, the Warrants, the Warrant Shares and the Underwriters' Warrants will constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, to issue and sell the Warrants, the Warrant Shares and/or Underwriters' Warrants. All corporate action required to be taken for the authorization, issuance and sale of the securities has been duly, validly and sufficiently taken. The Common Stock and the Warrants have been duly authorized by the Company to be offered in the form of the Securities.
The Warrants, the Warrant Shares and the Underwriters' Warrants conform to the descriptions thereof contained in the Registration Statement and Prospectus;

                        (xi) The Underwriters have acquired good title to the Securities, free and clear of all liens, encumbrances, equities, security interests and claims, provided that the Underwriters are bona fide purchasers as defined in ss.8-302 of the Uniform Commercial Code;

                        (xii) Assuming that the Underwriters exercise the over-allotment option to purchase the Additional Securities and make payments therefor in accordance with the terms of the Underwriting Agreement, upon delivery of the Additional Securities to the Underwriters thereunder, the Underwriters will acquire good title to the Additional Securities, free and clear of any liens, encumbrances, equities, security interests and claims, provided that the Underwriters are bona fide purchasers as defined in ss.8-302 of the Uniform Commercial Code;

                       (xiii) To the best of our knowledge other than as set forth or contemplated in the Prospectus, there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any governmental agency, court or tribunal, foreign or domestic, or before any private arbitration tribunal, pending or threatened against the Company or involving its properties or business, which individually or taken in the aggregate would have a Material Adverse Effect;

              In rendering such opinions, such counsel may limit their opinions to matters governed by the federal laws of the United States, the laws of the State of California, and the general corporation laws of the State of Delaware, and may rely as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that the copies of any such statements or certificates shall be delivered to counsel to the Underwriters.

               Such counsel shall also state substantially as follows: We have participated in reviews and discussions in connection with the preparation of the Registration Statement and the Prospectus. Although we are not passing upon, and have not verified or independently investigated, and do not assume responsibility for, the accuracy, completeness or fairness of the statements or documents contained in the Registration Statement or Prospectus, during the course of such preparation and the foregoing conferences, no facts came to our attention which lead us to believe that (A) the Registration Statement (except as to the financial statements and other financial data contained therein, as to which we express no opinion), on the Effective Date, contained any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that (B) the Prospectus (except as to the financial statements and other financial data contained therein, as to which we express no opinion), as of its date, contained any untrue statement or a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (f) On or prior to the Closing Date, counsel for the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review the matters referred to in subparagraphs (d) and (e) of this Paragraph 9, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

                  (g)   Prior to the Closing Date:

                        (i) There shall have been no material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus;

                        (ii) There shall have been no transaction, outside the ordinary course of business, entered into by the Company from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus which is material to the Company, which is either (x) required to be disclosed in the Prospectus or Registration Statement and is not so disclosed, or (y) likely to have a Material Adverse Effect;

                        (iii) The Company shall not be in default under any material provision of any instrument relating to any outstanding indebtedness, except as described in the Prospectus and except such as will not have a Material Adverse Effect;

                        (iv) No material amount of the assets of the Company shall have been pledged, mortgaged or otherwise encumbered, except as set forth in the Registration Statement and Prospectus;

                        (v) No action, suit or proceeding, at law or in equity, shall be pending or to its knowledge threatened against the Company or affecting any of its properties or businesses before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect;

                        (vi) No stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or, to the Company's knowledge, threatened by the Commission; and

                        (vii) Each of the representations and warranties of the Company contained in this Agreement and in each certificate and document contemplated under this Agreement to be delivered to you was, when originally made and is at the time such certificate is dated, true and correct in all material respects.

                  (h) Concurrently with the execution and delivery of this Agreement and at the Closing Date, you shall have received a certificate of the Company signed by the Chief Executive Officer of the Company and the principal financial officer of the Company, dated as of the Closing Date, to the effect that the conditions set forth in subparagraph (g) above have been satisfied in all material respects and that, as of the Closing Date, the representations and warranties of the Company set forth in Paragraph 2 herein are true and correct, as if made on and as of the Closing Date, in all material respects. Any certificate signed by any officer of the Company and delivered to you or for counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the statements made therein.

                  (i) At the time this Agreement is executed, and at the Closing Date, you shall have received a letter, addressed to the Underwriters and in form and substance reasonably satisfactory in all material respects to you and counsel for the Underwriters, from Moore Stevens, P.C., dated as of the date of this Agreement and as of the Closing Date.

                  (j) All proceedings taken in connection with the authorization, issuance or sale of the Common Stock, Warrants, Warrant Shares, Additional Securities, the Underwriters' Warrants and the Underwriters' Warrant Shares as herein contemplated shall be satisfactory in form and substance to you and to counsel to the Underwriters, and the Underwriters shall have received from such counsel an opinion, dated as the Closing Date with respect to such of these proceedings as you may reasonably require.

                  (k) The Company shall have furnished to you such certificates, additional to those specifically mentioned herein, as you may have reasonably requested in a timely manner as to the accuracy and completeness, at the Closing Date, of any statement in the Registration Statement or the Prospectus, as to the accuracy, at the Closing Date, of the representations and warranties of the Company herein and in each certificate and document contemplated under this Agreement to be delivered to you, as to the performance by the Company of its obligations hereunder and under each such certificate and document or as to the fulfillment of the conditions concurrent and precedent to your obligations hereunder.

                  (l) The obligation of the Underwriters to purchase Additional Securities hereunder is subject to the accuracy of the representations and warranties of the Company contained herein on and as of the Option Closing Date in all material respects and to the satisfaction on and as of the Option Closing Date of the conditions set forth herein in all material respects.

                  (m) On the Closing Date there shall have been duly tendered to you for your account the appropriate number of shares of Common Stock and Warrants constituting the Securities.

            10.   Indemnification and Contribution.

                  (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters ("controlling person") within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages, actions and expenses or liability, joint or several, whatsoever (including but not limited to any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), joint or several, to which it or such controlling persons may become subject under the Act, the Exchange Act or under any other statute or at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Preliminary Prospectus or the Prospectus (as from time to time amended and supplemented), in any post-effective amendment or amendments or any new registration statement and prospectus in which is included the Warrant Shares of the Company issued or issuable upon exercise of the Warrants, or Underwriters' Warrant Shares upon exercise of the Underwriters' Warrants, or in any application or other document or written communication (in this Paragraph 10 collectively called "application") executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Common Stock, Warrants, Warrant Shares, Additional Securities, Underwriters' Warrants and Underwriters' Warrant Shares (including the Shares issuable upon exercise of the Warrants underlying the Underwriters' Warrants) under the securities laws thereof or filed with the Commission or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), unless such statement or omission was made in reliance upon or in conformity with written information furnished to the Company with respect to the Underwriters by or on behalf of the Underwriters expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in application, as the case may be. Notwithstanding the foregoing, the Company shall have no liability under this Paragraph 10(a) if any such untrue statement or omission made in a Preliminary Prospectus, is corrected in the Prospectus and the Underwriters failed to deliver to the person or persons alleging the liability upon which indemnification is being sought, at or prior to the written confirmation of such sale, a copy of the Prospectus. This indemnity will be in addition to any liability which the Company may otherwise have.

                  (b) The Underwriters agree to indemnify and hold harmless the Company and each of the officers and directors of the Company who have signed the Registration Statement, each of its agents and counsel and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters in Paragraph 10(a), but only with respect to any untrue statement or alleged untrue statement of any material fact contained in or any omission or alleged omission to state a material fact required to be stated in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereof or necessary to make the statements therein not misleading or in any application made solely in reliance upon, and in conformity with, written information furnished to the Company by you specifically for use in the preparation of such Preliminary Prospectus, the Registration Statement or Prospectus directly relating to the transactions effected by the Underwriters in connection with this Offering. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have. Notwithstanding the foregoing, the Underwriters shall have no liability under this Paragraph 10(b) if any such untrue statement or omission made in a Preliminary Prospectus is corrected in the Prospectus, and the Prospectus is delivered to the person or persons alleging the liability upon which indemnification is being sought at or prior to the written confirmation of such sale.

                  (c) If any action is brought against any indemnified party (the "Indemnitee") in respect of which indemnity may be sought against another party pursuant to the foregoing (the "Indemnitor"), the Indemnitor shall assume the defense of the action, including the employment and fees of counsel (reasonably satisfactory to the Indemnitee) and payment of expenses. Any Indemnitee shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such action. If the Indemnitor shall have employed counsel to take charge of the defense or shall previously have assumed the defense of any such action or claim, the Indemnitor shall not thereafter be liable to any Indemnitee in investigating, preparing or defending any such action or claim. Each Indemnitee shall promptly notify the Indemnitor of the commencement of any litigation or proceedings against the Indemnitee in respect of which indemnification is to be sought.

                  (d) In order to provide for just and equitable contribution under the Act in any case in which: (i) the Underwriters make a claim for indemnification pursuant to Paragraph 10 hereof, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the time to appeal has expired or the last right of appeal has been denied) that such indemnification may not be enforced in such case notwithstanding the fact that this Paragraph 10 provides for indemnification of such case; or (ii) contribution under the Act may be required on the part of the Underwriters in circumstances for which indemnification is provided under this Paragraph 10, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion so that the Underwriters are responsible for the portion represented by dividing the total compensation received by the Underwriters herein or in connection with the Offering by the total purchase price of all Securities sold in the public offering and the Company is responsible for the remaining portion; provided, that in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under Section 11 of the Act other than the Company and the Underwriters. As used in this Paragraph 10, the term "Underwriters" includes any officer, director, or other person who controls the Underwriters within the meaning of Section 15 of the Act, and the word "Company" includes any officer, director or person who controls the Company within the meaning of Section 15 of the Act. If the full amount of the contribution specified in this paragraph is not permitted by law, then the Underwriters and each person who controls the Underwriters shall be entitled to contribution from the Company to the full extent permitted by law. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement.

                  (e) Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is made against another party (the "contributing party"), notify the contributing party of the commencement thereof, but the omission so to notify the contributing party will not relieve it from any liability it may have to any other party other than for contribution hereunder.

            In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or his or its representative of the commencement thereof within the aforesaid fifteen (15) days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The indemnification provisions contained in this Paragraph 10 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

            11.   Representations, Warranties, Agreements to Survive Delivery.

                  The respective indemnity and contribution agreements by the Underwriters and the Company contained in Paragraph 10 hereof, and the covenants, representations and warranties of the Company and the Underwriters set forth in this Agreement, shall remain operative and in full force and effect regardless of (i) any investigation made by the Underwriters or on its behalf or by or on behalf of any person who controls the Underwriters, or by the Company or any controlling person of the Company or any director or any officer of the Company, (ii) acceptance of any of the Securities and payment therefor, or (iii) any termination of this Agreement, and shall survive the delivery of the Securities and any successor of the Underwriters or the Company, or of any person who controls you or the Company or any other indemnified party, as the case may be, shall be entitled to the benefit of such respective indemnity and contribution agreements. The respective indemnity and contribution agreements by the Underwriters and the Company contained in Paragraph 10 above shall be in addition to any liability which the Underwriters and the Company may otherwise have.

            12.   Effective Date of This Agreement and Termination Thereof.

                  (a) This Agreement shall become effective at 10:00 A.M., New York time, on the first full business day following the day on which you and the Company receive notification that the Registration Statement became effective.

                  (b) This Agreement may be terminated by the Representative by notifying the Company at any time on or before the Closing Date, if (i) material governmental restrictions have been imposed on trading in securities generally (not in force and effect on the date hereof); (ii) trading in securities on the New York Stock Exchange, the American Stock Exchange, or in the over-the-counter market in the United States shall have been suspended or limited; (iii) an outbreak of international hostilities or other national or international calamity or crisis or change in economic or political conditions shall have occurred and shall have had or will have a substantial adverse effect on the Company; (iv) the Company shall have sustained a loss material or substantial to the Company, whether or not insured, taken as a whole by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, or from any labor dispute or court or government action, order or decree; (v) a pending or threatened legal or governmental proceeding or action relating generally to the Company's business, or a notification having been received by the Company of the threat of any such proceeding or action, which could reasonably be expected to materially adversely affect the Company; (vi) except as contemplated by the Prospectus, the Company is merged or consolidated into or acquired by another company or group or there exists a binding legal commitment for the foregoing or any other material change of ownership or control occurs;
(vii) the passage by the Congress of the United States or by any state legislative body or federal or state agency or other authority of any act, rule or regulation, measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by the Underwriter to have a material impact on the business, financial condition or financial statements of the Company or the market for the securities offered pursuant to the Prospectus; (viii) the market for securities in general, or the Company's securities in particular shall have materially changed from those reasonably foreseeable as of the date hereof as to render it impracticable in the Representative's judgment to make a public offering of the Securities, or there has been a material adverse change in market levels for securities in general or financial or economic conditions which render it inadvisable to proceed, or (ix) any material adverse change having occurred, since the respective dates of which information is given in the Registration Statement and Prospectus, in the earnings, business prospects or general condition of the Company, financial or otherwise, whether or not arising in the ordinary course of business.

                  (c) If you elect to terminate this Agreement as provided in this Paragraph 12, the Company shall be notified promptly by you by telephone or facsimile, confirmed by letter.

                  (d) If this Agreement shall not become effective by reason of an election of the Representative pursuant to this Paragraph 12 or if this Agreement shall not be carried out within the time specified herein by reason of any failure on the part of the Company to perform any undertaking, or to satisfy any condition of this Agreement by it to be performed or satisfied, the sole liability of the Company to the Underwriters, in addition to the obligations assumed by the Company pursuant to Paragraph 8 herein, will be to reimburse the Underwriters for the following: (i) reasonable Blue Sky counsel fees and expenses to the extent set forth in Paragraph 8(a)(iv); (ii) Blue Sky filing fees to the same extent; and (iii) such reasonable out-of-pocket expenses actually incurred by the Underwriters (including the reasonable fees and disbursements of their counsel), to the extent set forth in Paragraph 8(c), in connection with this Agreement and the proposed offering of the Securities, but in no event to exceed the sum of $100,000 less such amounts already paid. The Company shall not in any event be liable to the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

            Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Paragraph 8 and 10 hereof shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

           13.   Notices.

            All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Underwriters, shall be mailed, delivered or telegraphed and confirmed to the Representative at Dalton Kent Securities Group, Inc., 330 Seventh Avenue, 18th Floor, New York, New York 10001, Attention: Mr. Alan Elkes, with a copy thereof to Gregory Sichenzia, Esq., Singer Zamansky LLP, 40 Exchange Place, New York, New York 10005, and, if sent to the Company, shall be mailed, delivered or telegraphed and confirmed to the Company at 26203 Production Avenue, Suite 5, Hayward, California 94545, Attention: Anthony Chan, Chief Executive Officer, with a copy thereof to Anthony J. Bishop, Esq. Sheppard, Mullin, Richter & Hampton LLP, 333 South Hope Street, 48th Floor, Los Angeles, California 90071.

            14.   Parties.

            This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriters, the Company and the controlling persons, directors and officers referred to in Paragraph 10 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

            15.   Construction.

            This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York and shall supersede any agreement or understanding, oral or in writing, express or implied, between the Company and you relating to the sale of any of the Securities.

            16.   Jurisdiction and Venue.

            The Company agrees that the courts of the State of New York shall have jurisdiction over any litigation arising from this Agreement, and venue shall be proper in the Southern District of New York.

           17.   Counterparts.

            This Agreement may be executed in counterparts.

            If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                  Very truly yours,

                                  AMERICAN CHAMPION ENTERTAINMENT, INC.




                                  By:_________________________________________
                                     Anthony Chan, Chief Executive Officer


Accepted as of the date first above written:

DALTON KENT SECURITIES GROUP, INC.

By:_________________________________

Its:________________________________

                                      SCHEDULE A


                                                   Number of      Number of
                                                   Shares to be   Warrants to
Underwriter                                        Purchased      be Purchased
-----------                                        ---------      ------------
Dalton Kent Securities Group, Inc.
                                                   ---------      ---------
                                      Total:       1,300,000      1,800,000
                                                   =========      =========


                                          32

                                                                 EXHIBIT 3.1
                                                                 ===========


                            AMENDED AND RESTATED
                       CERTIFICATE OF INCORPORATION OF
                    AMERICAN CHAMPION ENTERTAINMENT, INC.

                (Originally Incorporated on February 5, 1997)


            1. The name of this corporation is AMERICAN CHAMPION ENTERTAINMENT, INC.

            2. The address of this corporation's registered office in the State of Delaware is located at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

            3. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            4. The total number of shares of stock which this corporation shall have authority to issue is 10,000,000 shares of capital stock, and the par value of each share is $.0001 per share.

            5. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, repeal, alter, amend or rescind the bylaws of this corporation. In addition, the bylaws of this corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of the holders of not less than two-thirds of the outstanding stock of this corporation entitled to vote thereon.

            6. Elections of directors need not be by written ballot except and to the extent provided in the bylaws of this corporation.

            7. Any or all of the directors of this corporation may be removed from office at any time, but only by the affirmative vote of the holders of a majority, if such removal is for cause, and of the holders of at least two-thirds, if such removal is without cause, of the outstanding shares of Voting Stock of this corporation, considered for purposes of this Article 7 as one class. The term "Voting Stock" shall mean all outstanding shares of capital stock of this corporation or another corporation entitled to vote generally in the election of directors and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

            8. No director of this corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the director derived any improper personal benefit.

            9. Neither the amendment nor repeal of Article 8, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with Article 8, shall eliminate or reduce the effect of Article 8 in respect of any matter occurring, or any cause of action, suit or claim that, but for Article 8, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

            10. The Amended and Restated Certificate of Incorporation of this corporation may be amended if approved by the board of directors and by the affirmative vote of the holders of not less than a majority of the outstanding stock of this corporation entitled to vote thereon.

            IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, having been duly adopted by the directors and stockholders of AMERICAN CHAMPION ENTERTAINMENT, INC. in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law, AMERICAN CHAMPION ENTERTAINMENT, INC. has caused this Amended and Restated Certificate of Incorporation to be signed by its president and attested by its secretary this 24 day of
April, 1997.                                               ----

                              AMERICAN CHAMPION ENTERTAINMENT,
                              INC., a Delaware corporation


                              By:  /s/ George Chung
                                   -----------------------------------
                                    George Chung, Chairman of the Board
ATTEST:


By:  /s/ Anthony Chan
     --------------------------
     Anthony Chan, Secretary

                                                                 EXHIBIT 3.2
                                                                 ===========

                                   BYLAWS

                                     OF

                    AMERICAN CHAMPION ENTERTAINMENT, INC.


                                  ARTICLE I

                                   OFFICES


            Section 1. Principal Office. The principal office of the Corporation shall be 26203 Production Avenue, Suite 5, Hayward, California 94545.

            Section 2. Registered Office. The registered office of the Corporation required by the Delaware General Corporation Law to be maintained in the State of Delaware may, but need not, be identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

            Section 3. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                 ARTICLE II

                           STOCKHOLDERS' MEETINGS

            Section 1. Annual Meeting. The annual meeting of the holders of shares of each class or series of stock as are entitled to notice thereof and to vote thereat pursuant to applicable law for the purpose of electing directors and transacting such other proper business as may come before it shall be held in each year at the principal office of the Corporation, or at such other time and place as may be designated by the Board of Directors. If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day at the same hour. At the annual meeting, the stockholders shall elect a Board of Directors, consider reports of the affairs of the Corporation and transact such other business as may properly be brought before the meeting.

            Section 2. Special Meetings. In addition to such special meetings as are provided by law, special meetings of the holders of any class or series or of all classes or series of the Corporation's stock for any purpose or purposes may be called at any time by the President, Vice President, Secretary, Assistant Secretary or the Board of Directors, and may be held on such day, at such time and at such place as shall be designated by the Board of Directors.

            Section 3. Director Nominations. Only persons who are nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedure set forth in this Section 3. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder notice shall be delivered to or mailed and received at the principal executive office of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than sixty (60) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation that are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required in such case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation that are beneficially owned by such stockholder. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination pertaining to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 3. The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

            Section 4. Business Introduced by Stockholders. With respect to business introduced by a stockholder that is not specified in the notice of annual meeting, the stockholder must have given timely notice thereof in writing to the secretary of the corporation for that business to be properly introduced at the annual meeting. To be timely, the notice must be delivered to or mailed and received by the secretary of the corporation in the same manner and subject to the same time requirements in accordance with the procedure set forth in
Section 3. As to each matter the stockholder proposes to bring before the meeting, the stockholder's notice must set forth the following: (i) a brief description of the business sought to be presented at the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of corporation stock that are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

            Section 5. Notice of Meetings and Adjourned Meetings. Except as otherwise provided by law, written notice of any meeting of stockholders shall be given either by personal delivery or by mail to each stockholder of record. Notice of each meeting shall be in such form as is approved by the Board of Directors and shall state the date, place and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, such written notice shall be given not less than 10 nor more than 60 days before the date of the meeting. Except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened, presence in person or by proxy of a stockholder shall constitute a waiver of notice of such meeting. Except as otherwise provided by law, the business that may be transacted at any such meeting shall be limited to and consist of the purpose or purposes stated in such notice. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless additional notice is required by law or by the Certificate of Incorporation.

            Section 6. Quorum. Except as otherwise provided by law, the holders of a majority of the Corporation's stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, without regard to class or series, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of shares of stock, present or represented by proxy, may adjourn any meeting from time to time without notice other than announcement at the meeting, except as otherwise required by law, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

            Section 7. Organization. Meetings of the stockholders shall be presided over by the Chairman of the Board of Directors or, in the absence thereof, by the President or any Vice President, or in the absence of any of such officers, by a chairman to be chosen by a majority of the stockholders entitled to vote at the meeting who are present in person or by proxy. The Secretary or, in the absence thereof, any Assistant Secretary or any person appointed by the President shall act as secretary of all meetings of the stockholders.

            Section 8. Voting. Each stockholder of voting common stock of record, as determined pursuant to Section 9 of this Article II, shall be entitled to one vote, in person or by proxy, for each share of such stock registered in such holder's name on the books of the Corporation. Election of directors need not be by written ballot, and, unless otherwise provided by law, no vote on any question before the meeting need be by ballot unless the Chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot, each ballot shall state the number of shares voted and the name of the stockholder or proxy voting. Except as otherwise provided by law or these Bylaws, all elections of directors and all other matters before the stockholders shall be decided by the vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote in the election or on the question. In the election of directors, votes shall not be cumulated.

            Section 9. Stockholders Entitled to Vote. Except as otherwise provided by law, the Board of Directors may fix a date not more than 60 days nor less than 10 days prior to the date of any meeting of stockholders, or in the case of corporate action by written consent in accordance with the terms of
Section 11 of this Article II, not more than 60 days prior to such action, as a record date for the determination of the stockholders of voting common stock entitled to vote at such meeting and any adjournment thereof, or to act by written consent, and in such case only stockholders of record on the date so fixed shall be entitled to vote at such meeting and any adjournment thereof, or to act by written consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date.

            Section 10. Order of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to the chairman to be in order.

            Section 11. Action by Written Consent. Unless otherwise provided by law, any action required or permitted to be taken by the stockholders or the Corporation may be taken without notice and an actual meeting if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Except as provided above, no action shall be taken by the stockholders by written consent.


                                 ARTICLE III

                                  DIRECTORS

            Section 1. Management. The property, affairs and business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by these Bylaws directed or required to be exercised or done by the stockholders.

            Section 2. Number and Term. The authorized number of directors shall be not less than three (3) nor more than nine (9). The exact number of directors shall be three (3). Directors shall be elected at the annual meeting of the stockholders to serve for one year or until their successors are elected and have qualified. The term of office of the directors shall begin immediately after election. Elections for directors need not be by ballot unless a stockholder demands election by ballot at the election and before the voting begins, or unless these Bylaws so require. No director may be elected by written consent without a meeting of stockholders except by unanimous written consent of all shares entitled to vote for the election of the director. The authorized number of directors may be changed by amendment to this Section adopted by the vote or written consent of the stockholders entitled to exercise two-thirds of the voting power.

            Section 3. Quorum and Manner of Action. At all meetings of the Board of Directors, a majority of the total number of directors holding office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or these Bylaws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at such adjourned meeting. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

            Section 4. Vacancies. Except as otherwise provided by law, in the case of any increase in the number of directors or of any vacancy in the Board of Directors, however created, the additional director or directors may be elected, or the vacancy or vacancies may be filled, by majority vote of the directors remaining on the whole Board although less than a quorum, or by the sole remaining director. If one or more directors shall resign, effective at a future date, such vacancy or vacancies shall be filled as provided herein. Except as otherwise provided by law, any director elected or chosen as provided herein shall serve for the unexpired term of office and until a successor is elected and qualified or until earlier resignation or removal. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of the term of office.

            Section 5. Resignations. A director may resign at any time upon written notice of resignation to the Corporation. Any resignation shall be effective immediately upon receipt of notice thereof by the Corporation unless a certain effective date is specified therein, in which event it will be effective upon such date. Acceptance of any resignation shall not be necessary to make it effective.

            Section 6. Removals. Except as provided by the Certificate of Incorporation, any director may be removed with or without cause, and another person may be elected to serve for the remainder of such term by the holders of a majority of the shares of the Corporation entitled to vote in the election of directors. If any vacancy so created shall not be filled by the stockholders, such vacancy may be filled by the directors as provided in Section 4 of this
Article III.

            Section 7. Annual Meetings. The annual meeting of the Board of Directors shall be held, if a quorum be present, immediately following each annual meeting of the stockholders at the place such meeting of the stockholders took place, for the purpose of organization and transaction of any other busi-ness that might be transacted at a regular meeting thereof, and no notice of such meeting shall be necessary. If a quorum is not present, such annual meeting may be held at any other time or place that may be specified in a notice given in the manner provided in Section 9 of this Article III for special meetings of the Board of Directors.

            Section 8. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at the principal office of the Corporation at such times as shall be determined from time to time by resolution of the Board of Directors or written consent of all the members of the Board, provided that meetings of the Board of Directors will in all events be held at least once each calendar quarter. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

            Section 9. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, the Secretary or by any director stating the purpose or purposes of such meeting. Notices of special meetings, if mailed, shall be mailed to each director not later than two days before the day the meeting is to be held or if otherwise given in the manner permitted by these Bylaws, not later than the day before such meeting. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in any notice unless required by these Bylaws and, unless limited by law, any and all business may be transacted at a special meeting.

            Section 10. Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.

            Section 11. Place of Meetings. The Board of Directors may hold their meetings and have one or more offices, and keep the books of the Corporation, at any office or offices of the Corporation, or at any other place as they may from time to time by resolution determine.

            Section 12. Minutes of Meetings. Minutes of all meetings shall be taken and shall be kept in the minute book of the Corporation.

            Section 13. Compensation of Directors. Directors shall not receive any stated salary for their services as directors, but by resolution of the Board of Directors a fixed honorarium or fee, and reimbursement of any expense of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed a like honorarium or fee for attending committee meetings.

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            Section 14. Waiver of Notice. When the entire Board of Directors is present at any Board meeting, however called or noticed, and a written consent thereto is signed on the records of such meeting, or if a majority of the Board are present, and if those not present sign a written waiver of notice of such meeting, whether prior to or after the holding of such meeting, which waiver is then filed with the Secretary of the Corporation, the transactions thereof are as valid as if had at a meeting regularly called and noticed.

            Section 15. Action by Unanimous Written Consent. Unless otherwise restricted by law or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

            Section 16. Participation in Meetings by Telephone. Members of the Board of Directors may participate in a meeting of such Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.


                                 ARTICLE IV

                           COMMITTEES OF THE BOARD

            Section 1. Membership and Authorities. The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the authorized directors, designate one or more directors to constitute an Executive Committee and such other committees as the Board may determine, each of which committees to the extent provided in such resolution or resolutions or in these Bylaws shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation, except in those cases where the authority of the Board of Directors is specifically denied to the Executive Committee or such other committee or committees by law or these Bylaws, and may authorize the seal of the Corporation to be affixed to all papers that may require it, but no such committee shall have the power or authority to (a) amend the Certificate of Incorporation; (b) adopt an agreement of merger or consolidation; (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;
(d) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or (e) amend these Bylaws and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger under Section 253 of the Delaware General Corporate Law. The designation of an Executive Committee or other committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

            Section 2. Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall


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consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.

            Section 3. Minutes of Meetings. Each committee designated by the Board shall keep regular minutes of its proceedings and report the same to the Board when required.

            Section 4. Vacancies. Unless otherwise restricted by law, the Board of Directors may designate one or more of its members as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of and to dissolve any committee.

            Section 5. Telephone Meetings. Members of any committee designated by the Board may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

            Section 6. Action Without Meeting. Unless otherwise restricted by law or these Bylaws, any action required or permitted to be taken at any meeting of any committee designated by the Board may be taken without a meeting if all members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of such committee.



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

                                  ARTICLE V

                                  OFFICERS

            Section 1. Number and Title. The officers of the Corporation shall be chosen by the Board of Directors. The Board of Directors shall elect a Chief Executive Officer, a President and a Secretary. The Board of Directors may also choose a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, and one person may hold any two or more of these offices.

            Section 2. Term of Office; Vacancies. So far as is practicable, and except to the extent a written employment agreement is entered into with any such officer with a term in excess of one year, all elected officers shall be elected by the Board of Directors at the annual meeting of the Board of Directors in each year, and except as otherwise provided in this Article V, shall hold office until the next such meeting of the Board of Directors in the subsequent year and until their respective successors are elected and qualify or until their earlier resignation or removal. All appointed officers shall hold office at the pleasure of the Board of Directors. If any vacancy shall occur in any office, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

            Section 3. Removal of Elected Officers. Except as restricted by the terms of a written employment agreement, any elected officer may be removed at any time, either for or without cause, by the affirmative vote of a majority of the authorized directors, at any regular meeting or at any special meeting called for such purpose.

            Section 4. Resignations. Any officer may resign at any time upon written notice of resignation to the Board of Directors, or to the President or to the Secretary of the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

            Section 5. Chairman of the Board. The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors and stockholders and shall exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by these Bylaws. If at any time there is no Chief Executive Officer or President, the Chairman of the Board shall in addition have the powers and duties prescribed in Section 6 or 7 of this Article V, as applicable.

            Section 6. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business, affairs and officers of the corporation. The Chief Executive Officer shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, and shall have such other powers and duties with respect to the administration of the business and affairs of the corporation as may from time


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

to time be assigned to him or her by the Board of Directors or as prescribed by these Bylaws. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. The Chief Executive Officer may sign and execute, in the name of the corporation, any instrument authorized by the Board of Directors, except when a signing and/or execution thereof shall have been expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation.

            Section 7. President. The President shall exercise and perform such powers and duties with respect to the administration of the business and the affairs of the corporation as may from time to time be assigned to him or her by the Chief Executive Officer (unless the President is also the Chief Executive Officer) or by the Board of Directors or as is prescribed in these Bylaws. In the absence or disability of the Chairman of the Board and the Chief Executive Officer, the President shall perform all of the duties of the Chief Executive Officer and when so acting shall have all the powers and be subject to all of the restrictions upon the Chief Executive Officer. The President may sign and execute, in the name of the corporation, any instrument authorized by the Board of Directors, except when a signing and/or execution thereof shall have been expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation.

            Section 8. Vice President. In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall, upon request, perform all the duties of the President, and when so acting shall have all the power of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors or these Bylaws.

            Section 9. Secretary. The Secretary, if available, shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings of the meetings in a book to be kept for that purpose and shall, upon request, perform like duties for any committee of the Board of Directors. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors and committees thereof and shall perform such other duties incident to the office of Secretary or as may be prescribed by the Board of Directors or the President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, as well as any Assistant Secretary or other person whom the Board of Directors may designate, shall have authority to affix the same to any instrument requiring it, and when so affixed the seal may be attested by the Secretary's signature or by the signature of any Assistant Secretary or other authorized person so affixing such seal.

            Section 10. Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to such office, together with such other powers and duties as may be assigned by the Board of Directors, the President or the Secretary. The Assistant Secretary, or such other person as may be designated by the President, shall exercise the powers of the Secretary during that officer's absence or inability to act.


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

            Section 11. Treasurer. The Treasurer shall have custody of and be responsible for the corporate funds and securities, keep full and accurate accounts of receipts and disbursements in the books of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation and shall perform all other duties incident to the position of Treasurer, or as may be prescribed by the Board of Directors or the President. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, monies and other property of whatever kind belonging to the Corporation and in the possession or under the control of the Treasurer.

            Section 12. Subordinate Officers. The Board of Directors may (a) appoint such other subordinate officers and agents as it shall deem necessary who shall hold their offices for such terms, have such authority and perform such duties as the Board of Directors may from time to time determine, or (b) delegate to any committee or officer the power to appoint any such subordinate officers or agents.

            Section 13. Salaries and Compensation. The salary or other compensation of officers shall be fixed from time to time by the Board of Directors. The Board of Directors may delegate to any committee or officer the power to fix from time to time the salary or other compensation of subordinate officers and agents appointed in accordance with the provisions of Section 11 of this Article V.

            Section 14. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, any officer shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.


                                 ARTICLE VI

                               INDEMNIFICATION

            Section 1. Indemnification of Directors and Officers. (a) The Corporation shall indemnify and hold harmless any person who was or is a witness, a party or is threatened to be made a party to or involved in any threatened, pending or completed claim, action, suit or proceeding, whether


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

civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person or a person of whom such person is the legal representative is or was, at any time prior to or during which this Article VI is in effect, a director, officer, employee or agent of the Corporation, or is or was, at any time prior to or during which this Article VI is in effect, serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, whether the basis of such claim, action, suit, or proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent, against any liability, loss or expense (including attorneys' fees), judgment, fine, penalty, excise tax pursuant to the Employee Retirement Income Security Act of 1974, amount paid in settlement and other liabilities actually and reasonably incurred or suffered by such person in connection with such claim, action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, create a presumption that such person had reasonable cause to believe that his conduct was unlawful.

            (b) The Corporation shall indemnify and hold harmless any person who was or is a witness, a party or is threatened to be made a party to or involved in any threatened, pending or completed claim, action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person or a person of whom such person is the legal representative is or was, at any time prior to or during which this Article VI is in effect, a director, officer, employee or agent of the Corporation, or is or was, at any time prior to or during which this Article VI is in effect, serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such claim, action, suit or proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent, against all expenses (including attorneys' fees) and amounts paid in settlement, actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such claim, action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to the amounts paid in settlement, the settlement is determined to be in the best interests of the Corporation; provided that no indemnification shall be made under this subsection (b) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence, recklessness or willful misconduct in the performance of his duty to the Corporation unless and only to the extent that the Delaware Court of Chancery, or other court of appropriate jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances



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

of the case, such person is fairly and reasonably entitled to indemnity of such expenses which the Delaware Court of Chancery, or other court of appropriate jurisdiction, shall deem proper.

            (c) Any indemnification under subsections (a) and (b) (unless ordered by the Delaware Court of Chancery or other court of appropriate jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors not parties to such claim, action, suit or proceeding, (2) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel, selected by the Board of Directors or (3) by the stockholders. In the event a determination is made under this subsection
(c) that the director, officer, employee or agent has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

            (d) Notwithstanding the other provisions of this Article VI, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any claim, action, suit or proceeding referred to in subsection (a), or in defense of any issue or matter therein, such person shall be indemnified against all expenses (including attorney's fees) actually and reasonably incurred in connection therewith.

            (e) The right of indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in appearing at, participating in or defending any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, and shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized by this Article VI.

            (f) It is the intention of the Corporation to indemnify the persons referred to in this Article VI to the fullest extent permitted by law with respect to any claim, action, suit or proceeding arising from events which occur at any time prior to or during which this Article VI is in effect. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be or become entitled to under any law, the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any such person, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators or other legal representatives of such person.


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

            (g) The indemnification provided by this Article VI shall be subject to all valid and applicable laws and, if this Article VI or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article VI shall be regarded as modified accordingly and, as so modified, shall continue in full force and effect.

            (h) Notwithstanding the other provisions of this Article VI, if the Corporation is determined to be subject to the provisions of the California General Corporation Law relating to indemnification, it shall indemnify and hold harmless any director, officer, employee or agent of the Corporation involved in any claim, action, suit or proceeding referred to in subsection (a) to the fullest extent authorized by the California General Corporation Law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment).


                                 ARTICLE VII

                 CORPORATE RECORDS AND REPORTS -- INSPECTION

            Section 1. Records. The Corporation shall maintain adequate and correct accounts, books and records of its business and properties at its principal place of business in the State of California, as fixed by the Board of Directors from time to time.

            Section 2. Inspection of Books and Records. All books and records of the Corporation shall be open to the inspection of the Directors and stockholders from time to time and in the manner provided in Section 220 of the Delaware General Corporation Law.

            Section 3. Checks. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

            Section 4. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors no officer, agent or employee shall have any power or authority to bind the Corporation in any material matter by any contract or engagement or to pledge its credit to any significant extent or to render it liable for any material purpose or to any significant amount.




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                                ARTICLE VIII

                     CERTIFICATES AND TRANSFER OF SHARES

            Section 1. Certificates for Shares. Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts.

            Section 2. Transfer on the Books. Upon surrender to the Secretary or transfer agent by the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

            Section 3. Lost, Stolen or Destroyed Certificates. Where the holder of a share certificate claims that the certificate has been lost, stolen or destroyed, the holder shall deliver an affidavit of such facts to the Board of Directors and shall, if the directors require, give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of such certificate on the issuance of a new certificate thereof or whereupon a new certificate shall be issued in the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed or if the owner so requests before the Corporation has notice that the shares represented by such certificate have been acquired by a bona fide purchaser.

            Where a share certificate has been lost, stolen or destroyed and the owner fails to notify the Corporation of that fact within a reasonable time after notice thereof, and the Corporation registers a transfer of the shares represented by the certificate before receiving such a notification, the owner is precluded from asserting against the Corporation any claim to a new certificate.

            If after the issue of a new certificate as a replacement for a lost, stolen or destroyed certificate, a bona fide purchaser of the original certificate presents it for registration of transfer, the Corporation must register the transfer unless registration would result in over-issue. In addition to any rights on the indemnity bond, the Corporation may recover the new certificate from the person to whom it was issued or any assignee thereof except a bona fide purchaser.

            Section 4. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars which shall be an incorporated bank or trust company, either domestic or foreign, and which shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

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            Section 5. Fixing Date for Determination of Stockholders of Record
for Certain Purposes. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of capital stock or notice of or participation in any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days prior to the date of payment of such dividend or other distribution or allotment of such rights or the date when any such rights in respect of any change, conversion or exchange of stock may be exercised or the date of such other action. In such case, only such stockholders of record on the date so fixed shall be entitled to receive any such dividend or other distribution or allotment of rights, or to exercise such rights or for any other purpose, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

            (b) If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

            Section 6. Registered Stockholders. Except as expressly provided by law or these Bylaws, the Corporation shall be entitled to treat registered stockholders as the only holders and owners in fact of the shares standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof.

            Section 7. Transfer of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered owners thereof, or by their legal representatives or their duly authorized attorneys, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock transfer books and ledgers, by whom they shall be canceled and new certificates shall thereupon be issued.


                                 ARTICLE IX

                          MISCELLANEOUS PROVISIONS

            Section 1. Corporate Seal. If one be adopted, the corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the Board of Directors. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

            Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.



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            Section 3. Notice and Waiver of Notice. Whenever notice is required to be given to any director or stockholder under the provisions of applicable law, or of these Bylaws, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid (unless prior to the mailing of such notice he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address in which case such notice shall be mailed to the address designated in the request), and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, cable or other form of recorded communication or by personal delivery, telephone or electronic facsimile. Whenever notice is required to be given under any provision of law or these Bylaws, a waiver thereof in writing or by electronic facsimile or by telegraph, cable or other form of recorded communication, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by these Bylaws.


                                  ARTICLE X

                            AMENDMENTS TO BYLAWS

            Section 1. By Stockholders. New Bylaws may be adopted or these Bylaws may be repealed or amended at the annual meetings, or any other meeting of the stockholders called for that purpose, by affirmative vote of stockholders entitled to exercise two-thirds of the voting power of the Corporation or by written assent of such stockholders.

            Section 2. Powers of Directors. Subject to the right of the stockholders to adopt, amend or repeal Bylaws, as provided in Section 1 of this
Article X, the Board of Directors may adopt, amend or repeal any of these Bylaws other than a Bylaw or amendment thereof changing the authorized number of directors.

            Section 3. Record of Amendments. Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of Bylaws with the original Bylaws in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written consent was filed shall be stated in such book.

                                 ARTICLE XI

                         INCORPORATION BY REFERENCE

            Whenever any reference is made in these Bylaws to any legislative enactment whether law, statute or ordinance such enactment shall be deemed incorporated by reference herein.



                         CERTIFICATE OF INCORPORATOR


            The undersigned hereby certifies that:

            (1) He is the sole incorporator named in the Certificate of Incorporation of American Champion Entertainment, Inc., a Delaware corporation; and

            (2) The foregoing Bylaws constitute the Bylaws of such corporation as duly adopted by the Incorporator on February 5, 1997.

            IN WITNESS WHEREOF, I have executed this Certificate of Incorporator on February 5, 1997.


                              /s/ Anthony J. Bishop
                              ---------------------------------
                              Anthony J. Bishop
                              Incorporator

                                                                 EXHIBIT 4.1
                                                                 ===========

NUMBER                                                                 SHARES

                                   ACE {LOGO}

ACE
                                    AMERICAN
                                    CHAMPION
                               ENTERTAINMENT, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                                            SEE REVERSE FOR STATEMENTS RELATING
COMMON STOCK                                      TO RIGHTS, REFERENCES,
                                          PRIVILEGES AND RESTRICTIONS, IF ANY




This Certifies that                                         CUSIP 025119 10 8






is the owner of


   FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.0001 PAR VALUE, OF

                      AMERICAN CHAMPION ENTERTAINMENT, INC.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

       WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Dated


   /s/                                                       /s/
Chairman of the Board           {CORPORATE SEAL}       PRESIDENT AND SECRETARY

                      AMERICAN CHAMPION ENTERTAINMENT, INC.

            A statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights as established, from time to time, by the Certificate of Incorporation of the Corporation and by any certificate of determination, the number of shares constituting each class and series, and the designations thereof, may be obtained by the holder hereof upon request and without charge at the principal office of the Corporation.

            The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

                                             UNIF GIFT
TEN COM   -- as tenants in common            MIN ACT -- _______Custodian_______
TEN ENT   -- as tenants by the entireties               (Cust)          (Minor)
JT TEN    -- as joint tenants with right of             Under Uniform Gifts to
             survivorship and not as tenants            Minors Act ___________
             in common                                              (State)
                                             UNIF TRF
                                             MIN ACT  -- __________Custodian
                                                         (Cust)
                                                         (until age ______)
                                                         __________ under
                                                         (Minor)
                                                         Uniform Transfers
                                                         to Minors Act
                                                         ____________
                                                         (State)

     Additional abbreviations may also be used though not in the above list.

            FOR VALUE RECEIVED, __________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

___________________________________

_______________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
_______________________________________________________________________________
_______________________________________________________________________________
________________________________________________________________________ Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________________
__________________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________________________

                                   X___________________________________________

                                   X___________________________________________

                                   THE SIGNATURE(S) TO THIS ASSIGNMENT MUST
                          NOTICE: CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

  Signature(s) Guaranteed

By __________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY
AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM), PURSUANT
TO S.E.C. RULE 17Ad-15.

                                                                 EXHIBIT 10.16
                                                                 =============

                             CONSULTING AGREEMENT



      _____________ __, 1997



American Champion Entertainment, Inc.
26203 Production Avenue, Suite 5
Hayward, California  94545

Attention: Anthony Chan, Chief Executive Officer


Gentlemen:

            This will confirm the arrangements, terms and conditions pursuant to which Dalton Kent Securities Group, Inc. (the "Consultant") has been retained to serve as a consultant and advisor to American Champion Entertainment, Inc., a Delaware corporation (the "Company"), on a non-exclusive basis for the term set forth in Section 2 below. The undersigned hereby agrees to the following terms and conditions:


      1.    Duties of Consultant.

            (a) CONSULTING SERVICES. Consultant will provide such financial consulting services and advice pertaining to the Company's business affairs as the Company may from time to time reasonably request. Without limiting the generality of the foregoing, Consultant will assist the Company in developing, studying and evaluating financing, merger and acquisition proposals, prepare reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereto.

            (b) FINANCING. Consultant will assist and represent the Company in obtaining both short and long-term financing, when so requested by the Company. The Consultant will be entitled to additional compensation under such terms as may be agreed to by the parties.

            (c) WALL STREET LIAISON. Consultant will, when appropriate, arrange meetings between representatives of the Company and individuals and financial institutions in the investment community, such as security analysts, portfolio managers and market makers.

            The services described in this Section 1 shall be rendered by Consultant without any direct supervision by the Company and at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as Consultant may determine.

      2.    Term.

            This Agreement shall continue for a period of thirty-six months from the date hereof (the "Term").

      3. Compensation. As compensation for Consultant's services hereunder, the Company shall pay to Consultant the sum of $108,000 (an aggregate of three thousand ($3,000) dollars per month), all of which shall be due and payable as of the date hereof. Consultant shall be responsible for the payment of all federal and local taxes on or with respect to all fees and other payments made to consultant under this Agreement.

      4. Responsibility for Expenses. Consultant shall pay and be solely responsible for the compensation, overhead and administrative and travel costs and expenses of personnel of Consultant and all fees and charges of sub-onsultants that Consultant separately engages to perform or assist Consultant to perform the services required of Consultant hereunder.

      5. Relationship. Nothing herein shall constitute Consultant as an employee or agent of the Company, except to such extent as might hereinafter be agreed upon for a particular purpose. Except as might hereinafter be expressly agreed in writing, Consultant shall not have the authority to obligate or commit the Company or make any representation or warranty, express or implied on behalf of the company or to bind the Company in any manner whatsoever.

      6. Confidentiality. During the Term and after termination of this Agreement for any reason, except in the course of the proper performance of its duties hereunder, Consultant agrees that it shall not disclose any trade secrets, know-how, or other proprietary information not in the public domain learned as a result of this Agreement unless and until such information becomes generally known through no action or fault of the Consultant.

      7. Assignment and Termination. This Agreement and the rights of the parties hereunder shall not be assignable by any party except to successors to all or substantially all of the business of either party for any reason whatso-ever without the prior written consent of the other party, which consent may be arbitrarily withheld by the party whose consent is required.

      8.    Miscellaneous.

            (a) GOVERNING LAW. This Agreement shall be interpreted and governed by and the legal relations created herein shall be determined in accordance with the internal laws of the State of California and, as applicable, the laws of the United States.

            (b) CAPTIONS. The captions in this Agreement are for convenience and reference only and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Agreement.

            (c) WAIVER. The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.

            (d) ATTORNEYS' FEES. In the event of any controversy, claim or dispute between the parties arising out of or relating to this Agreement, or the enforcement or interpretation of the provisions hereof, the prevailing party shall be entitled to recover its costs and expenses, including, but not limited to, reasonable attorneys' fees, incurred in connection therewith.

            (e) SEVERABILITY. Should any part or provision of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining parts or provisions shall not be affected by such holding.

            (f) MULTIPLE COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

            (g) ARBITRATION. Consultant and the Company hereby agree that any and all claims, disputes and controversies arising out of or relating to the interpretation or enforcement of this Agreement, the operation of its terms, or the breach hereof or of any agreement entered into by the parties pursuant to this Agreement (hereinafter "Dispute"), shall be decided by final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association subject to the following provisions:

                  (1) The parties bind themselves to arbitrate any Dispute in San Francisco, California.

                  (2) An arbitration panel may render an interim ruling regarding discovery, summary proceedings, or other pre-arbitration matters, and all claims of any type by any of the parties, including any and all defenses, are included in the jurisdiction of the arbitration.

                  (3) If any party desires to arbitrate any dispute, such party (the "Claimant") shall notify the other party and the Regional office of the American Arbitration Association in San Francisco, California, of the Dispute desired to be arbitrated, including a brief statement of the matter in controversy. If the parties are not able to resolve the Dispute within thirty (30) days after the Claimant notifies the other parties as aforesaid, then, within a period of thirty (30) days after the expiration of the aforesaid thirty (30) day period, the parties shall each name one arbitrator by written notice to the other. The two arbitrators named as aforesaid shall, within a period of ten (10) days after the date the last of such arbitrators has been named, select a third arbitrator who shall be an attorney and who shall serve as chairman. If either party fails to name an arbitrator within the aforesaid ten (10) day period, or if the two arbitrators named by either party are unable to agree on the third arbitrator, such arbitrator shall, at the request of either party, be appointed by American Arbitration Association.

                  (4) Consultant and the Company hereby submit to the in personam jurisdiction of the United States District Court for the Northern District of California and agree that such Court may enter all such orders as may be necessary or appropriate to enforce the provisions hereof and/or to confirm any pre-arbitration ruling or decision or any award rendered by the panel of arbitrators. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in the United States District Court for the Northern District of California or in any court having jurisdiction thereof.

                  (5) Any costs or other expenses, including attorneys' fees and costs incurred by the successful party, arising out of or occur-ring because of the arbitration proceedings may be assessed against the unsuccessful party, borne equally, or assessed in any other reasonable manner within the discretion of the panel of arbitrators and shall be included as a part of any award rendered by the arbitrators.

                                       Very truly yours,

                                       Dalton Kent Securities Group, Inc.

                                       By: /s/Alan Elkes
                                           -----------------------------------
                                           Alan Elkes, Chief Executive Officer

AGREED AND ACCEPTED:

American Champion Entertainment, Inc.

By:  /s/Anthony Chan
     --------------------------------------
     Anthony Chan, Chief Executive Officer

                                                                 EXHIBIT 10.18
                                                                 =============

                              AMENDMENT NO. 1 TO
                            BUSINESS LOAN AGREEMENT


      This Amendment No. 1 to Business Loan Agreement ("Agreement") is entered into as of ________, 1997, by and between America's Best Karate, a California corporation (the "Borrower") and _____________ (the "Lender") and amends the Business Loan Agreement previously entered into by the parties, dated as of __________, 199__ (the "Original Agreement").

      In Consideration of the mutual agreements contained herein, the Borrower and the Lender agree to amend the Original Agreement as follows:

      1. All references to the initial public offering of Borrower shall be deemed references to the initial public offering of Borrower or Borrower's future parent company, American Champion Entertainment, Inc. ("ACE").

      2. Lender shall receive ______ shares of Borrower as additional compensation in lieu of the ______ shares of ACE stated in the Original Agreement. These ______ shares of Borrower will be converted into ___ shares of ACE upon the effective date of the proposed reorganization transaction pursuant to which ACE becomes the parent company of Borrower.

      3. Lender waives any inconsistencies in Borrower's representations and warranties contained in the Original Agreement, however with the understanding that the intentions of the Borrower still remain true and correct.

      4. This Agreement (i) shall be binding upon the parties hereto and their respective successors, agents, representatives, assigns, officers, directors and employees: (ii) may not be amended or modified except in writing: and (iii) may be executed in separate counterparts, each of which shall be deemed an original but all such counterparts shall together constitute one and the same instrument. Except for the foregoing, the provisions of the Original Agreement shall govern the subject matter hereof: provided that, in the event of any conflict between the Original Agreement and this Agreement, the provisions of the Agreement shall govern.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.


America's Best Karate                  "Lender"


By  /s/ Anthony K. Chan
    ------------------------            ----------------------
        Anthony K. Chan
    Chief Executive Officer

                                                                 EXHIBIT 10.19
                                                                 =============

                  [AMERICA'S BEST KARATE, INC. LETTERHEAD]




                              October 29, 1996


Mr. Tim Pettitt (via fax and regular mail)
Raimondo, Pettit & Glassman
21515 Hawthorne Blvd., Suite 1250
Torrance, CA  90503

Dear Tim:

This letter serves to summarize the points agreed to between George Chung and Joe and Jennifer Montana in regards to the release of an exercise video that contains all three persons, namely George, Joe and Jennifer.

* Our company will seek a prominent distributor for this video to ensure a proper national release.

* We will compensate Joe and Jennifer according to the following schedule:

             $50,000.00 to be paid thirty days prior to the release, and

             $50,000.00 to be paid from proceeds of our company's intended Initial Public Offering which is scheduled for February 1997, and

             A royal payment of $1.00 per video tape sold.

* All marketing artwork and final video version with music score to be approved by Joe and Jennifer.

We are really excited about this project and are currently in the process of choosing between several potential distributors. Please give me a call if you have any questions and/or comments.

Best regards,

/s/Anthony K. Chan

Anthony K. Chan
Chief Executive Officer

cc:   George Chung
      Joe & Jennifer Montana

                                                                 EXHIBIT 10.20
                                                                 =============

DISTRIBUTION AGREEMENT                                    Date June 18, 1996

This Distribution Agreement ("Agreement" is dated June 17, 1996 and is made by and between America's Best Karate, Inc., a California corporation ("ABK"), and InteliQuest, a Utah general partnership. NOW, THEREFORE, in consideration of the mutual promises and undertakings set forth herein and intending to be legally bound hereby, the parties agree as follows:

1. Through Video West or other vendors of its choosing, InteliQuest will produce the Strong Mind, Fit Body product including the workbook, 4 audiotapes, 1 videotape, entrapments, labels and case according to the prices provided to and agreed upon by ABK. The product shall be produced in a quality manner similar to that of the World's 100 Greatest Books or People Audiocassette Collections. ABK hereby guarantees that it is creditworthy. ABK will pay InteliQuest for the initial order of 2500 units with $5,000 up-front and the balance on completion net thirty days following invoice. Subsequent orders shall be paid for in the same manner. InteliQuest shall have the right to put the InteliQuest name on the product after approval of copy and artwork by ABK. ABK shall not unreasonably withhold such approval. ABK holds the copyright to this product and trademark rights of this product, including but not limited to the name Strong Mind, Fit Body, not to include the coaching system to be developed by Steven DeVore and or InteliQuest.

2. Through Bonneville Entertainment Company/Media Paymaster Plus, Video West or other vendors of its choosing, and as requested by ABK, InteliQuest will provide fulfillment services including but not necessarily limited to project coordination, handling, shipping, customer service and warehousing and will do so per the prices provided to and agreed upon by ABK, ABK will pay InteliQuest for such services net thirty days following invoice.

3. At its sole discretion as to marketing channel and method of distribution, and with similar quality of advertising carried out for other InteliQuest products, InteliQuest hereby is granted the rights to advertise the Strong Mind, Fit Body product and provide the media buying, telemarketing, fulfillment and other required activities through Bonneville Entertainment Company/Media Paymaster Plus or other vendors of its choosing. In the interest of generating as many orders as possible, ABK will loan InteliQuest the infomercial it has prepared at no cost to InteliQuest, and at its sole discretion InteliQuest may buy media and run the ABK prepared infomercial or any part thereof in long-form or spot radio or tv or cable or otherwise so long as InteliQuest contracts for the media. In such instance, InteliQuest shall take and process all orders and retain revenues minus any amounts owed ABK.

4. In all product sales arrangements facilitated by InteliQuest, InteliQuest will pay ABK 33% of the retail price for each unit of product sold, a sale being defined as where InteliQuest receives and retains revenue in return for the product which consists of its case, 4 audiotapes, a videotape and workbook with pertinent entrapments. InteliQuest may purchase promotion sets of the product at cost.

5. ABK will absorb the cost of all non-defective returns.

6. Beginning on the date this agreement is signed, InteliQuest, in its sole discretion as to approach, has the exclusive right for one year to negotiate and contract with all health, fitness, exercise, and nutrition related companies and those companies with which it already does business. InteliQuest also has the exclusive right pertaining to the product and any coaching program that employs the product as part of the coaching program to negotiate and contract with Health Rider, Nordic Trak and ICON for a period of 5 years from the date of this agreement without any limitations, at the end of which the exclusivity will be renegotiated. Notwithstanding the above language pertaining to the exclusive right to negotiate, InteliQuest may approach other companies and negotiate and contract with them but is not granted an exclusive right to negotiate and contract with them.

In the event that any customer is established by InteliQuest's efforts, InteliQuest shall receive the revenues derived from such contract for a period of five years minus any cost of goods owed ABK and minus any coaching system royalty owed ABK. At the end of the five year period, should both parties decide not to resume the exclusivity for this customer, and should ABK continue to sell the same product or its derivative to the same customer, then InteliQuest shall be entitled to a royalty from such sales for a period of 10 years from the end of the five year period. The amount of the royalty shall be negotiated in good faith between the parties.

This distribution agreement will continue from the date it is signed until the same day five years later and will automatically continue for a new five year term unless terminated by the parties in writing 60 days prior to the end of the term.

7. It is hereby understood and agreed to that the core principles of the Product were developed by Steven A. DeVore, President of InteliQuest in conjunction with ABK, for and on behalf of ABK, and that as part of the consideration for developing such, InteliQuest has the right as does ABK to utilize the core principles found in the product. InteliQuest will by its own efforts develop a coaching program utilizing some of the core principles found in the product and using this product. InteliQuest will pay ABK a 10% royalty on all revenue received for any coaching program sold that employs the Product. No royalty will be paid on any coaching program developed by InteliQuest that does not employ the Product.

8. A separate agreement shall be agreed to between InteliQuest and ABK pertaining to the anticipated ABK IPO.

9.    MISCELLANEOUS.

      GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California. In the event of any dispute under or relating to the terms of this Agreement or any breach thereof, the same shall be settled by any court in California having competent jurisdiction, and judgment upon any award rendered may be entered in any court in California having jurisdiction thereof.

      SEVERABILITY. In the event any provision of this Agreement is held to be unenforceable or contrary to law or contrary to law then this Agreement shall be interpreted, to the extent possible, without such provision.

      NOTICE. Any notice required by or provided pursuant to this Agreement shall be given in writing by means of registered mail via the U.S. Postal Service or any professional delivery service that requires a signed, written receipt confirming delivery.

      FURTHER ACTION. The parties agree to execute such additional documents and to perform all such other further acts as may be necessary or desirable to carry out the purposes and intents of this Agreement.

      AMENDMENT. No amendment, modification, change or waiver of this Agreement or any provision hereof shall be valid, unless in writing and signed by all of the parties hereto.

      BINDING TERMS. All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns.


By: /s/ Anthony Chan
    --------------------
      Anthony Chan, ABK's CEO


By: /s/ Robert W. Lunford
    ---------------------
      InteliQuest CEO

                                                                  EXHIBIT 23.2
                                                                  ============



                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS



          We consent to the use in this Registration Statement on Form SB-2 of our report dated February 5, 1997, on our audit of the balance sheet of American Champion Entertainment, Inc. and of our report dated January 31, 1997 on our audits of the financial statements of America's Best Karate. We also consent to the reference to our firm under the caption "Experts" in the Prospectus forming part of such Registration Statement.



                                        /s/    Moore Stephens, P.C.
                                        --------------------------------
                                               MOORE STEPHENS, P.C.
                                               Certified Public Accountants


Cranford, New Jersey
May 7, 1997









                                Page 178 of 178